                                                                     Exhibit 4.5

                                                                [Conformed Copy]
                                                           File No.: 30641-00200

         ************************************************************


                              POLYMER GROUP, INC.

                                      and

                                 SUBSIDIARIES

                        -------------------------------


                   SECOND AMENDED, RESTATED AND CONSOLIDATED
                               CREDIT AGREEMENT


                               U.S. $325,000,000


                           Dated as of July 3, 1997

                        -------------------------------


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                                      and

                           THE BANK OF NOVA SCOTIA,
                                   BHF BANK,
                           CORESTATES BANK, N.A. and
                           FIRST UNION NATIONAL BANK

                                 as Co-Agents

         ************************************************************

       [Exhibits G and H are photocopies of the opinions as delivered.]

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----
Section 1.  Definitions and Accounting Matters.............................   2

     1.01  Certain Defined Terms...........................................   2
     1.02  Accounting Terms and Determinations.............................  35
     1.03  Classes, Types and Currencies of Loans..........................  36
     1.04  Subsidiaries; Designation of Unrestricted Subsidiaries..........  36
     1.05  Interest Act (Canada)...........................................  37

Section 2.  Commitments, Loans, Notes and Prepayments......................  38

     2.01  Loans...........................................................  38
     2.02  Borrowings......................................................  41
     2.03  Letters of Credit...............................................  41
     2.04  Changes of Commitments..........................................  46
     2.05  Commitment Fees.................................................  46
     2.06  Lending Offices.................................................  47
     2.07  Several Obligations; Remedies Independent.......................  47
     2.08  Notes...........................................................  47
     2.09  Optional Prepayments and Conversions or Continuations of Loans..  48
     2.10  Mandatory Prepayments and Reductions of Commitments.............  48

Section 3.  Payments of Principal and Interest.............................  53

     3.01  Repayment of Loans..............................................  53
     3.02  Interest........................................................  53

Section 4.  Payments; Pro Rata Treatment; Computations; Etc................  54

     4.01  Payments........................................................  54
     4.02  Pro Rata Treatment..............................................  55
     4.03  Computations....................................................  56
     4.04  Minimum Amounts.................................................  56
     4.05  Certain Notices.................................................  56
     4.06  Non-Receipt of Funds by the Administrative Agent................  58
     4.07  Sharing of Payments, Etc........................................  59

Section 5.  Yield Protection, Etc..........................................  60

     5.01  Additional Costs................................................  60
     5.02  Limitation on Eurodollar Loans..................................  62

                                      (i)

                                                                            Page
                                                                            ----
     5.03  Limitation on Euroguilder Loans.................................  63
     5.04  Treatment of Affected Loans.....................................  65
     5.05  Compensation....................................................  65
     5.06  Additional Costs in Respect of Letters of Credit................  66
     5.07  U.S. Taxes......................................................  67
     5.08  Foreign Taxes...................................................  68

Section 6.  Guarantee......................................................  69

     6.01  The Guarantee...................................................  69
     6.02  Obligations Unconditional.......................................  70
     6.03  Reinstatement...................................................  70
     6.04  Subrogation.....................................................  71
     6.05  Remedies........................................................  71
     6.06  Instrument for the Payment of Money.............................  71
     6.07  Continuing Guarantee............................................  71
     6.08  Contribution among Certain Obligors.............................  72
     6.09  General Limitation on Guarantee Obligations.....................  72

Section 7.  Conditions Precedent...........................................  73

     7.01  Initial Extension of Credit.....................................  73
     7.02  Initial and Subsequent Extensions of Credit.....................  78

Section 8.  Representations and Warranties.................................  79

     8.01  Corporate Existence.............................................  79
     8.02  Financial Condition.............................................  79
     8.03  Litigation......................................................  79
     8.04  No Breach.......................................................  80
     8.05  Action..........................................................  80
     8.06  Approvals.......................................................  80
     8.07  Use of Credit...................................................  81
     8.08  ERISA...........................................................  81
     8.09  Taxes...........................................................  81
     8.10  Investment Company Act..........................................  81
     8.11  Public Utility Holding Company Act..............................  81
     8.12  Material Agreements and Liens...................................  81
     8.13  Environmental Matters...........................................  82
     8.14  Capitalization..................................................  84
     8.15  Subsidiaries, Etc...............................................  84
     8.16  Title to Assets.................................................  85
     8.17  True and Complete Disclosure....................................  85
     8.18  Legal Form......................................................  86
     8.19  Ranking.........................................................  86
     8.20  Commercial Activity; Absence of Immunity........................  86

                                     (ii)

                                                                            Page
                                                                            ----
     8.21  Real Property...................................................  87
     8.22  Intercompany Notes..............................................  87

Section 9.  Covenants of the Borrowers.....................................  87

     9.01  Financial Statements Etc........................................  87
     9.02  Litigation......................................................  90
     9.03  Existence, Etc..................................................  90
     9.04  Insurance.......................................................  91
     9.05  Prohibition of Fundamental Changes..............................  94
     9.06  Limitation on Liens.............................................  96
     9.07  Indebtedness....................................................  98
     9.08  Investments..................................................... 100
     9.09  Restricted Payments............................................. 102
     9.10  Certain Financial Covenants..................................... 103
     9.11  Lines of Business............................................... 105
     9.12  Transactions with Affiliates.................................... 105
     9.13  Use of Proceeds................................................. 106
     9.14  Modifications of Certain Documents.............................. 106
     9.15  Governmental Approvals.......................................... 107
     9.16  Certain Obligations Respecting Subsidiaries..................... 107
     9.17  Gainesville Georgia Property.................................... 109
     9.18  Subordinated Indebtedness....................................... 109

Section 10.  Events of Default............................................. 109

Section 11.  The Administrative Agent and the Co-Agents.................... 114

     11.01  Appointment, Powers and Immunities............................. 114
     11.02  Reliance by the Administrative Agent........................... 115
     11.03  Defaults....................................................... 115
     11.04  Rights as a Lender............................................. 115
     11.05  Indemnification................................................ 116
     11.06  Non-Reliance by Lenders........................................ 116
     11.07  Failure to Act................................................. 117
     11.08  Resignation or Removal of Administrative Agent................. 117
     11.09  Consents under Basic Documents................................. 117
     11.10  Collateral Sub-Agents.......................................... 118
     11.11  Co-Agents...................................................... 118

Section 12.  Miscellaneous................................................. 118

     12.01  Waiver......................................................... 118
     12.02  Notices........................................................ 119
     12.03  Expenses, Etc.................................................. 119

                                     (iii)

                                                                            Page
                                                                            ----
     12.04  Amendments, Etc................................................. 120
     12.05  Successors and Assigns.......................................... 121
     12.06  Assignments and Participations.................................. 121
     12.07  Survival........................................................ 124
     12.08  Captions........................................................ 124
     12.09  Counterparts.................................................... 124
     12.10  Governing Law................................................... 124
     12.11  Jurisdiction, Service of Process and Venue...................... 124
     12.12  Waiver of Jury Trial............................................ 125
     12.13  No Immunity..................................................... 125
     12.14  Judgment Currency............................................... 126
     12.15  Use of English Language......................................... 126
     12.16  Treatment of Certain Information................................ 127
     12.17  Replacement of Lenders.......................................... 127
     12.18  Margin Regulations.............................................. 128

ANNEX I       -  Certain Provisions relating to Bankers' Acceptances

SCHEDULE I    -  Certain Litigation
SCHEDULE II   -  Material Agreements and Liens
SCHEDULE III  -  Hazardous Materials
SCHEDULE IV   -  Capital Structure
SCHEDULE V    -  Existing Equity Rights
SCHEDULE VI   -  Subsidiaries and Investments
SCHEDULE VII  -  Real Property
SCHEDULE VIII -  Insurance Deductibles

EXHIBIT A-1   -  Form of Facility A Revolving Credit Note
EXHIBIT A-2   -  Form of Facility B Revolving Credit Note
EXHIBIT B     -  Form of Security Agreement
EXHIBIT C     -  Copy of Bonlam Intercompany Notes Agreement
EXHIBIT D     -  Copy of Fabrene Intercompany Notes Agreement
EXHIBIT E     -  Form of Domestic Non-Borrower Guaranty Agreement
EXHIBIT F     -  Form of Foreign Non-Borrower Guaranty Agreement
EXHIBIT G     -  Form of Legal Opinion of Special New York Counsel to the
                 Group Members (Kirkland & Ellis)
EXHIBIT H     -  Form of Opinion of Special New York Counsel to Chase
                 (Milbank, Tweed, Hadley & McCloy)
EXHIBIT I     -  Form of Process Agent Acceptance
EXHIBIT J     -  Form of Assignment and Acceptance
EXHIBIT K     -  Form of Confidentiality Agreement

                                     (iv)

          SECOND AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT dated as of July 3, 1997, between:

          POLYMER GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("PGI");

          CHICOPEE HOLDINGS B.V., a limited liability company duly organized and validly existing under the laws of the Netherlands and domesticated under
     Section 388 of the Delaware Corporation Law under the name Chicopee Holdings (Netherlands) B.V. Corporation ("Dutch Holding");

          PGI NONWOVENS B.V., a limited liability company duly organized and validly existing under the laws of the Netherlands ("Dutch Operating" and together with Dutch Holding, the "Dutch Borrowers");

          FABRENE INC., a corporation duly organized and validly existing under the laws of Ontario, Canada ("Fabrene" and together with the Dutch Borrowers, the "Foreign Borrowers"; the Foreign Borrowers together with PGI being herein called the "Borrowers");

          each of the entities identified under the caption "DOMESTIC NON-BORROWER GUARANTORS" on the signature pages hereto (individually, together with any entity that shall become a Domestic Non-Borrower Guarantor hereunder pursuant to Section 9.16(b) hereof, a "Domestic Non-Borrower Guarantor", collectively the "Domestic Non-Borrower Guarantors", and together with the Borrowers, the "Obligors");

          each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or which, pursuant to
     Section 12.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); and

          THE CHASE MANHATTAN BANK, a New York State banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          PGI, the Foreign Borrowers, the other "Borrowers" named therein, certain lenders (the "Existing Lenders"), The Chase Manhattan Bank (as successor by merger to the Chase Manhattan Bank (National Association)), as the administrative agent named therein, The Chase Manhattan Bank (as successor by merger to Chemical Bank), as the operations agent named therein, and the co-agents named therein, are party to an Amended, Restated and Consolidated Credit Agreement dated as of May 15, 1996 (as heretofore modified and


                               Credit Agreement
                               ----------------
supplemented and in effect on the date of this Agreement, the "Existing Credit Agreement") providing, subject to the terms and conditions thereof, for the extensions of credit to PGI, the Foreign Borrowers and the other Borrowers named therein.

          The parties hereto now wish to further amend and restate the Existing Credit Agreement in its entirety into a Second Amended, Restated and Consolidated Credit Agreement, it being the intention of the parties hereto that any loans and letters of credit outstanding under the Existing Credit Agreement on the Effective Date (as hereinafter defined), after giving effect to the application on the Effective Date of the proceeds of the Senior Subordinated Notes (as so defined), shall not be repaid or canceled on the Effective Date, but shall be deemed to be continued as loans and letters of credit hereunder as hereinafter provided.

          The Borrowers have in addition requested the Lenders to extend credit to the Borrowers in U.S. Dollars (as hereinafter defined) and in certain Alternative Currencies (as hereinafter defined) in an aggregate principal or face amount that will not exceed U.S. $325,000,000 in the aggregate, the proceeds of which will be used to provide financing for permitted acquisitions, to finance ongoing working capital requirements (including loans and letters of credit of PGI and its Subsidiaries), to pay fees and expenses incurred in connection with the Refinancing (as hereinafter defined), and to provide funds for general corporate purposes (including capital expenditures).

          Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the Effective Date (the occurrence of which is subject to satisfaction of the conditions precedent specified in Section 7.01 hereof), be amended and restated in its entirety as follows:


          Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Acceptance Fee" shall mean, in respect of a Bankers' Acceptance, a fee calculated on the face amount of such Bankers' Acceptance at a rate per annum equal to the Applicable Margin that would be payable with respect to a Eurodollar Loan drawn on the date of acceptance of such Bankers' Acceptance.

          "Acquisition" shall mean an acquisition by PGI or any of its Restricted Subsidiaries of a business and the related assets of any Person (whether by way of purchase of


                               Credit Agreement
                               ----------------
assets or stock, including any tender for outstanding shares of stock, by merger or consolidation, by acceptance of a contribution of capital from another Person, or otherwise).

          "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Group Members and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Group Members, (b) none of the Group Members (excluding Group Members which are Unrestricted Subsidiaries) shall be Affiliates and (c) none of the Lenders shall be Affiliates.

          "Agreed Takeover" shall mean any tender for shares of stock of a corporation that has been approved by a majority of the board of directors of such corporation.

          "Alternative Currency" shall mean, at any time, Dutch Guilders or Canadian Dollars, so long as at such time, (i) such Currency is freely transferable and convertible into U.S. Dollars in the London foreign exchange market, (ii) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Lender for making any Loan hereunder and/or to permit the relevant Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained, and (iii) in the case of Dutch Guilders, also so long as at such time such Currency is dealt with in the London interbank deposit market.

          "Ancillary Agreements" shall mean, collectively, the License Agreement, the Technology Agreement, the Supply Agreement and the Shared Facilities Agreement, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Annex I" shall mean "Annex I" attached hereto and made a part hereof, which Annex I sets forth certain terms and conditions relating to Bankers' Acceptances.

          "Applicable Lending Office" shall mean, for each Lender and for each Type and Currency of Loan, the "Lending Office" of such Lender (or of an affiliate of such


                               Credit Agreement
                               ----------------

Lender) designated for such Type and Currency of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office by which Loans of such Type and Currency are to be made and maintained.

          "Applicable Margin" shall mean with respect to Eurocurrency Loans, Base Rate Loans, Canadian Base Rate Loans, letter of credit fees (as such term is used in Section 2.03(g) hereof) and commitment fees (as such term is used in
Section 2.05 hereof) during any Accrual Period (as defined below), the respective rates set forth below for such Loans and such fees for such Accrual Period, which rates shall be based upon the Leverage Ratio for such Accrual
Period:


                                  Base Rate
                                  Loans and
 Leverage        Eurocurrency   Canadian Base   Letter of Credit   Commitment
  Ratio             Loans        Rate Loans           Fees            Fees
---------------  ------------   -------------   ----------------   ----------
Greater than
or equal to
4.50                2.25%          1.00%              2.25%         .50%

Greater than
or equal to
4.25 but less
than 4.50           1.75%           .50%              1.75%        .375%

Greater than
or equal to
3.75 but less
than 4.25           1.50%           .25%              1.50%        .375%

Greater than
or equal to
3.00 but less
than 3.75           1.25%             0%              1.25%         .30%

Greater than
or equal to
2.50 but less
than 3.00           1.00%             0%              1.00%         .25%

Less than
2.50                 .75%             0%               .75%         .20%

For purposes hereof, an "Accrual Period" shall mean each of the following successive periods, as applicable:

                               Credit Agreement
                               ----------------

          (i) the period commencing during any fiscal quarter on the date (the "Change Date") that is the second Business Day following the receipt by the Administrative Agent of the certificate referred to in clause (a) of the next following paragraph or

          (ii) in the event that PGI or any of its Restricted Subsidiaries makes an Acquisition and borrows hereunder in an amount equal to or greater than U.S. $25,000,000 (or the Foreign Currency Equivalent thereof) in connection with such Acquisition, the period commencing during any fiscal quarter on the second Business Day (the "Acquisition Change Date") following the date of such Acquisition, in each case to but not including the earlier of (x) the Change Date in the immediately following fiscal quarter and (y) the next Acquisition Change Date, provided, that the initial Accrual Period shall commence on the Effective Date and continue until the earlier of (x) the Change Date during the fiscal quarter ending on December 27, 1997 and (y) an Acquisition Change Date, and provided further, that the Leverage Ratio for any Accrual Period commencing with an Acquisition Change Date shall be calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of the related Acquisition for which financial statements of PGI are available, under the assumption that such Acquisition and the incurrence of any Indebtedness in connection with such Acquisition, shall have occurred at the beginning of the applicable period.

          The Leverage Ratio for the initial Accrual Period shall be determined on the basis of the certificate of a senior officer delivered pursuant to
Section 7.01(p) hereof (together with the financial statements for the fiscal quarter on which such calculation is based). The Leverage Ratio for any Accrual Period after the initial Accrual Period shall be determined (a) if such Accrual Period commences with a Change Date, on the basis of a certificate of a senior officer setting forth a calculation of the Leverage Ratio as at the last day of the fiscal quarter immediately prior to the first day of such Accrual Period (together with the financial statements for the fiscal quarter on which such calculation is based) and (b) if such Accrual Period commences with an Acquisition Change Date, on the basis of the certificate of a senior officer delivered pursuant to Section 9.05(d)(iv)(z) hereof in connection with the related Acquisition.

          Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be the highest applicable rate provided for above (i.e., 2.25% for Eurocurrency Loans, 1.00% for Base Rate Loans and Canadian Base Rate Loans, 2.25% for letter of credit fees, and .50% for commitment fees) (i) during any period when an Event of Default shall have occurred and be continuing or
(ii) if the Obligors shall default in the delivery of any financial statements pursuant to Section 9.01(a) or 9.01(b) hereof, or in the delivery of the certificate of a senior financial officer pursuant to Section 9.05(d)(iv)(z).



                               Credit Agreement
                               ----------------

          "BA Discount Proceeds" shall mean, in respect of any Bankers' Acceptance to be purchased by a Facility B Revolving Credit Lender on any date under Section 2.01(b) hereof and Annex I hereto, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

          (a) the face amount of such Bankers' Acceptance; by

          (b) the sum of one plus the product of:

               (i) the BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

               (ii) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance and the denominator of which is 365;

               with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

          "BA Discount Rate" shall mean, in respect of a Bankers' Acceptance, the rate determined by the Administrative Agent at or about 10:00 a.m. (Toronto time) on the date of acceptance of such Bankers' Acceptance as the average of the discount rates (rounded to the nearest one-one hundredth of one percent (.01%)) based on a year of 365 days quoted by the Reference Lenders as the discount rate at which they would purchase on such date their own bankers' acceptances having terms equivalent to the terms of such Bankers' Acceptance.

          "Bankers' Acceptance" shall mean a non-interest bearing bill of exchange drawn by Fabrene and accepted by a Facility B Revolving Credit Lender at Fabrene's request as a Facility B Revolving Credit Loan.

          "Bankers' Acceptance Loans" shall mean the creation and discount of Bankers' Acceptances as contemplated in Section 2.01(b) hereof and Annex I hereto.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.



                               Credit Agreement
                               ----------------

          "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

          "Basic Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Intercompany Notes Agreements, the Intercompany Notes, the Security Documents, the Senior Subordinated Debt Documents and the Ancillary Agreements.

          "Bonlam" shall mean Bonlam, S.A. de C.V., a corporation duly organized and validly existing under the laws of Mexico.

          "Bonlam Intercompany Notes" shall mean, collectively, the promissory note or notes, each substantially in the form of Exhibit A to the Bonlam Intercompany Notes Agreement, from time to time executed and delivered by Bonlam pursuant to the Bonlam Intercompany Notes Agreement to the order of PGI Polymer to evidence advances made from time to time by PGI Polymer to Bonlam pursuant to
Section 9.08(e) hereof, in each case as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "Bonlam Intercompany Notes Agreement" shall mean the Amended and Restated Intercompany Notes Agreement dated as of May 15, 1996 (a copy of which is attached as Exhibit C hereto) and amended as of the date hereof between Bonlam and PGI Polymer, and guaranteed by each Subsidiary of Bonlam, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, any Eurocurrency Loan or a notice by the Borrowers with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, then also any day on which dealings in deposits are carried out in the London interbank market and (c) if any such Eurocurrency Loan is denominated in Dutch Guilders, then also any day on which foreign exchange trading is carried out in the London interbank market and any day on which banks are open in the Netherlands and (d) if such day relates to a Facility B Revolving Credit Loan, then also any day on which commercial banks are not authorized or required to close in Toronto, Ontario.

          "Canadian Base Rate" shall mean the greater of (i) the per annum floating rate of interest established from time to time by Chase Canada as the base rate it will use to determine rates of interest on Canadian Dollar loans to its customers in Canada and (ii) the sum of (x) the BA Discount Rate for 30 day Bankers' Acceptances plus (y) 1%. The Canadian Base Rate is not intended to be the lowest rate of interest charged by Chase Canada in connection with extensions of credit in Canadian dollars to debtors.



                               Credit Agreement
                               ----------------

     "Canadian Base Rate Loans" shall mean Loans that bear interest at rates based upon the Canadian Base Rate.

     "Canadian Dollars" and "Cdn $" shall mean lawful money of Her Majesty in Right of Canada.

     "Canadian Security Documents" shall mean, collectively, the mortgages, assignments, security agreements and other instruments from time to time executed by Fabrene and its Subsidiaries to provide collateral security for the obligations of Fabrene and its Subsidiaries hereunder and under the Fabrene Intercompany Notes Agreement and the Fabrene Intercompany Notes, in each case as the same shall be modified and supplemented and in effect from time to time.

     "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by PGI or any of its Restricted Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding normal replacements and maintenance which are properly charged to current operations) during such period computed in accordance with GAAP. For purposes hereof, the acquisition of any capital asset by PGI or any of its Restricted Subsidiaries, in the case of a reinvestment of Net Available Proceeds of any Casualty Event, shall constitute a "Capital Expenditure" hereunder only to the extent of any consideration paid by PGI and its Restricted Subsidiaries in excess of such Net Available Proceeds so reinvested.

     "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

     "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation; provided, that for purposes of Section 2.10(a) hereof, "Casualty Event" shall not include any such loss, damage, condemnation or other taking for which proceeds or other compensation received does not exceed U.S. $2,500,000 (in the aggregate) in any fiscal year of the Borrowers.

     "Chase" shall mean The Chase Manhattan Bank.


                               Credit Agreement
                               ----------------

     "Chase Canada" shall mean The Chase Manhattan Bank of Canada.

     "Chicopee" shall mean Chicopee, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware.

     "Class" shall have the meaning assigned to such term in Section 1.03 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral Account" shall have the meaning assigned to such term in
Section 4.01 of the Security Agreement.

     "Commitments" shall mean the Facility A Revolving Credit Commitments and the Facility B Revolving Credit Commitments.

     "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) for PGI and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains or losses (including all fees and expenses relating thereto), (ii) the portion of net income (or loss) of PGI and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons owned by PGI and its Restricted Subsidiaries, to the extent that cash dividends or distributions have not actually been received by PGI or its Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with PGI or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) net gains (but not losses), including all fees and expenses relating thereto, in respect of dispositions of assets other than in the ordinary course of business, (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders, (vi) the cumulative effect of a change in accounting principles or (vii) income of Unrestricted Subsidiaries, except to the extent that cash dividends are received by PGI or any Restricted Subsidiary from such Unrestricted Subsidiary.

     "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurocurrency Loan from one Interest Period to the next Interest Period, or of a Bankers' Acceptance Loan as contemplated by paragraph (f) of Annex I hereto.


                               Credit Agreement
                               ----------------

     "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof (or, in the case of a Bankers' Acceptance Loan, as contemplated by Annex I hereto) of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Currency" shall mean U.S. Dollars or any Alternative Currency.

     "Debt Issuance" shall mean any issuance or sale of Indebtedness, other than
(i) Indebtedness expressly permitted to be incurred pursuant to Section 9.07 hereof as in effect on the date hereof, (ii) any other Indebtedness to which the Majority Lenders shall have consented to the extent that each of the Lenders shall have agreed such Indebtedness shall not constitute a "Debt Issuance" for purposes hereof and (iii) Future Refinancing Debt to the extent the proceeds thereof are applied to the payment of the principal of (and accrued interest and redemption premium, if any, on) the Senior Subordinated Notes.

     "Debt Service" shall mean, for any period, the sum, for PGI and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (a) all payments of principal of Indebtedness scheduled to be made during such period plus (b) to the extent not already included in clause (a) hereof, all Interest Expense for such period.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

     "Default Interest Period" shall mean, during any period while any principal of or interest on any Loan denominated in Dutch Guilders is not paid when due, each successive period as the Administrative Agent shall from time to time (with the approval of the Majority Lenders) choose; provided that (a) no such period shall exceed three months, (b) the first such period shall commence as of the date on which such principal or interest became due and each succeeding such period shall commence upon the expiry of the immediately preceding such period and (c) in the absence of or pending such consent from the relevant Majority Lenders, each Default Interest Period shall have a duration of one week.

     "Disclosure Materials" shall mean, collectively, the Information Memorandum and the Offering Memorandum.

     "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by PGI or any of its Restricted Subsidiaries to any Person, including, without limitation, any sale of an equity interest in any Restricted Subsidiary, but excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of (i) in the ordinary course of business and on ordinary business


                               Credit Agreement
                               ----------------
terms, (ii) not in the ordinary course of business in an aggregate amount not exceeding U.S. $2,500,000 in any fiscal year of the Borrowers or (iii) transfers of Property between Wholly Owned Restricted Subsidiaries of PGI.

     "Dividend Payment" shall mean, with respect to any Person, dividends
(in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any warrants, options or other rights to acquire the same (or to make any payments, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of such Person.

     "Domestic Non-Borrower Guaranty Agreement" shall mean a Domestic Non-Borrower Guaranty Agreement substantially in the form of Exhibit E hereto executed by a Domestic Subsidiary (as defined in Section 9.16(b) hereof) of PGI in favor of the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

     "Dutch Guilders" and "GL" shall mean lawful money of the Netherlands.

     "Dutch Security Documents" shall mean the guarantees, mortgages and other security agreements and documents required to be executed and delivered by Chicopee, Dutch Holding and Dutch Operating pursuant to Section 7.01(j) hereof, in each case as the same shall be modified and supplemented and in effect from time to time.

     "EBITDA" shall mean, for any period, the sum, for PGI and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) operating income (or loss) for such period, plus (b) depreciation, amortization and other non-cash charges (to the extent deducted in determining operating income) for such period minus (c) non-cash income or gains (to the extent included in determining operating income) for such period minus (d) non-recurring gains (to the extent included in determining operating income) for such period plus (e) non-recurring losses (to the extent deducted in determining operating income) for such period plus (f) expenses relating to employee profit sharing arising in connection with applicable Mexican statutory requirements. Notwithstanding the foregoing:

          (w) except with respect to the entities referred to in clause (y) below, in determining the components set forth in clauses (a) through (e) above with respect to any entity that is a Restricted Subsidiary but which is not a Wholly Owned Restricted Subsidiary, each of such components (to the extent the net effect thereof shall result in a positive contribution to EBITDA) shall be calculated to the extent of the percentage


                               Credit Agreement
                               ----------------
     of the ownership interest of PGI and its Wholly Owned Restricted Subsidiaries in such entity, provided that if the net effect of such components shall result in a negative contribution to EBITDA, then 100% of each of such components shall be taken into account in determining EBITDA;

          (x) if during any period for which EBITDA is being determined PGI or any of its Restricted Subsidiaries shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement, EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period (and, in determining pro forma EBITDA pursuant to this clause (x) following any Acquisition, pro forma effect shall be given to any net cost savings that PGI reasonably believes in good faith could have been achieved during the related calculation period as a result of such Acquisition and which cost savings could then be reflected in pro forma financial statements under GAAP, provided that (i) such cost savings are identified and quantified in a certificate of a senior officer of PGI delivered to the Administrative Agent on or prior to the date of such Acquisition and (ii) actions are commenced or initiated by PGI within 90 days of such Acquisition to effect such cost savings identified in such officers' certificate);

          (y) in calculating EBITDA following the Acquisition of any entity pursuant to Section 9.05(d)(iv)(t)(B) during the nine-month period when such entity is permitted not to be a Wholly Owned Subsidiary of PGI, no adjustment shall be made for any minority interest in such Subsidiary; and

          (z) in calculating EBITDA, there shall be excluded (i) any operating income (loss) of any Person that is not a Restricted Subsidiary (including any Person that is an Unrestricted Subsidiary), except (A) to the extent of cash actually distributed by such Person to PGI and its Restricted Subsidiaries during the relevant period as a dividend or distribution and
     (B) PGI's equity in any operating loss of such Person (other than an Unrestricted Subsidiary) for such period and (ii) any operating income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to PGI to the extent of such restrictions.

     "Effective Date" shall mean the date upon which the conditions to effectiveness set forth in Section 7.01 hereof shall have been satisfied or waived.

     "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, demand or other written communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries,


                               Credit Agreement
                               ----------------
fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations (including, without limitation, the laws, rules or regulations of the Netherlands, Canada, Mexico and the Federal Republic of Germany), and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or toxic or hazardous substances or wastes.

          "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which PGI is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which PGI is a member.

          "Eurocurrency Base Rate" shall mean, with respect to any Eurocurrency Loan in any Currency for any Interest Period (or Default Interest Period) therefor:

                               Credit Agreement
                               ----------------

          (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on the Reuters Screen LIBO Page for such Currency (or such other page as may replace that page in that service) at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period (or Default Interest Period) as the London Interbank Offered Rate for such Currency having a term comparable to such Interest Period (or Default Interest Period) and in an amount of U.S. $1,000,000 or more; or

          (b) if such rate does not appear on the Reuters Screen LIBO Page, or if said page shall cease to be publicly available, or if the information contained on said page, in the reasonable judgment of the Majority Facility A Revolving Credit Lenders, shall cease accurately to reflect the rate offered by leading banks in the London interbank market for deposits in the applicable Currency as reported by any publicly available source of similar market data selected by such Majority Lenders, the Eurocurrency Base Rate shall mean, with respect to any Eurocurrency Loan for any Interest Period (or Default Interest Period) therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period (or Default Interest Period) for the offering by Chase to leading banks in the London interbank market of deposits in such Currency having a term comparable to such Interest Period (or Default Interest Period) and in an amount comparable to the principal amount of the Eurocurrency Loan to be made by Chase for such Interest Period (or in an amount comparable to the principal or interest to be outstanding for such Default Interest Period). If Chase is not participating in any Eurocurrency Loan during any Interest Period (or Default Interest Period) therefor, the Eurocurrency Base Rate for such Loan for such Interest Period (or Default Interest Period) shall be determined by reference to the amount of the Loan that Chase would have made or had outstanding had it been participating in such Loan during such Interest Period (or such principal or interest for such Default Interest Period).

          "Eurocurrency Loans" shall mean Loans denominated in either U.S. Dollars or Dutch Guilders, the interest rates on which are determined on the basis of rates referred to in the definition of "Eurocurrency Base Rate" in this
Section 1.01.

          "Eurocurrency Rate" shall mean, for any Eurocurrency Loan for any Interest Period therefor (or for any principal or interest for any Default Interest Period therefor), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurocurrency Base Rate for such Loan for such Interest Period (or the Eurocurrency Base Rate for such principal or interest for such Default Interest Period) divided by 1 minus the Reserve Requirement for such Loan for such Interest Period (or for such principal or interest for such Default Interest Period).

                               Credit Agreement
                               ----------------

          "Eurodollar Loans" shall mean Eurocurrency Loans that are denominated in U.S. Dollars.

          "Euroguilder Loans" shall mean Eurocurrency Loans that are denominated in Dutch Guilders.

          "Event of Default" shall have the meaning assigned to such term in
Section 10 hereof.

          "Existing Credit Agreement" shall have the meaning assigned to such term in the preamble of this Agreement.

          "Existing Senior Notes" shall mean the 12-1/4% Senior Notes Due 2002 issued by PGI pursuant to the Existing Senior Notes Indenture.

          "Existing Senior Notes Indenture" shall mean the Indenture dated as of June 24, 1994 between PGI and Harris Trust & Savings Bank, as trustee, providing for the issuance of the Existing Senior Notes, as the same has heretofore been amended by a First Supplemental Indenture dated as of March 15, 1995, a Second Supplemental Indenture dated as of September 14, 1995, a Third Supplemental Indenture dated as of April 9, 1996 and a Fourth Supplemental Indenture dated as of August 14, 1996.

          "Fabrene Acquisition Intercompany Note" shall mean the promissory note referred to as the "Acquisition Intercompany Note" in the Fabrene Intercompany Notes Agreement in the amount of Cdn $27,040,752.00 issued by Fabrene to Fabrene Holdings, a copy of which Note is attached as Exhibit A to the Fabrene Intercompany Notes Agreement, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "Fabrene Holdings" shall mean Fabrene Group, Inc., a corporation duly organized and validly existing under the laws of Prince Edward Island, Canada.

          "Fabrene Intercompany Notes" shall mean, collectively, the Fabrene Acquisition Intercompany Note and the Fabrene Operations Intercompany Note.

          "Fabrene Intercompany Notes Agreement" shall mean the Amended and Restated Intercompany Notes Agreement dated as of May 15, 1996 (a copy of which is attached as Exhibit D hereto) and amended as of the date hereof between Fabrene, Fabrene Holdings and PGI Polymer, and guaranteed by each Subsidiary of Fabrene, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

                               Credit Agreement
                               ----------------

          "Fabrene Operations Intercompany Note" shall mean the promissory note dated as of May 15, 1996, executed and delivered by Fabrene pursuant to the Fabrene Intercompany Notes Agreement to the order of PGI Polymer to evidence advances made from time to time by PGI Polymer to Fabrene pursuant to Section 9.08(e) hereof, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "Facility A Reserved Commitment Amount" shall have the meaning assigned to such term in Section 2.01(a) hereof.

          "Facility A Revolving Credit Borrowers" shall mean, collectively, PGI and each Dutch Borrower.

          "Facility A Revolving Credit Commitment" shall mean, for each Facility A Revolving Credit Lender, the obligation of such Lender to make Facility A Revolving Credit Loans to the Facility A Revolving Credit Borrowers in U.S. Dollars (in the case of PGI) and Dutch Guilders (in the case of the Dutch Borrowers) in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Facility A Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof) or, in the case of any Person that becomes a Facility A Revolving Credit Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Facility A Revolving Credit Commitments on the Effective Date is U.S. $295,000,000; provided that, on any Test Date (after giving effect to the calculations required to be performed on such Test Date in accordance with Section 2.10(g) hereof) the aggregate Revolving Credit Exposure shall not exceed U.S. $325,000,000.

          "Facility A Revolving Credit Commitment Percentage" shall mean, with respect to any Facility A Revolving Credit Lender, the ratio of (a) the amount of the Facility A Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Facility A Revolving Credit Commitments of all of the Facility A Revolving Credit Lenders.

          "Facility A Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Facility A Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Facility A Revolving Credit Loans and Facility A Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

          "Facility A Revolving Credit Loans" shall mean the loans provided for by Section 2.01(a) hereof, which (in the case of Loans to PGI) may be Base Rate Loans and/or
                               Credit Agreement
                               ----------------

Eurodollar Loans and which (in the case of Loans to the Dutch Borrowers) shall be Euroguilder Loans.

          "Facility A Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Facility B Reserved Commitment Amount" shall have the meaning assigned to such term in Section 2.01(b) hereof.

          "Facility B Revolving Credit Commitment" shall mean, for each Facility B Revolving Credit Lender, the obligation of such Lender to make Facility B Revolving Credit Loans to Fabrene in Canadian Dollars in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Facility B Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof) or, in the case of any Person that becomes a Facility B Revolving Credit Lender pursuant to an assignment permitted under
Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Facility B Revolving Credit Commitments is the Foreign Currency Equivalent in Canadian Dollars on the Effective Date of U.S. $30,000,000; provided that, on any Test Date (after giving effect to the calculations required to be performed on such Test Date in accordance with Section 2.10(g) hereof) the aggregate Revolving Credit Exposure shall not exceed U.S. $325,000,000.

          "Facility B Revolving Credit Commitment Percentage" shall mean, with respect to any Facility B Revolving Credit Lender, the ratio of (a) the amount of the Facility B Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Facility B Revolving Credit Commitments of all of the Facility B Revolving Credit Lenders.

          "Facility B Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Facility B Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Facility B Revolving Credit Loans and Facility B Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

          "Facility B Revolving Credit Loans" shall mean the loans provided for by Section 2.01(b) hereof and Annex I hereto, which shall be Canadian Base Rate Loans and/or Bankers' Acceptance Loans.

                               Credit Agreement
                               ----------------

          "Facility B Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

          "FiberTech" shall mean FiberTech Group, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware.

          "Fixed Charges Ratio" shall mean, as at any date, the ratio of (a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date minus Capital Expenditures for such period (except that for any period ending on or before the fiscal quarter ending on or nearest to September 30, 1998, only the portion of Capital Expenditures for the relevant period in excess of U.S. $20,000,000 shall be so subtracted) to (b) Debt Service for such period.

          "Foreign Currency Equivalent" shall mean, with respect to any amount in U.S. Dollars, the amount of an Alternative Currency that could be purchased with such amount of U.S. Dollars using the foreign exchange rate(s) specified in the definition of the term "U.S. Dollar Equivalent", as determined by the Administrative Agent.

          "Foreign Non-Borrower Guaranty Agreement" shall mean a Foreign Non-Borrower Guaranty Agreement executed pursuant to Section 9.16(c) hereof by a Subsidiary of a Foreign Borrower in favor of the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Foreign Taxes" shall mean, with respect to any Foreign Borrower, all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by the Netherlands (in respect of the Dutch Borrowers) or Canada (in respect of Fabrene), or any political subdivision or taxing authority thereof or therein, or by any federal or other

                               Credit Agreement
                               ----------------
association of or with which the Netherlands or Canada, as applicable, may be a member or associated, on or in respect of this Agreement, the Loans made to such Foreign Borrower, the Notes of such Foreign Borrower, any Hedging Transaction entered into with any Lender by such Foreign Borrower, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof, excluding, however (in the case of the Dutch Borrowers) income taxes imposed upon the overall net income of any Lender organized under the laws of the Netherlands and having an Applicable Lending Office in the Netherlands and (in the case of Fabrene) income taxes imposed upon the overall net income of any Lender organized under the laws of Canada and having an Applicable Lending Office in Canada.

          "Future Refinancing Debt" shall mean the Indebtedness and Guarantees permitted under Section 9.07(h) hereof.

          "Future Refinancing Debt Documents" shall mean the agreements and other instruments relating to the Indebtedness and Guarantees permitted under
Section 9.07(h) hereof, in each case as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "German Security Documents" shall mean, collectively, the mortgages, assignments, security agreements and other instruments from time to time executed by FiberTech to provide collateral security for the obligations of FiberTech hereunder and required to be executed and delivered by FiberTech pursuant to Section 7.01(k) hereof, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Golder Thoma" shall mean Golder, Thoma, Cressey Fund III Limited Partnership, an Illinois limited partnership.

          "Group Members" shall mean, collectively, PGI and its Subsidiaries.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services

                               Credit Agreement
                               ----------------
primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Guaranteed Obligations" shall mean with respect to each of the Obligors listed below:

               (i) in the case of PGI, the Domestic Non-Borrower Guarantors (other than Fabrene Holdings) and Dutch Holding, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made to each of the Borrowers hereunder on a joint and several basis, and all other amounts (including, without limitation, all Reimbursement Obligations) from time to time owing to the Lenders and the Administrative Agent by each of the other Borrowers under this Agreement, the Notes evidencing such Loans or under the Security Documents, or owing to the Lenders (or any of their affiliates) or the Administrative Agent in respect of Hedging Indebtedness, in each case strictly in accordance with the terms thereof, and

               (ii) in the case of Fabrene Holdings, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations of PGI Polymer referred to in clause (i) above, in each case strictly in accordance with the terms thereof.

          "Guarantors" shall mean, collectively, PGI, Dutch Holding and the Domestic Non-Borrower Guarantors.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                               Credit Agreement
                               ----------------

          "Hedging Indebtedness" shall mean the obligations of any Borrower in respect of Hedging Transactions between such Borrower and a Lender permitted under Section 9.08(j) hereof.

          "Hedging Transaction" shall mean, for any Person, any transaction entered into by such Person that is designed to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties providing for the transfer or mitigation of interest risks either generally or under specific contingencies. The term "Hedging Transaction" shall include, without limitation, any "swap agreement" as such term is defined in Section 101(53B) of the Bankruptcy Code.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. For purposes of this Agreement, obligations created pursuant to any Hedging Transaction shall not be Indebtedness hereunder.

          "Information Memorandum" shall mean the single volume Confidential Information Memorandum dated June 1997 and prepared on the basis of information furnished and approved by the Borrowers, copies of which have been supplied by Chase on behalf of the Borrowers to the Lenders prior to the date hereof.

          "Initial Stockholders" shall mean, collectively, (a) Golder Thoma, (b) Jerry Zucker, (c) James Boyd, (d) The InterTech Group, Inc. and FTG, Inc., so long as Jerry Zucker and James Boyd continue to hold (directly, or indirectly through one or more Wholly Owned Subsidiaries) 100% of the issued and outstanding shares of capital stock of The InterTech Group, Inc. or FTG, Inc., as the case may be, (e) The Chase Manhattan Corporation (or any Subsidiary or affiliate thereof), (f) Leeway & Co. and (g) California Public Employees Retirement System.

                               Credit Agreement
                               ----------------

          "Intercompany Notes" shall mean, collectively, the Bonlam Intercompany Notes and the Fabrene Intercompany Notes.

          "Intercompany Notes Agreements" shall mean, collectively, the Bonlam Intercompany Notes Agreement and the Fabrene Intercompany Notes Agreement.

          "Interest Expense" shall mean, for any period, the sum, for PGI and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under interest rate protection agreements constituting Hedging Transactions accrued during such period (whether or not actually paid or received during such period).

          Notwithstanding the foregoing, (i) if during any period for which Interest Expense is being determined PGI or any of its Restricted Subsidiaries shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement, Interest Expense shall be determined on a pro forma basis as if such Acquisition or Disposition (and any Indebtedness incurred by PGI or any of its Subsidiaries in connection with such Acquisition or repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period (such pro forma determination to take into account, inter alia, any increases or decreases in the Applicable Margin that would have occurred had such Acquisition or Disposition, and related incurrence or repayment of Indebtedness, occurred on the first day of such period) and (ii) if, as at any date (a "calculation date"), fewer than four complete consecutive fiscal quarters have elapsed subsequent to the Effective Date, Interest Expense shall be calculated (after giving effect to the adjustments contemplated in the foregoing clause (i)) only for the portion of such period commencing on the Effective Date and ending on the calculation date and shall then be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the day immediately following the Effective Date through and including the calculation date.

          "Interest Period" shall mean, with respect to any Eurocurrency Loan, each period commencing on the date such Eurocurrency Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, third or sixth (or, subject to the agreement of each Lender participating in such Loan in its sole discretion, twelfth) calendar month thereafter, as the Borrowers may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar

                               Credit Agreement
                               ----------------
month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

               (i) if any Interest Period for any Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date;

               (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

               (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Transaction.

          "Issuing Lender" shall mean Chase, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

          "J&J" shall mean Johnson & Johnson, a New Jersey corporation.

          "Letter of Credit" shall have the meaning assigned to such term in
Section 2.03 hereof.

          "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or

                               Credit Agreement
                               ----------------
other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same shall be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Facility A Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations and any and all collateral and guarantees therefor.

          "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of PGI at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Facility A Revolving Credit Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Facility A Revolving Credit Lenders other than the Issuing Lender of their participation interests under said Section 2.03.

          "Lenders" shall mean, collectively, the Facility A Revolving Credit Lenders and the Facility B Revolving Credit Lenders.

          "Leverage Ratio" shall mean, as at any date, the ratio of Indebtedness of PGI and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date to EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

          "License Agreement" shall mean the license agreement dated as of March 15, 1995 between Chicopee and McNeil-PPC, Inc., as the same shall be modified and supplemented and in effect from time to time.

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.


                               Credit Agreement
                               ----------------

          "Loans" shall mean, collectively, the Facility A Revolving Credit Loans and the Facility B Revolving Credit Loans.

          "Majority Facility A Revolving Credit Lenders" shall mean Facility A Revolving Credit Lenders having at least 51% of the aggregate amount of the Facility A Revolving Credit Commitments or, if the Facility A Revolving Credit Commitments shall have terminated, Facility A Revolving Credit Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Facility A Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

          "Majority Facility B Revolving Credit Lenders" shall mean Facility B Revolving Credit Lenders having at least 51% of the aggregate amount of the Facility B Revolving Credit Commitments or, if the Facility B Revolving Credit Commitments shall have terminated, Facility B Revolving Credit Lenders holding at least 51% of the aggregate unpaid principal amount of the Facility B Revolving Credit Loans (including, without limitation, Bankers' Acceptance Loans).

          "Majority Lenders" shall mean, subject to the last paragraph of
Section 12.04 hereof, Lenders having at least 51% of the sum of (i) the aggregate unused amount, if any, of the Commitments at such time plus (ii) the aggregate outstanding principal amount of the Loans at such time (including, without limitation, in the case of the Facility B Revolving Credit Lenders, Bankers' Acceptance Loans).

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, U and X.

          "Margin Stock Collateral" shall mean, at any time, the Margin Stock then held in pledge under the Security Agreement and any proceeds then held in pledge thereunder of the sale or other disposition of Margin Stock theretofore held in pledge thereunder.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Group Members (excluding Group Members which are Unrestricted Subsidiaries) taken as a whole, (b) the ability of any Group Member to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "Maximum Loan Value" shall mean, at any time, the "maximum loan value" (as such term is defined in Regulations G and U which value, as of the date of this Agreement, is 50%) of all Margin Stock owned by the Obligors. All determinations of


                               Credit Agreement
                               ----------------

Maximum Loan Value pursuant to this Agreement shall be made in accordance with Regulations G and U.

          "Mexican Finco" shall mean a corporation, organized after the Effective Date under the laws of the Republic of Mexico as a direct Wholly Owned Subsidiary of PGI Polymer, the sole assets of which will consist of Investments in Bonlam permitted under Section 9.08(h) hereof.

          "Mexican Security Documents" shall mean, collectively, the mortgages, assignments, security agreements and other instruments from time to time executed by Bonlam and its respective Subsidiaries, to provide collateral security for the obligations of Bonlam and its respective Subsidiaries under the Bonlam Intercompany Notes Agreement and the Bonlam Intercompany Notes, in each case as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "Mortgages" shall mean, collectively, the respective Deeds of Trust and Mortgages executed and delivered by the Borrowers and their Subsidiaries pursuant to the Existing Credit Agreement, covering the properties of the respective Mortgagors identified therein, in each case as such Deeds of Trust and Mortgages have been heretofore modified, as such Deeds of Trust and Mortgages shall be modified pursuant to instruments of Modification and Confirmation executed and delivered pursuant to Section 7.01(h) hereof, and as such Deeds of Trust and Mortgages shall be further modified and supplemented and in effect from time to time.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by PGI or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:

               (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

               (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Group Members in respect of such Casualty Event net of (A) reasonable expenses incurred by the Group Members in connection with the collection of such insurance, condemnation awards and other compensation and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Group Members in respect of such Casualty Event; and



                               Credit Agreement
                               -----------------

               (iii) in the case of any Debt Issuance, the aggregate amount of all cash received by Group Members in respect of such Debt Issuance (as the case may be) net of reasonable expenses incurred by the Group Members in connection with the issuance thereof.

          "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Group Members directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Group Members in connection with such Disposition and (ii) any Federal, state, local and foreign income or other taxes estimated to be payable by the Group Members as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state, local or foreign governmental authority within three months of the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Group Members of Indebtedness to the extent that
(i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

          "Net Worth" shall mean, as at any date, the sum for PGI and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following:

          (a) the amount of capital stock (including Qualified Preferred Stock), plus

          (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

          (c) the sum of the following: cost of treasury shares and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 28, 1996.

Notwithstanding the foregoing, Net Worth shall not include any unrealized foreign currency transaction gains and losses, including the cumulative translation adjustment account in the equity portion of the consolidated balance sheet of PGI and its Restricted Subsidiaries.

          "Non-Margin Stock Collateral" shall mean, at any time, all Collateral under and as defined in the Security Agreement other than Margin Stock Collateral.

          "Notes" shall mean, collectively, the Facility A Revolving Credit Notes and the Facility B Revolving Credit Notes.



                               Credit Agreement
                               ----------------

          "Offering" shall mean the offering on or before the Effective Date by PGI of its 9% Senior Subordinated Notes due July 1, 2007, in a private placement and resale made pursuant to Rule 144A of the Securities and Exchange Commission, as described in the Offering Memorandum.

          "Offering Memorandum" shall mean the Offering Memorandum dated June 30, 1997, pursuant to which the Senior Subordinated Notes are being offered for issuance by PGI.

          "Payment Office" shall mean (a) in respect of (i) U.S. Dollars, the Principal Office, (ii) Dutch Guilders, the office of ABN AMRO Bank, in Amsterdam, the Netherlands (for account of Chase Manhattan Investment Bank, Limited) and (iii) Canadian Dollars, the office of Chase Canada, or (b) any other office in respect of any Currency as the Administrative Agent shall designate in a notice to the Borrowers and the Lenders.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency or instrumentality thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) bankers' acceptances created by, certificates of deposit issued by and time deposits made with, any bank or trust company organized under the laws of the United States of America or any state thereof, or the Netherlands, Canada or the Federal Republic of Germany and having capital, surplus and undivided profits of at least U.S. $250,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) repurchase obligations with respect to obligations of the type (but not necessarily the maturity) described in clause (a) above issued by any bank or trust company described in clause (b) above and maturing not more than 90 days from the date of acquisition thereof by any Person; (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; and (e) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, at least 90% of the portfolio of which is limited to obligations of the type and maturity described in the foregoing clauses (a) through (d), so long as such fund has total assets of at least U.S. $500,000,000 and is rated AAAm-G or better or AAA or better by Standard & Poor's Rating Group or Moody's Investors Services, Inc., respectively.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                               Credit Agreement
                               ----------------

          "PGI Polymer" shall mean PGI Polymer, Inc., a Delaware corporation.

          "Plan" shall mean an employee benefit or other plan established or maintained by PGI or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise),

          (a) if the default arises in respect of U.S. Dollar-denominated obligations or Canadian Dollar-denominated obligations, a rate per annum (the "Prime-Based Post-Default Rate") during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate (in the case of U.S. Dollar-denominated obligations) or Canadian Base Rate (in the case of Canadian Dollar-denominated obligations) as in effect from time to time plus the Applicable Margin for Base Rate Loans or Canadian Base Rate Loans, as applicable, provided that, if the amount so in default is principal of a Eurocurrency Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, a rate per annum (the "Market-Based Post-Default Rate") equal to 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the higher of (i) the Prime-Based Post-Default Rate and (ii) the Market-Based Post-Default Rate, and

          (b) if the default arises in respect of Dutch Guilder- denominated obligations, a rate per annum, with respect to any Default Interest Period, equal to the higher of (i) 2% above the interest rate at the time (or most recently) applicable to the principal of the Loans in such Currency hereunder and (ii) 2% plus the Applicable Margin plus the Eurocurrency Rate for such Default Interest Period.

          "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office in New York City as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located on the date hereof at 270 Park Avenue, New York, New York 10017.

          "Process Agent" shall have the meaning assigned to such term in
Section 12.11(b) hereof.

                               Credit Agreement
                               ----------------

          "Process Agent Acceptance" shall mean a letter from the Process Agent to the Administrative Agent, in substantially the form of Exhibit I hereto.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Qualified Preferred Stock" shall mean shares of preferred stock (a) that is not subject to mandatory redemption prior to the date which is one year after the maturity of all Loans and other obligations (including Reimbursement Obligations) hereunder and (b) that does not require PGI or any of its Restricted Subsidiaries to make mandatory payments of cash dividends unless such entities may, at their option, elect to make such payments by issuing additional shares of such preferred stock (or by having the amount of such payments be added to the stated liquidation value of such preferred stock and not be paid in cash).

          "Quarterly Dates" shall mean the 20th day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof, provided, that if any such day is not a Business Day, then such Quarterly Date shall be the next preceding Business Day.

          "Refinancing" shall mean, collectively, the following transactions, each of which shall take place prior to or substantially simultaneously on the Effective Date: (i) the Offering and (ii) the redemption or repurchase of Existing Senior Notes in an aggregate principal amount of U.S. $100,000,000 for aggregate consideration (including principal and accrued but unpaid interest and redemption or repurchase premium) not exceeding U.S. $118,000,000 (and, to the extent that any such Existing Senior Notes shall not be redeemed, the modifications of the covenants thereunder so as to substantially relieve PGI and its Subsidiaries of the restrictions contained therein), as each of such transactions are more particularly described in the Disclosure Materials.

          "Reference Lenders" shall mean Chase Canada and The Bank of Nova
Scotia.

          "Regulations A, D, G, U and X" shall mean, respectively, Regulations A, D, G, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                               Credit Agreement
                               ----------------

          "Reimbursement Obligations" shall mean, at any time, the obligations of PGI then outstanding, or which may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Relevant Obligor" shall have the meaning assigned to such term in
Section 6.08 hereof.

          "Reserve Requirement" shall mean, for any Interest Period for any Eurocurrency Loan (or for any Default Interest Period for any principal of or interest on any Loan), the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period (or Default Interest Period) under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurocurrency Base Rate is to be determined as provided in the definition of "Eurocurrency Base Rate" in this Section 1.01 or
(ii) any category of extensions of credit or other assets that includes Eurocurrency Loans.

          "Reserved Amount" shall mean, with respect to any Disposition, any appropriate amount provided by PGI or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Disposition and retained by PGI or such Restricted Subsidiary, as the case may be, after such Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Disposition, all as reflected in a certificate of a senior financial officer of PGI or such Restricted Subsidiary delivered to the Lenders at the time of such Disposition.

          "Reserved Commitment Amount" shall mean, collectively, the Facility A Reserved Commitment Amount and Facility B Reserved Commitment Amount.

          "Restricted Payment" shall mean, collectively, (i) any Dividend Payment, (ii) any purchase, redemption, retirement or other acquisition for value of, or the setting apart of

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                                     -32-

any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or the voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, but excluding (x) the refinancing of the Senior Subordinated Notes to the extent permitted by Section 9.07(h) hereof and (y) regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the Senior Subordinated Debt Documents, the Future Refinancing Debt Documents or the Subordinated Acquisition Debt Documents, as the case may be, (iii) any Investment by PGI or any of its Restricted Subsidiaries in any Person (including in any Affiliate), other than an Investment expressly permitted by the provisions of clauses (a) through (k) of Section 9.08 hereof and (iv) the amount of any Investment referred to in clause (ii) of Section 1.04(c) hereof outstanding on the date on which a Restricted Subsidiary is designated as an Unrestricted Subsidiary hereunder.

          "Restricted Subsidiary" shall mean any Subsidiary of PGI other than an Unrestricted Subsidiary.

          "Revolving Credit Exposure" shall mean, on any date, the sum of (a) the aggregate principal amount of all Loans denominated in U.S. Dollars outstanding on such date plus (b) the aggregate U.S. Dollar Equivalent of the principal amount of all Loans denominated in Alternative Currencies outstanding on such date plus (c) the aggregate amount of Letter of Credit Liabilities outstanding on such date.

          "Revolving Credit Termination Date" shall mean the Quarterly Date falling on or nearest to June 20, 2003.

          "Security Agreement" shall mean the Second Amended, Restated and Consolidated Security Agreement substantially in the form of Exhibit B hereto between each Securing Party (as defined therein) and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" shall mean, collectively, the Dutch Security Documents, the Canadian Security Documents, the German Security Documents, the Mexican Security Documents, the Security Agreement, the Mortgages, the Domestic Non-Borrower Guaranty Agreements and all Uniform Commercial Code financing statements (and similar registration instruments in other jurisdictions) required by this Agreement, the Security Agreement or the Mortgages to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement or the Mortgages.

          "Senior Indebtedness" shall mean all Indebtedness of PGI and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), other than Subordinated Indebtedness.

                               Credit Agreement
                               ----------------

          "Senior Leverage Ratio" shall mean, as at any date, the ratio of Senior Indebtedness on such date to EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

          "Senior Subordinated Debt Documents" shall mean, collectively, the Senior Subordinated Notes and the Senior Subordinated Notes Indenture.

          "Senior Subordinated Notes" shall mean, collectively, (a) the 9% Senior Subordinated Notes Due July 1, 2007 issued by PGI on or before the Effective Date pursuant to the Senior Notes Indenture, and (b) any additional Senior Subordinated Notes issued by PGI after the Effective Date in accordance with the provisions of Section 9.07(f) hereof.

          "Senior Subordinated Notes Indenture" shall mean, collectively, (i) the Indenture dated as of July 1, 1997 between PGI and Harris Trust & Savings Bank, as trustee, providing for the issuance on or before the Effective Date of the Senior Subordinated Notes and (ii) any indenture pursuant to which additional Senior Subordinated Notes are to be issued by PGI after the Effective Date in accordance with the provisions of Section 9.07(f) hereof, in each case as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "Shared Facilities Agreement" shall mean the Shared Facilities Agreement dated as of October 23, 1992 between Scott Paper Company and FiberTech with respect to the Rogers, Arkansas, facility of FiberTech, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "Subordinated Acquisition Debt Documents" shall mean, collectively, the instruments evidencing or governing any Subordinated Acquisition Indebtedness.

          "Subordinated Acquisition Indebtedness" shall mean Indebtedness incurred in accordance with the provisions of Section 9.07(i) hereof in connection with any Acquisition permitted hereunder.

          "Subordinated Indebtedness" shall mean, collectively, the Senior Subordinated Notes, any Future Refinancing Debt and any Subordinated Acquisition Indebtedness.

          "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or
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                                      -34-

indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Supply Agreement" shall mean the Supply Agreement dated as of March 15, 1995 between Chicopee and J&J, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "Tax Sharing Agreement" shall mean the Tax Sharing Agreement dated as of May 15, 1996 between PGI, PGI Polymer, Inc., FiberTech, Technetics Group, Inc., Fibergol Corporation, Chicopee Holdings, Inc., Chicopee and Fabrene Corp., as the same may be modified and supplemented and in effect from time to time.

          "Technology Agreement" shall mean the Technology Agreement dated as of March 15, 1995 between Chicopee and J&J, as the same shall be modified and supplemented and in effect from time to time.

          "Test Date" shall have the meaning assigned to such term in Section 2.10(g) hereof.

          "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

          "Unrestricted Subsidiary" shall mean any Subsidiary of PGI that (a) shall have been designated as an "Unrestricted Subsidiary" in accordance with the provisions of Section 1.04 hereof and (b) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. Dollar Equivalent" shall mean, on any day, with respect to any Loan denominated in an Alternative Currency, the amount of U.S. Dollars that would be required to purchase the amount of the Alternative Currency of such Loan on such day, assuming a rate of exchange equal to the New York foreign exchange selling rate quoted for such Alternative Currency in the Wall Street Journal for such day (or, for the most recent day on which the Wall Street Journal shall have been published), provided that if for any reason the Wall Street Journal shall cease to be published for three or more consecutive Business Days, "U.S. Dollar Equivalent" shall mean the amount of U.S. Dollars that would be required to purchase the amount of the Alternative Currency of such Loan on such day, based upon the spot selling rate at which the Administrative Agent offers to sell such Alternative Currency for U.S. Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later.

          "U.S. Dollars" and "U.S. $" shall mean lawful money of the United States of America.

                               Credit Agreement
                               ----------------

          "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to United States Federal income taxation regardless of the source of its income.

          "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. The term "Wholly Owned Restricted Subsidiary" shall mean a Wholly Owned Subsidiary of PGI that is a Restricted Subsidiary.

          1.02  Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the consolidated financial statements referred to in Section 8.02(a) hereof). All calculations made for purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the consolidated financial statements referred to in
Section 8.02(a) hereof) unless

               (i) the Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

               (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements,

                               Credit Agreement
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
in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the consolidated financial statements referred to in Section 8.02(a) hereof).

          (b) The Borrowers shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Borrowers and their Subsidiaries will not change the last day of their fiscal year from the Saturday closest to December 31 of each year (whether or not such last day occurs in the same calendar year or the next following calendar year), or the last days of the first three fiscal quarters in each of their fiscal years from the Saturday closest to March 31, June 30 and September 30 of each year, respectively; provided that the foregoing shall not apply to Bonlam to the extent that Bonlam is not permitted under Mexican law to conform its fiscal dates in such manner.

          1.03 Classes, Types and Currencies of Loans. Loans hereunder are distinguished by "Class", "Type" and "Currency". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Facility A Revolving Credit Loan or a Facility B Revolving Credit Loan, each of which constitutes a Class. The "Type" of a Loan as used in connection with U.S. Dollar-denominated Loans refers to whether such Loan is a Base Rate Loan or a Eurocurrency Loan, each of which constitutes a Type, and, as used in connection with Canadian Dollar-denominated Loans refers to whether such Loan is a Canadian Base Rate Loan or a Bankers' Acceptance Loan, each of which constitutes a Type. The "Currency" of a Loan refers to whether such Loan is to be made in U.S. Dollars, Dutch Guilders or Canadian Dollars, each of which constitutes a "Currency". Loans may be identified by Class, Type and Currency.

          1.04 Subsidiaries; Designation of Unrestricted Subsidiaries. PGI may at any time designate any of its Subsidiaries (including any newly acquired or newly formed Subsidiary, but excluding any Obligor or Bonlam or any Subsidiary of Bonlam or Fabrene obligated in respect of the Intercompany Notes of Bonlam or Fabrene) to be an "Unrestricted Subsidiary" for purposes of this Agreement, by delivering to the Administrative Agent a certificate of a senior financial officer of PGI (and the Administrative Agent shall promptly

                               Credit Agreement
                               ----------------
forward a copy of such certificate to each Lender) attaching a copy of a resolution of its Board of Directors setting forth such designation and stating that the conditions set forth in this Section 1.04 have been satisfied with respect to such designation, provided that no such designation shall be effective unless (x) at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) at the time of such designation and at all times thereafter:

          (a) neither PGI nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary;

          (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of PGI or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

          (c) neither PGI nor any Restricted Subsidiary has made an Investment in such Subsidiary unless either (i) such Investment was permitted under, and made in accordance with, Section 9.08(l) hereof or (ii) if made on such date of designation would be permitted under Section 9.08(l) hereof, and for purposes of this clause (ii), the amount of any such Investment on the date of any such designation shall be deemed to be equal to the greater of
     (x) the amount of the Investments by PGI and its Restricted Subsidiaries in such Subsidiary (determined in accordance with the last sentence of Section
     9.08 hereof) on the date of such designation, and (y) the fair market value of all Property of such Subsidiary on such date of designation;

          (d) neither PGI nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Obligors; and

          (e) neither PGI nor any Restricted Subsidiary has any obligation (i) to subscribe for additional shares of capital stock or other equity interest in such Subsidiary or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

          1.05 Interest Act (Canada). For the purposes of this Agreement, whenever interest to be paid hereunder is to be calculated on the basis of a year of 365 days, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365.

                               Credit Agreement
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

          Section 2.  Commitments, Loans, Notes and Prepayments.

          2.01  Loans.

          (a) Facility A Revolving Credit Loans. Each Facility A Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement (including, without limitation, compliance with the limitations set forth in Section 2.10(g) hereof), to make loans to PGI in U.S. Dollars, and to the Dutch Borrowers in Dutch Guilders, in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Facility A Revolving Credit Commitment as in effect from time to time, in each case during the period from and including the Effective Date to but not including the Revolving Credit Termination Date. During such period, and subject to the terms and conditions of this Agreement (including, without limitation, paragraph (c) below),

          (x) PGI may borrow, repay and reborrow the amount of the Facility A Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans, and may Convert Facility A Revolving Credit Loans of one Type into Facility A Revolving Credit Loans of another Type (as provided in Section
     2.09 hereof) and may Continue Facility A Revolving Credit Loans of one Type as Facility A Revolving Credit Loans of the same Type (as provided in
     Section 2.09 hereof), and

          (y) the Dutch Borrowers may borrow, repay and reborrow the amount of the Facility A Revolving Credit Commitments by means of Euroguilder Loans and may Continue Euroguilder Loans from one Interest Period to the next (as provided in Section 2.09 hereof).

          Proceeds of Facility A Revolving Credit Loans shall be available for any use permitted under Section 9.13 hereof, provided that a portion of the Facility A Revolving Credit Commitments (such portion being herein called the "Facility A Reserved Commitment Amount") may be reserved and shall not be available for borrowings hereunder as follows:

               (i) in the event that as contemplated by Section 2.10(c) hereof, PGI shall prepay Facility A Revolving Credit Loans from the proceeds of a Disposition, an amount of the Facility A Revolving Credit Commitments equal to the amount of such prepayment shall be reserved and shall not be available for borrowings of Facility A Revolving Credit Loans hereunder except and to the extent that the proceeds of such borrowings are to be applied to investments in replacement assets as contemplated by Section 2.10(c) hereof; and

               (ii) in the event that PGI shall fail to redeem all of the Existing Senior Notes in connection with the Refinancing, then, for each whole multiple of U.S.


                               Credit Agreement
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

     $5,000,000 aggregate principal amount of Existing Senior Notes not so redeemed on the Effective Date, an amount of the Facility A Revolving Credit Commitments equal to U.S. $5,000,000 shall be reserved and shall not be available for borrowings of Facility A Revolving Credit Loans hereunder except and to the extent that the proceeds of such borrowings are to be applied to make redemptions, or repurchases in the open market, of outstanding Existing Senior Notes at a price not in excess of 115% of par plus accrued and unpaid interest.

PGI agrees, upon the occasion of any borrowing of Facility A Revolving Credit Loans hereunder that is to constitute a utilization of any Facility A Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such borrowing, identifying the amount of such borrowing that is to constitute such utilization, the replacement assets or redemption or repurchase of Existing Senior Notes in respect of which the proceeds of such borrowing are to be applied and the reduced Facility A Reserved Commitment Amount to be in effect after giving effect to such borrowing. Any Facility A Reserved Commitment Amount shall be deemed to reserve first the U.S. Dollar portion of the Facility A Revolving Credit Commitments and second the Dutch Guilder portion of the Facility A Revolving Credit Commitments.

          (b) Facility B Revolving Credit Loans. Each Facility B Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement (including, without limitation, compliance with the limitations set forth in Section 2.10(g) hereof), to make loans to Fabrene in Canadian Dollars, during the period from and including the Effective Date to but not including the Revolving Credit Termination Date in an aggregate principal amount up to but not exceeding such Lender's Facility B Revolving Credit Commitment, such loans to be made by each Facility B Revolving Credit Lender either by means of (x) Canadian Base Rate Loans in Canadian Dollars or (y) the creation and discount of Bankers' Acceptances in Canadian Dollars on the terms and conditions provided for herein and in Annex I hereto. After the Effective Date, and subject to the terms and conditions of this Agreement (including, without limitation, paragraph (c) below), during such period Fabrene may borrow, repay and reborrow the amount of the Facility B Revolving Credit Commitments by means of Canadian Base Rate Loans and Bankers' Acceptances, and may Convert Facility B Revolving Credit Loans of one Type into Facility B Revolving Credit Loans of another Type (as provided in
Section 2.09 hereof and Annex I hereto) and may Continue Facility B Revolving Credit Loans of one Type as Facility B Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof and Annex I hereto).

          Proceeds of Facility B Revolving Credit Loans shall be available for any use permitted under Section 9.13 hereof, provided that, in the event that as contemplated by Section 2.10(c) hereof, Fabrene shall prepay Facility B Revolving Credit Loans from the proceeds of a Disposition hereunder, then an amount of Facility B Revolving Credit Commitments equal to the amount of such prepayment (herein the "Facility B Reserved


                               Credit Agreement
                               ----------------

Commitment Amount") shall be reserved and shall not be available for borrowings of Facility B Revolving Credit Loans hereunder except and to the extent that the proceeds of such borrowings are to be applied to investments in replacement assets as contemplated by Section 2.10(c) hereof. Fabrene agrees, upon the occasion of any borrowing of Facility B Revolving Credit Loans hereunder that is to constitute a utilization of any Facility B Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such borrowing, identifying the amount of such borrowing that is to constitute such utilization and the replacement assets in respect of which the proceeds of such borrowing are to be applied and the reduced Facility B Reserved Commitment Amount to be in effect after giving effect to such borrowing.

          (c) Limit on Eurocurrency Loans and Bankers' Acceptance Loans. Notwithstanding the foregoing provisions of this Section 2.01, in no event shall
(A) the Revolving Credit Exposure after giving effect to any borrowing on any date of Loans hereunder exceed U.S. $325,000,000, (B) the Revolving Credit Exposure attributable to Facility A Revolving Credit Loans and Letters of Credit, after giving effect to any borrowing on any date of Facility A Revolving Credit Loans hereunder, exceed the aggregate outstanding principal amount of the Facility A Revolving Credit Commitments on such date, (C) the aggregate U.S. Dollar Equivalent of the principal amount of all Facility A Revolving Credit Loans denominated in Dutch Guilders and made to Dutch Holding after giving effect to any borrowing exceed U.S. $40,000,000, (D) the aggregate U.S. Dollar Equivalent of the principal amount of all Facility A Revolving Credit Loans denominated in Dutch Guilders and made to Dutch Operating after giving effect to any borrowing exceed U.S. $15,000,000, (E) the Revolving Credit Exposure attributable to Facility B Revolving Credit Loans, after giving effect to any borrowing on any date of Facility B Revolving Credit Loans hereunder, exceed the aggregate outstanding principal amount of the Facility B Revolving Credit Commitments on such date, (F) more than twelve separate Interest Periods in respect of Eurocurrency Loans from each Lender be outstanding at any one time and (G) more than six different maturity dates for all Bankers' Acceptance Loans be outstanding at any one time.

          Facility A Revolving Credit Loans made to PGI shall be either Base Rate Loans or Eurodollar Loans. Facility A Revolving Credit Loans made to either Dutch Borrower shall be Euroguilder Loans and may not be of any other Type or Currency. Facility B Revolving Credit Loans shall be either Canadian Base Rate Loans or Bankers' Acceptances.

          (d) Treatment of Loans Outstanding under Existing Credit Agreement. In the event that any loans under the Existing Credit Agreement shall remain outstanding on the Effective Date after giving effect to the application on the Effective Date of the proceeds of the Senior Subordinated Notes, then such loans shall be continued as Facility A Revolving Credit or Facility B Revolving Credit Loans hereunder, as applicable, in the corresponding currency in which outstanding under the Existing Credit Agreement and the Lenders hereunder shall, on the Effective Date, take such actions, and make such adjustments among


                               Credit Agreement
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
themselves, as shall be necessary so that such loans are held hereunder pro rata in accordance with their respective Facility A Revolving Credit Commitments and Facility B Revolving Credit Commitments, as applicable. On the Effective Date, PGI shall cause to be paid to each Lender party to the Existing Credit Agreement, all amounts that would be owing to such Lender under Section 5.06 of the Existing Credit Agreement as if the "Loans" of such Lender under the Existing Credit Agreement were being repaid on the Effective Date, whether or not any such loans are actually repaid on the Effective Date.

          2.02 Borrowings. Each Borrower shall give the Administrative Agent (which shall promptly notify the respective Lenders) notice of each borrowing to be made to such Borrower hereunder as provided in Section 4.05 hereof. Not later than 2:00 p.m. New York time (in the case of Loans denominated in U.S. Dollars) or 10:00 a.m. local time in the location of the relevant Payment Office (in the case of Loans denominated in an Alternative Currency) on the date specified for each borrowing hereunder, each Facility A or Facility B Revolving Credit Lender, as applicable, shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at the Payment Office for the Currency of such Loans in immediately available funds, for account of the respective Borrower that requested such borrowing. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the respective Borrower by depositing the same, in immediately available funds, in an account of such Borrower designated by such Borrower.

          2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Facility A Revolving Credit Commitments may be utilized, upon the request of PGI, in addition to the Facility A Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Lender of letters of credit (collectively, "Letters of Credit") for account of PGI or any of its Subsidiaries (as specified by PGI), provided that in no event shall (i) the Revolving Credit Exposure after giving effect to any issuance on any date of a Letter of Credit hereunder exceed the aggregate outstanding principal amount of the Commitments on such date, (ii) the Revolving Credit Exposure attributable to Facility A Revolving Credit Loans and Letters of Credit, after giving effect to any issuance of a Letter of Credit on any date hereunder, exceed the aggregate outstanding principal amount of the Facility A Revolving Credit Commitments on such date, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed U.S. $20,000,000 or (iv) the expiration date of any Letter of Credit extend beyond the earlier of the Revolving Credit Termination Date and the date one year following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

          (a) PGI shall give the Administrative Agent at least five Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than thirty days preceding the Revolving Credit Termination Date) each Letter of Credit is to be issued on behalf of PGI and the account party or parties


                               Credit Agreement
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
     therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby. Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Facility A Revolving Credit Commitment of each Facility A Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Facility A Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Facility A Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire its Letter of Credit Interest with respect to such Letter of Credit in an amount equal to such Lender's Facility A Revolving Credit Commitment Percentage of such liability, and each Facility A Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Facility A Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify PGI (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, PGI hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under the Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d)  Forthwith upon its receipt of a notice referred to in paragraph
     (c) of this Section 2.03, PGI shall advise the Administrative Agent whether or not PGI intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
     Section 4.05 hereof. In the event that PGI fails to so advise the Administrative Agent, or if PGI fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of such payment, the Administrative Agent shall give each Facility A Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Facility A Revolving Credit Commitment Percentage of the amount of the related demand for payment.


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

          (e) Each Facility A Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in U.S. Dollars and in immediately available funds, the amount of such Lender's Facility A Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Facility A Revolving Credit Lender's obligation to make such payments to the Administrative Agent for account of the Issuing Lender under this paragraph (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (except as provided in the proviso at the end of this sentence), including, without limitation, (i) the failure of any other Facility A Revolving Credit Lender to make its payment under this paragraph (e), (ii) the financial condition of PGI (or any other account party), (iii) the existence of any Default or (iv) the termination of the Commitments; provided that, no Facility A Revolving Credit Lender shall be obligated to make any payment to the Administrative Agent for the account of the Issuing Lender under any Letter of Credit to the extent that PGI shall not be required to indemnify any Lender or the Administrative Agent in the circumstances provided in clause (x) of the penultimate sentence of the last paragraph of this Section 2.03. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

          (f) Subject to the making of each payment by a Facility A Revolving Credit Lender to the Issuing Lender pursuant to paragraph (e) above in respect of any Letter of Credit, upon receipt by the Issuing Lender from or for account of PGI of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Facility A Revolving Credit Lender entitled thereto, such Facility A Revolving Credit Lender's Facility A Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Facility A Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Facility A Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest, if any, at the rate required to be paid by the Issuing Lender upon any return of such funds.

          (g) PGI shall pay to the Administrative Agent for account of each Facility A Revolving Credit Lender (ratably in accordance with their respective Facility A


                               Credit Agreement
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

     Revolving Credit Commitment Percentages) a letter of credit fee in respect of each Letter of Credit issued on behalf of PGI at a rate per annum equal to the product of the relevant Applicable Margin and the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day).

          In addition, PGI shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit issued on behalf of PGI in an amount equal to .25% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Facility A Revolving Credit Lender and to PGI a notice describing the aggregate stated amount of all Letters of Credit issued on behalf of PGI outstanding at the end of such month. Upon the request of any Facility A Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to Letters of

                               Credit Agreement
                               ----------------

     Credit of the same type and (ii) PGI shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to Letters of Credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (j) To the extent that any Facility A Revolving Credit Lender fails to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Base Rate (as in effect from time to time) plus 2%.

          (k) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Facility A Revolving Credit Lender shall have consented thereto.

          (l) On the Effective Date, the Letters of Credit outstanding under the Existing Credit Agreements for the account of PGI or any of its Subsidiaries that is a "Letter of Credit Borrower" under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.

PGI hereby indemnifies and holds harmless each Facility A Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (or which may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit issued on behalf of PGI; provided that PGI shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit issued on behalf of PGI complied with the terms of the Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit issued on behalf of PGI after the presentation to it of

                               Credit Agreement
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
a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of PGI, any Lender or the Administrative Agent under this Agreement.

          2.04 Changes of Commitments.

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Revolving Credit Termination Date.

          (b) The Facility A Revolving Credit Borrowers shall have the right at any time and from time to time (x) to terminate the Facility A Revolving Credit Commitments (but only so long as no Facility A Revolving Credit Loans or Letter of Credit Liabilities are outstanding at such time) and (y) to reduce the aggregate unused amount of the Facility A Revolving Credit Commitments (for which purpose use of the Facility A Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities).

          Fabrene shall have the right at any time and from time to time (x) to terminate the Facility B Revolving Credit Commitments (but only so long as no Facility B Revolving Credit Loans are outstanding at such time) and (y) to reduce the aggregate unused amount of the Facility B Revolving Credit Commitments.

          In connection with any such termination, (i) the Facility A Revolving Credit Borrowers and Fabrene, as applicable, shall give notice of each such termination or reduction as provided in Section 4.05 hereof, (ii) each partial reduction shall be in an aggregate amount at least equal to U.S. $2,000,000 or in multiples of U.S. $1,000,000 in excess thereof and (iii) upon any termination of the Facility A Revolving Credit Commitments, the Facility B Revolving Credit Commitments shall automatically terminate.

          (c)  The Commitments once terminated or reduced may not be reinstated.

          2.05 Commitment Fees. The Borrowers shall pay to the Administrative Agent for account of each Lender, a commitment fee on the daily average unused amount of such Lender's Facility A and Facility B Revolving Credit Commitments (for which purpose, outstanding Letters of Credit shall be deemed to constitute a use of Commitment but Reserved Commitment Amounts shall not be deemed to constitute a use of Commitment) for the period from and including the Effective Date to but not including the earlier of the date such Commitments are terminated and the Revolving Credit Termination Date, at a rate per annum equal to the relevant Applicable Margin. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Termination Date. Accrued commitment fees in respect of the Facility A Revolving Credit Commitments shall be payable in U.S. Dollars; accrued commitment fees in respect of the Facility B Revolving Credit Commitments shall be payable in Canadian Dollars.

                               Credit Agreement
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

          2.06 Lending Offices. The Loans of each Type and Currency made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type and Currency.

          2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Borrowers at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08 Notes.

          (a) The Facility A Revolving Credit Loans made by each Facility A Revolving Credit Lender to each Facility A Revolving Credit Borrower shall be evidenced by a single promissory note of each Facility A Revolving Credit Borrower substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Facility A Revolving Credit Commitment as originally in effect (or, in the case of either Dutch Borrower, in the amount of the Facility A Revolving Credit Loans made to
it) and otherwise duly completed.

          (b) The Facility B Revolving Credit Loans made by each Facility B Revolving Credit Lender to Fabrene shall be evidenced by a single promissory note of Fabrene substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of the Facility B Revolving Credit Loans made to it and otherwise duly completed.

          (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) and maturity (in the case of a Bankers' Acceptance Loan) of each Loan of each Class made by each Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

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

          (d) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

          2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof and paragraph (h) of Annex I hereto, each Borrower shall have the right, with respect to the Loans made to it, to prepay Loans, or (in the case of Loans denominated in U.S. Dollars or Canadian Dollars) to Convert Loans of one Type into Loans of another Type or (in the case of all Loans) to Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) such Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder) and (b) upon any prepayment or Conversion of Eurocurrency Loans or Bankers' Acceptance Loans other than on the last day of an Interest Period for such Loans (or, in the case of Bankers' Acceptance Loans, the maturity dates for the underlying Bankers' Acceptances), such Borrower shall pay any amounts owing under Section 5.05 hereof as a result of such prepayment or Conversion.

          Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) (x) with respect to Loans denominated in U.S. Dollars, suspend the right of the Borrowers to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all such Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans and (y) with respect to Loans denominated in Canadian Dollars, suspend the right of the Borrowers to Convert any Loan into a Bankers' Acceptance Loan, or to Continue any Loan as a Bankers' Acceptance Loan, in which event all such Loans shall be Converted (on the maturity date therefor) or Continued, as the case may be, as Canadian Base Rate Loans and (z) with respect to Loans denominated in Dutch Guilders, require that any such Loans be Continued only as Euroguilder Loans with Interest Periods of one-month's duration.

          2.10 Mandatory Prepayments and Reductions of Commitments.

          (a) Casualty Events. On the date 45 days following the receipt by the Group Members of the proceeds of any insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of any Group Member (excluding any Group Member which is an Unrestricted Subsidiary) (or upon such earlier date as the respective Group Member shall have determined not to repair or replace (with either identical or substantially similar Property) the Property affected by such Casualty Event), PGI shall,

                               Credit Agreement
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
and shall cause the other Borrowers to, prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore promptly applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (e) below. Notwithstanding the foregoing, in the event that a Casualty Event shall occur with respect to Property covered by the Mortgages, PGI (or the respective Mortgagor) shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (f) below), and the Commitments shall be subject to automatic reduction, on the dates, and in the amounts of the required prepayments, specified in the Mortgages. Nothing in this paragraph (a) shall be deemed to limit any obligation of the Group Members pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (b) Debt Issuance. Without limiting the obligation of the Obligors to obtain the consent of the Majority Lenders pursuant to Section 12.04 hereof to any Debt Issuance not otherwise permitted hereunder, upon any Debt Issuance, PGI shall, and shall cause the other Borrowers to, prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (f) below), in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (e) below, provided that no prepayment need be made pursuant to this Section 2.10(b) on the occasion of any Debt Issuance to the extent that (i) the proceeds of such Debt Issuance are applied to the prepayment of the Fabrene Acquisition Intercompany Note (and PGI complies with the requirements of paragraph (d) below in respect of such prepayment) and
(ii) the proceeds of such Debt Issuance in excess of the amount so applied to the Fabrene Acquisition Intercompany Note is applied to make the prepayments required by this paragraph (b).

          (c) Sale of Assets. Without limiting the obligation of the Obligors to obtain the consent of the Majority Lenders pursuant to Section 12.04 hereof to any Disposition not otherwise permitted hereunder, no later than five Business Days prior to the occurrence of any such Disposition, PGI will deliver to the Lenders a statement, certified by its chief financial officer, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of such Disposition and, to the extent such Net Available Proceeds (when taken together with the Net Available Proceeds of all prior Dispositions as to which a prepayment has not yet been made under this paragraph
(c)) shall exceed U.S. $10,000,000, PGI shall, and shall cause the other Borrowers to, prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available

                               Credit Agreement
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

Proceeds of such Disposition (together with 100% of the Net Available Proceeds of all prior Dispositions as to which a prepayment has not yet been made under this paragraph (c)), such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (e) below.

          Notwithstanding the foregoing, PGI (and the other Borrowers) shall not be required to make a prepayment pursuant to this paragraph (c) with respect to the Net Available Proceeds from any Disposition in the event that PGI advises the Administrative Agent at the time the Net Available Proceeds from such Disposition are received that PGI or one or more of its Subsidiaries intends to reinvest such Net Available Proceeds into replacement assets (and for these purposes the payment of Reserved Amounts arising in connection with any Disposition shall be deemed to be a reinvestment in replacement assets), so long as:

               (i) such Net Available Proceeds are either (x) held by the Administrative Agent in the Collateral Account pending such reinvestment (and in that connection, the Administrative Agent need not release such Net Available Proceeds except upon presentation of evidence satisfactory to it that such Net Available Proceeds are to be so reinvested in compliance with the provisions of this Agreement) or (y) applied to the prepayment of Facility A or Facility B Revolving Credit Loans hereunder (in which event PGI agrees to advise the Administrative Agent in writing at the time of such prepayment that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by Section 2.01(a) or 2.01(b) hereof, as applicable, a portion of the Facility A or Facility B Revolving Credit Commitments hereunder equal to the amount of such prepayment gives rise to a Facility A or Facility B Reserved Commitment Amount that shall be available hereunder only for purposes of making investments in replacement assets as contemplated hereby),

               (ii) the Net Available Proceeds from any Disposition are in fact so reinvested within 265 days of such Disposition, it being understood that, in the event Net Available Proceeds from more than one Disposition are paid into the Collateral Account or applied to the prepayment of Loans as provided in clause (i) above, such Net Available Proceeds shall be deemed to be released (or, as the case may be, Loans utilizing the related Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred and, accordingly, (A) any such Net Available Proceeds so held for more than 265 days shall be forthwith applied to the prepayment of Loans and reductions of Commitments as provided above and (B) any Reserved Commitment Amount that remains so unutilized for more than 265 days shall result in an automatic reduction of Facility A or Facility B Revolving Credit Commitments, as applicable, in an amount equal to such Reserved Commitment Amount not so utilized (and, upon any such reduction, PGI agrees to advise the Administrative Agent in writing of such fact at the time of such reduction, identifying

                               Credit Agreement
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
     the reduced Reserved Commitment Amount to be in effect after giving effect to such reduction), and

               (iii) the aggregate amount of Net Available Proceeds (together with investment earnings thereon) so held at any time by the Administrative Agent pending reinvestment as contemplated by this sentence, together with the aggregate amount of the Reserved Commitment Amounts, shall not at any time exceed U.S. $30,000,000 or such greater amount as the Majority Lenders may otherwise agree.

As contemplated by Section 4.01 of the Security Agreement, nothing in this paragraph (c) shall be deemed to obligate the Administrative Agent to release any of such proceeds from the Collateral Account to PGI for purposes of reinvestment as aforesaid upon the occurrence and during the continuance of any Event of Default.

          (d) Fabrene Intercompany Note. Concurrently with the receipt by Fabrene Holdings or PGI Polymer (including, without limitation, amounts deposited with Chase pursuant to the applicable provisions of the Fabrene Intercompany Notes Agreement, but excluding amounts paid pursuant to the Fabrene Intercompany Notes Agreement in respect of a Casualty Event or Disposition that give rise to a prepayment pursuant to paragraphs (a) or (c) above) of any payment or prepayment of principal in respect of the Fabrene Acquisition Intercompany Notes, PGI shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the amount of such payment or prepayment, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (e) below.

          (e) Application. Prepayments and reductions of Commitments described in the above paragraphs of this Section 2.10 shall be effected as follows:

               (i) in the case of paragraphs (a), (c) and (d) above, the amount of the prepayment specified in such paragraphs shall be applied, to the Loans (or to provide cover for Letter of Credit Liabilities) and to the reduction of the Commitments (such prepayments to be applied first to Facility A Revolving Credit Loans denominated in U.S. Dollars and to the reduction of Facility A Revolving Credit Commitments in the amount of each such prepayment, second, to Facility A Revolving Credit Loans denominated in Dutch Guilders and to the reduction of Facility A Revolving Credit Commitments in the U.S. Dollar Equivalent of the amount of each such prepayment, and third, after all outstanding Facility A Revolving Credit Loans have been paid in full, to the Facility B Revolving Credit Loans and to the simultaneous reduction of first the Facility A Revolving Credit Commitments and second the Facility B Revolving Credit Commitments in the amount of each such prepayment of Facility B Revolving Credit Loans), and

                               Credit Agreement
                               ----------------

          (ii) in the case of paragraph (b) above, the amount of the prepayment specified in such paragraph shall be applied to the Loans (or to provide cover for Letter of Credit Liabilities), but not to the reduction of the Commitments (such prepayments to be applied first to Facility A Revolving Credit Loans denominated in U.S. Dollars, second to Facility A Revolving Credit Loans denominated in Dutch Guilders and third to Facility B Revolving Credit Loans).

          (f) Cover for Letter of Credit Liabilities. In the event that PGI (or any other Borrower) shall be required pursuant to this Section 2.10 (including, without limitation, pursuant to Section 2.10(g) below) to provide cover for Letter of Credit Liabilities, PGI (or such other Borrower) shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          (g) Applicable Incurrence Limitation. Anything herein to the contrary notwithstanding, if after giving effect to the making of any Loan (or the issuance of any Letter of Credit pursuant to Section 2.03 hereof), or after giving effect to any Conversion or Continuation of any Loan pursuant to Section
2.09 hereof, the Revolving Credit Exposure would otherwise exceed the Applicable Incurrence Limitation (as defined below), the Borrowers will make such prepayments of Loans (and/or provide cover for Letters of Credit) in such amounts as shall be necessary so that such sum does not exceed the Applicable Incurrence Limitation (such prepayments to be applied to the Loans hereunder, as the Borrowers shall elect, in the manner specified for optional prepayments pursuant to Section 2.09 hereof).

          For purposes hereof, the "Applicable Incurrence Limitation" shall mean, on any date on which a Loan is made or a Letter of Credit is issued or on which a Loan is Converted or Continued in accordance with Section 2.09 hereof (the "Test Date"), (x) U.S. $325,000,000 minus (y) the amount by which the Commitments of the Lenders hereunder shall have been permanently reduced during the period commencing on the Effective Date through and including the Test Date pursuant to paragraph (c) above.

          (h) Change of Control. In the event that any "Change of Control" or similar event shall occur under the Senior Subordinated Notes Indenture or any Future Refinancing Debt Documents and, as a result thereof, PGI shall be required to offer to repurchase any portion of the Senior Subordinated Notes or Future Refinancing Debt, then, prior to making any such offer, PGI shall prepay the Loans in full (and/or provide full cover for Letter of Credit Liabilities as specified in paragraph (f) above), and the Commitments shall be automatically reduced to zero.


                               Credit Agreement
                               ----------------

          Section 3.  Payments of Principal and Interest.

          3.01  Repayment of Loans.

          (a) Each Facility A Revolving Credit Borrower hereby promises to pay to the Administrative Agent in U.S. Dollars (or, in the case of each Dutch Borrower, in Dutch Guilders) for account of each Facility A Revolving Credit Lender the entire outstanding principal amount of the Facility A Revolving Credit Loans made by such Lender to such Borrower, and each such Facility A Revolving Credit Loan shall mature on the Revolving Credit Termination Date.

          (b) Fabrene hereby promises to pay to the Administrative Agent in Canadian Dollars for account of each Facility B Revolving Credit Lender the entire outstanding principal amount of the Facility B Revolving Credit Loans made by such Lender to such Borrower, and each such Facility B Revolving Credit Loan shall mature (i) in the case of Canadian Base Rate Loans, on the Revolving Credit Termination Date and (ii) in the case of Bankers' Acceptance Loans, on the maturity date(s) of the corresponding Bankers' Acceptance(s) which shall in any event be no later than the Revolving Credit Termination Date.

          3.02 Interest. Each Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to such Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan or a Canadian Base Rate Loan, the Base Rate (in the case of Base Rate Loans) or the Canadian Base Rate (in the case of Canadian Base Rate Loans) as such Rates are in effect from time to time plus the Applicable Margin for such Loan and

          (b) during such periods as such Loan is a Eurocurrency Loan, for each Interest Period relating thereto, the Eurocurrency Rate for such Loan for such Interest Period plus the Applicable Margin for such Loan.

Notwithstanding the foregoing, each Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender to such Borrower, on any Reimbursement Obligation of such Borrower held by such Lender and (to the fullest extent permitted under applicable law) on any other amount payable by such Borrower hereunder or under the Notes of such Borrower held by such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due


                               Credit Agreement
                               ----------------
date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan or a Canadian Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurocurrency Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrowers.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

          4.01  Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts (other than the principal of and interest on Loans made in an Alternative Currency) to be made by the Borrowers under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in U.S. Dollars, and all payments of principal and interest on Loans made in an Alternative Currency shall be made in such Alternative Currency, in each case in immediately available funds, without deduction, set-off or counterclaim, to the Payment Office for the applicable Currency, not later than 1:00 p.m. New York time (in the case of such payments to be made in U.S. Dollars) or 10:00 a.m. local time in the location of the relevant Payment Office (in the case of payments to be made in an Alternative Currency) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day and interest shall be payable in respect of any principal so extended for the period of such extension).

          If, as a result of the implementation of European monetary union, (i) Dutch Guilders cease to be lawful currency of the Netherlands and are replaced by a European common currency, or (ii) Dutch Guilders and a European common currency are at the same time recognized by the central bank or comparable authority of the Netherlands as lawful currency of the Netherlands, and the Administrative Agent or the Majority Facility A Revolving Credit Lenders shall so request in a notice delivered to PGI, then any amount payable hereunder by any party hereto in Dutch Guilders shall instead be payable in the European common currency and the amount so payable shall be determined by translating the amount payable in Dutch Guilders to such European common currency at the exchange rate recognized by the European Central Bank for the purpose of implementing the European monetary union. Prior to the occurrence of


                               Credit Agreement
                               ----------------
the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in Dutch Guilders will continue to be payable only in Dutch Guilders. The Dutch Borrowers agree, at the request of the Majority Facility A Revolving Credit Lenders, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Majority Facility A Revolving Credit Lenders shall specify in order to reflect the implementation of such monetary union and to place the parties hereto in the position they would have been in had such monetary union not be implemented.

          (b) Any Lender for whose account any such payment by any Borrower is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by the time referred to in paragraph (a) above to any ordinary deposit account of such Borrower with such Lender (with prompt notice to such Borrower and the Administrative Agent).

          (c) The Borrowers shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section
4.02 hereof, may determine to be appropriate).

          (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fees under Section 2.05 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Loans of a particular Type and Currency (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the


                               Credit Agreement
                               ----------------
relevant Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Eurocurrency Loan, as applicable, shall be coterminous; (c) each payment or prepayment of principal of Loans of a particular Class by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and
(d) each payment of interest on Loans of a particular Class by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 Computations. Interest on Eurocurrency Loans and Reimbursement Obligations and commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans, Canadian Base Rate Loans and Acceptance Fees shall be computed on the basis of a year of 365 or 366, as the case may be, days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04  Minimum Amounts.  Except for Conversions made pursuant to
Section 5.04 hereof and Bankers' Acceptances issued at the request of Fabrene in accordance with this Agreement and Annex I hereto, each borrowing or Conversion of (i) Base Rate Loans shall be in an aggregate amount at least equal to U.S. $500,000 or in multiples of U.S. $100,000 in excess thereof, (ii) Canadian Base Rate Loans shall be in an aggregate amount at least equal to Cdn. $300,000 and
(iii) Eurocurrency Loans shall be in an aggregate amount at least equal to U.S. $1,000,000 (or, in the case of Euroguilder Loans, the Foreign Currency Equivalent thereof) or in multiples of U.S. $500,000 (or, in the case of Euroguilder Loans, the Foreign Currency Equivalent thereof) in excess thereof; borrowings or Conversions of or into Loans of different Types or, in the case of Eurocurrency Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings and Conversions for purposes of the foregoing, one for each Type or Interest Period.

          Except for mandatory prepayments made pursuant to Section 2.10 hereof, each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to U.S. $500,000 or in multiples of U.S. $500,000 in excess thereof (prepayments of Loans of different Types or, in the case of Eurocurrency Loans, having different Interest Periods at the same time hereunder to be deemed separate prepayments for purposes of the foregoing, one for each Type or Interest Period).

          4.05 Certain Notices. Notices by the Borrowers to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations

                               Credit Agreement
                               ----------------
and optional and mandatory prepayments of Loans and of Classes of Loans, of Types and Currencies of Loans and of the duration of Interest Periods shall be irrevocable (except that notices of a mandatory prepayment pursuant to Section
2.10 hereof may be revoked if the respective event giving rise to such prepayment does not occur, subject, however, to the obligation of the Borrowers to compensate the Lenders for any loss, cost or expense incurred in connection with such revoked notice pursuant to Section 5.05 hereof) and shall be effective only if received by the Administrative Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                        Number of
                                                        Business
      Notice                                            Days Prior
      ------                                            ----------
     Termination or reduction
       of Commitments                                      3

     Borrowings of, or
       Conversions into,
       Base Rate Loans                                  same day

     Borrowings of, or
       Conversions into,
       Canadian Base Rate Loans                            1

     Borrowings of, Conversions
       into, Continuations
       as, or duration of Interest
       Period for, Eurocurrency Loans
       or Bankers' Acceptances Loans                       3

     Optional Prepayments of Loans                         3

     Mandatory Prepayments of Loans                        1


Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Borrower to which such Loan is to be made, the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type and Currency (and, in the case of a request for a Bankers' Acceptance Loan, the maturity date of the respective Bankers' Acceptance) of each


                               Credit Agreement
                               ----------------

Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the relevant Lenders of the contents of each such notice. In the event that the Borrowers fail to select the Type of Loan, or the duration of any Interest Period for any Eurocurrency Loan or the maturity date of any Bankers' Acceptance, within the time period and otherwise as provided in this
Section 4.05, such Loan (if outstanding as a Eurodollar Loan or Bankers' Acceptance Loan) will be automatically Converted into a Base Rate Loan (if such Loan is denominated in U.S. Dollars) or a Canadian Base Rate Loan (if such Loan is denominated in Canadian Dollars) on the last day of the then current Interest Period for such Loan or the maturity date of such Bankers' Acceptance, as the case may be, or (if outstanding as a Eurocurrency Loan denominated in Dutch Guilders) will be automatically Continued as a Euroguilder Loan having an Interest Period of one month denominated in such Currency on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan or a Canadian Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan or a Canadian Base Rate Loan (as the case may be).

      4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or a Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender, or a participation in a Letter of Credit drawing acquired by such Lender hereunder or (in the case of a Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                               Credit Agreement
                               ----------------

               (i) if the Required Payment shall represent a payment to be made by a Borrower to the Lenders, such Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of such Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of such Borrower under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to a Borrower, the Payor and such Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02 hereof, it being understood that the return by such Borrower of the Required Payment to the Administrative Agent shall not limit any claim such Borrower may have against the Payor in respect of such Required Payment.

          4.07  Sharing of Payments, Etc.
                -------------------------

          (a) Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of such Borrower at any of its offices, in U.S. Dollars or in any other Currency or currency, against any principal of or interest on any of the Loans, Reimbursement Obligations or other amounts payable by such Borrower to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify such Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from any Borrower payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class of such Borrower or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share

                               Credit Agreement
                               ----------------
the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class of such Borrower or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise, together with interest, if any, required to be paid by the Lender returning such funds) if such payment is rescinded or must otherwise be restored.

          (c) The Borrowers agree that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5.  Yield Protection, Etc.
                      ----------------------

          5.01  Additional Costs.
                ----------------

          (a) Each Borrower shall pay to the Administrative Agent (to the fullest extent permitted by applicable law) for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurocurrency Loans to such Borrower or its obligation to make any Eurocurrency Loans to such Borrower hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

               (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office


                               Credit Agreement
                               ----------------
     by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurocurrency Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurocurrency Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

               (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

With respect to any Loans denominated in U.S. Dollars, if any Lender requests compensation from any Borrower under this Section 5.01(a), the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), each Borrower (to the extent allocable to it) shall pay to the Administrative Agent for the account of each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R.
Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or


                               Credit Agreement
                               ----------------
any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(b) and Section 5.06 hereof, "Basel Accord" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (c) The Dutch Borrowers agree, at the request of any Facility A Revolving Credit Lender, to compensate such Lender for any loss, cost, expense or reduction in return that shall be incurred or sustained by such Lender as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein.

          (d) Each Lender shall notify the Borrowers of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrowers a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, or of the amounts necessary to compensate such Lender under paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurocurrency Base Rate for any Eurodollar Loans for any Interest Period:


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                                      -63-


          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in paragraph (b) of the definition of "Eurocurrency Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) the Majority Facility A Revolving Credit Lenders determine (which determination shall be conclusive), and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurocurrency Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to adequately cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrowers and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          5.03 Limitation on Euroguilder Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurocurrency Base Rate for any Loan denominated in Dutch Guilders for any Interest Period (or Default Interest Period):

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in paragraph (b) of the definition of "Eurocurrency Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for such Loans as provided herein; or

          (b) the Majority Facility A Revolving Credit Lenders determine (which determination shall be conclusive), and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurocurrency Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for such Loans for such Interest Period (or Default Interest Period) is to be determined are not likely to adequately cover the cost to such Lenders of making or maintaining Eurocurrency Loans for such Interest Period (or Default Interest Period); or

          (c) any Lender shall determine (which determination shall be conclusive) and notify the Administrative Agent that Dutch Guilders are not available in the relevant amounts or for the relevant periods, or that a change in national or international financial, political or economic conditions or exchange controls has occurred which


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                                      -64-


     would, in the opinion of such Lender, make it impracticable or illegal for such Lender to make, fund or maintain its Loans to be made in such Currency or for the relevant Borrower to pay the principal of or interest on such Loans as provided in this Agreement;

then the Administrative Agent shall give the Borrowers and each Lender prompt notice thereof and:

               (i) during the twenty-one-Business Day period next succeeding the date of any such notice (the "Negotiation Period"), the Administrative Agent (in consultation with the affected Lender(s)) and the Borrowers will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis (the "Substitute Basis") for determining the rate of interest to be applicable to such Loans for such Interest Period (or Default Interest Period);

               (ii) if at the expiry of the Negotiation Period, the Majority Facility A Revolving Credit Lenders (in the case of clauses (a) and (b) above), or the affected Lender(s) (in the case of clause (c) above), and the Borrowers have agreed upon a Substitute Basis, the Substitute Basis shall be retroactive to, and take effect from, the beginning of such Interest Period (or Default Interest Period, as the case may be);

               (iii) if at the expiry of the Negotiation Period, a Substitute Basis shall not have been agreed upon as aforesaid, the Administrative Agent shall forthwith notify the affected Lender(s) of such failure to agree and, within five Business Days after receipt of such notice (or as soon thereafter as practicable), each affected Lender shall notify the Borrowers through the Administrative Agent of the cost to such Lender (as determined by it in good faith) of funding and maintaining such Loan for such Interest Period (or Default Interest Period); and the interest payable to such Lender on such Loan for such Interest Period (or Default Interest Period) shall be a rate per annum equal to the Applicable Margin above the cost to such Lender of funding and maintaining such Loan for such Interest Period (or Default Interest Period) as so notified by such Lender (or, as to any principal of such Loan or, to the extent permitted by applicable law, other amount payable to such Lender on or in respect of such Loan that is then past due, 2% plus the Applicable Margin above such cost); and

               (iv) the procedures specified in clauses (i), (ii) and (iii) above shall apply to each Interest Period (or Default Interest Period) succeeding the first Interest Period (or Default Interest Period) to which they were applied unless and until the Administrative Agent shall determine in consultation with the Majority Facility A Revolving Credit Lenders (in the case of clauses (a) and (b) above), or the affected Lender(s) (in the case of clause (c) above), that the conditions referred to in clause (a),
     (b) or (c) above no longer exist and so notifies the Borrowers and the affected


                               Credit Agreement
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

     Lender(s), whereupon interest on such Loans shall again be determined in accordance with the provisions of Section 3.02 hereof commencing on the first day of the Interest Period (or Default Interest Period) next succeeding the date of such notice.

          5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurocurrency Loans or to Continue, or to Convert Base Rate Loans into, Eurocurrency Loans shall be suspended pursuant to Section 5.01 hereof, such Lender's Eurocurrency Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) ((or Default Interest Period(s)) for Eurocurrency Loans and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurocurrency Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurocurrency Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurocurrency Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurocurrency Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrowers with a copy to the Administrative Agent that the circumstances specified in Section 5.01 hereof that gave rise to the Conversion of such Lender's Eurocurrency Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) (or Default Interest Period(s)) for such outstanding Eurocurrency Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Loans and by such Lender are held pro rata (as to principal amounts, Types, Interest Periods and Default Interest Periods, as applicable) in accordance with their respective Commitments.

          5.05 Compensation. Each Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurocurrency Loan, as applicable, made by such Lender to such Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to


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

     Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by such Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 7 hereof to be satisfied) to borrow a Eurocurrency Loan, as applicable, from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for U.S. Dollar or the applicable Alternative Currency deposits of leading banks.

          5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of Borrowers under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), PGI shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrowers shall be conclusive in the absence of manifest error as to the amount thereof.



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

          5.07  U.S. Taxes.

          (a) Each Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due by such Borrower to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

               (i) to any payment to a Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit and does submit pursuant to Section 5.07(c) either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or a Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

               (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) to the extent it is legally entitled to do so if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 5.07(a), (x) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, and (y) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates).

          (b) Within 30 days after any Borrower shall pay any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, such Borrower shall deliver to the


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

Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          (c) Each Lender that is not a U.S. Person agrees, to the extent it is entitled to an exemption from (or reduction of) the amount of withholding of U.S. Taxes from interest payments hereunder, to furnish to the Borrowers on or prior to the date hereof (or the date on which it becomes a Lender as provided in Section 12.06(b) hereof) and when a lapse in time or change in circumstance renders the previous certification obsolete or inaccurate two original signed copies of Form 1001 or Form 4224 (as applicable), and any other form reasonably requested by the Borrowers which such Lender may lawfully deliver that is necessary or required to establish such exemption (or reduction).

          (d) If U.S. Taxes withheld from or imposed upon any payment hereunder are incorrectly or illegally paid or assessed, and if any Lender contests the payment or assessment of such U.S. Taxes, such Lender shall refund, to the extent of any refund made to such Lender, any amount paid by any Borrower under this Section 5.07 in respect of such U.S. Taxes. Amounts payable pursuant to this Section 5.07(d) shall be paid within 30 days from the date of receipt of the refund by such Lender.

          5.08  Foreign Taxes.
                -------------

          (a) All payments on account of the principal of and interest on the Loans, fees and all other amounts payable hereunder by a Foreign Borrower to or for the account of the Administrative Agent or any Lender, including, without limitation, amounts payable under paragraph (b) of this Section 5.08, shall be made free and clear of and without reduction or liability for Foreign Taxes. Each Foreign Borrower will pay all Foreign Taxes applicable to it, without charge to or offset against any amount due to the Administrative Agent or any Lender, prior to the date on which penalties attach thereto, except for any such Foreign Taxes (other than Foreign Taxes imposed on or in respect of any amount payable by such Foreign Borrower hereunder or under the Notes) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, so long as no claim for such Foreign Taxes is made on the Administrative Agent or any Lender.

          (b) Each Foreign Borrower shall indemnify the Administrative Agent and each Lender against, and reimburse the Administrative Agent and each Lender on demand for, any Foreign Taxes applicable to it and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Administrative Agent or such Lender may incur at any time arising out of or in connection with any failure of such Foreign Borrower to make any payment of Foreign Taxes when due.

          (c) In the event that a Foreign Borrower is required by applicable law, decree or regulation to deduct or withhold Foreign Taxes from any amounts payable on, under or in


                               Credit Agreement
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
respect of this Agreement or the Loans made to such Foreign Borrower, such Foreign Borrower shall (to the fullest extent permitted by applicable law) promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Foreign Taxes, to enable such Person to receive from such Foreign Borrower on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement. Each Lender shall provide to a Foreign Borrower such forms or certificates as the Foreign Borrower may reasonably request to establish such Lender's entitlement to an exemption from or reduction of Foreign Taxes, but no Lender shall be required to provide any form or certificate if it determines in its discretion that the provision of such form or certificate could adversely affect it or it is not legally entitled to provide such form or certificate.

          (d) Each Foreign Borrower shall furnish to the Administrative Agent, upon the request of any Lender (through the Administrative Agent), together with sufficient certified copies for distribution to each Lender requesting the same (identifying the Lenders that have so requested), original official tax receipts (or certified copies thereof) in respect of each payment of Foreign Taxes required under this Section 5.08 made by such Foreign Borrower or such other information, documents and receipts that the Administrative Agent or such Lender may reasonably require to establish to its satisfaction that full and timely payment has been made of all Foreign Taxes required to be paid under this
Section 5.08 within 30 days after the date such payment is made.

          (e) Each Foreign Borrower represents and warrants to the Administrative Agent and each Lender that, on and as of the date hereof, neither this Agreement nor the execution or delivery by such Foreign Borrower of this Agreement, is subject to any Foreign Taxes, and no payment to be made by such Foreign Borrower under this Agreement is subject to any Foreign Taxes.

          Section 6.  Guarantee.

          6.01 The Guarantee. Each Guarantor hereby guarantees to each Lender (and its affiliates, as the case may be), the Administrative Agent and their respective successors and assigns the Guaranteed Obligations of such Guarantor, which guarantee, in the case of Guaranteed Obligations common to more than one of the Guarantors, is joint and several. Each Guarantor hereby further agrees that if any Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations in respect of which such Guarantor is obligated, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                               Credit Agreement
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

          6.02 Obligations Unconditional. The obligations of the Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several (to the extent of common Guaranteed Obligations), irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 6.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several (to the extent of common Guaranteed Obligations), under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that either Agent or any Lender exhaust any right, power or remedy or proceed against any Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          6.03  Reinstatement.  The obligations of the Guarantors under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on

                               Credit Agreement
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
behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally (to the extent of common Guaranteed Obligations) agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 Subrogation. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees with each Borrower for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by such Guarantor shall constitute a contribution of capital by such Guarantor to such Borrower (or an investment in the equity capital of such Borrower by such Guarantor).

          6.05 Remedies. The Guarantors jointly and severally (to the extent of common Guaranteed Obligations) agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of said Section 6.01.

          6.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising until such time as all Guaranteed Obligations (including, without limitation, all Letter of Credit Liabilities) shall have been paid in full and the Commitments terminated.

                               Credit Agreement
                               ----------------

          6.08 Contribution among Certain Obligors. The Obligors other than Dutch Operating and Fabrene (such Obligors, i.e. excluding Dutch Operating and Fabrene, being herein called the "Relevant Obligors") hereby agree, as between themselves, that if any Relevant Obligor shall become an Excess Funding Obligor (as defined below) by reason of the payment by such Relevant Obligor of any Guaranteed Obligations, each other Relevant Obligor shall, on demand of such Excess Funding Obligor (but subject to the next sentence), pay to such Excess Funding Obligor an amount equal to such Relevant Obligor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Obligor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Relevant Obligor to any Excess Funding Obligor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Relevant Obligor under the other provisions of this Section 6 and such Excess Funding Obligor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 6.08, (i) "Excess Funding Obligor" shall mean, in respect of any Guaranteed Obligations, a Relevant Obligor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Obligor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Relevant Obligor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Relevant Obligor (excluding any shares of stock of any other Relevant Obligor) exceeds the amount of all the debts and liabilities of such Relevant Obligor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Relevant Obligor hereunder and any obligations of any other Relevant Obligor that have been Guaranteed by such Relevant Obligor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Relevant Obligors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Relevant Obligors hereunder) of all of the Relevant Obligors, all as of the Effective Date. If any entity becomes a Domestic Non-Borrower Guarantor pursuant to Section 9.16(b) hereof (and thus a Relevant Obligor hereunder) subsequent to the Effective Date, then for purposes of this Section 6.08 such subsequent Relevant Obligor shall be deemed to have been a Guarantor as of the Effective Date and the aggregate present fair saleable value of the Properties, and the amount of the debts and liabilities, of such Relevant Obligor as of the Effective Date shall be deemed to be equal to such value and amount on the date such Relevant Obligor becomes a Relevant Obligor hereunder.

          6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law (including the law of any foreign jurisdiction) affecting the rights

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                                     -73-

of creditors generally, if the obligations of any Guarantor under Section 6.01 hereof would otherwise, taking into account the provisions of Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7.  Conditions Precedent.

          7.01 Initial Extension of Credit. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby), and the obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan, creating and discounting Bankers' Acceptance, or issuing a Letter of Credit) is subject to
(i) the condition that such effectiveness shall have occurred on or before July 11, 1997, and (ii) the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

          (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Group Member and of all corporate authority for each Group Member (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such Basic Documents to which such Group Member is or is intended to be a party and each other document to be delivered by such Group Member from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Group Member).

          (b) Officer's Certificate. A certificate of a senior financial officer of PGI, dated the Effective Date, to the effect set forth in paragraphs (a) and (b) of the first sentence of Section 7.02 hereof.

          (c) Opinions of Counsel to the Group Members. Opinions, dated the Effective Date, of (i) Kirkland & Ellis, special New York counsel to the Group Members, in substantially the form of Exhibit G hereto and (ii) special Canadian, Dutch, German and Mexican counsel covering such matters with respect to the Canadian, Dutch, German and Mexican Security Documents, respectively, and the other Basic Documents being executed and delivered by the respective Group Members in such countries, and in each case covering such other matters as the Administrative Agent or

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                                     -74-

     any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver each such opinion to the Lenders and to the Administrative Agent).

          (d) Opinions of Local Counsel. Opinions, dated the Effective Date, of special local counsel in the respective states in which the properties covered by the Mortgages are located covering such matters with respect to such Mortgages and covering such other matters as the Administrative Agent or any Lender may reasonably request.

          (e) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit H hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (f)  Notes.  The Notes, duly completed and executed.

          (g) Security Agreement; Collateral Account. The Security Agreement, duly executed and delivered by each Securing Party and the Administrative Agent. In addition, (i) each Securing Party shall have taken such other action (including, without limitation, delivering to the Administrative Agent (w) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements, (x) instruments and other documents in connection with the foreign patents and trademarks, (y) the Intercompany Notes outstanding on the date hereof, to the extent not previously delivered to the Administrative Agent, and (z) certificates representing all shares of stock pledged by the Obligors hereunder, in each case together with undated stock powers or other instruments of assignment) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement and (ii) the Collateral Account contemplated by Section 4.01 of the Security Agreement and the Intercompany Notes Account contemplated by Section 5.04(d)(1) of the Security Agreement shall have been established and there shall have been executed and delivered to the Administrative Agent such lock-box or similar agreements (and there shall have been taken such other action, including establishment of accounts in the name of the Administrative Agent, in connection therewith) with respect to Accounts (as such term is defined in the Security Agreement) to be remitted to banks other than the Administrative Agent as contemplated by Section 4.02 of the Security Agreement.

          (h) Mortgages and Title Insurance. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

                    (i) with respect to each Mortgage, an instrument of Modification and Confirmation pursuant to which such Mortgage shall have been amended in

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                                     -75-

          form and substance satisfactory to the Administrative Agent to spread the Lien thereof to secure the obligations under this Agreement, in each case duly executed, acknowledged and delivered by the respective parties thereto, in recordable form (in such number of copies as the Administrative Agent shall have requested);

                    (ii) mortgagee down-date continuation reports for, and modification/date-down endorsements to, existing title policies issued pursuant to the Existing Credit Agreement (or any predecessor Credit Agreement), subject only to such exceptions as shall be satisfactory to the Majority Lenders;

                    (iii) for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed; and

                    (iv) such other documents as may be reasonably requested by the title companies to record the instruments of Modification and Confirmation and to issue the modification/date-down endorsements.

     In addition, the respective Mortgagors shall have paid to the title companies all expenses of such title companies in connection with the issuance of the down-date continuation reports and modification date-down endorsements and the recording of the instruments of Modification and Confirmation and in addition shall have paid to such title companies an amount equal to the recording and stamp taxes payable in connection with recording the respective instruments of Modification and Confirmation in the appropriate county land offices.

          (i) Consummation of the Refinancing. Evidence that the Refinancing shall have been (or concurrently with the satisfaction of the other conditions precedent set forth in this Section 7 and the making of the initial extensions of credit hereunder, will be) consummated in a manner satisfactory to the Majority Lenders (including the form, terms and conditions of the Senior Subordinated Notes Indenture, and the modification of the covenants with respect to the Existing Senior Notes), that the Administrative Agent shall have received copies of all documents in connection therewith, and that PGI shall have received gross proceeds from the Offering of not less than U.S. $350,000,000.

          (j) Dutch Security Documents. Such documents, each in form and substance satisfactory to each Lender, duly executed and delivered by Chicopee, Dutch Holding and Dutch Operating, as the case may be, as any Lender shall have requested in order to create the equivalent under Dutch law of first priority Liens (or to confirm the Liens created or confirmed pursuant to the Existing Credit Agreement) in favor of the

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

     Administrative Agent and the Lenders (i) in the case of Chicopee, on all of the issued and outstanding shares of Dutch Holding, (ii) in the case of Dutch Holding, on such number of shares of Dutch Operating as represent 65% of the aggregate voting stock of Dutch Operating and on substantially all of its other assets, and (iii) in the case of Dutch Operating, on substantially all of its assets located, or arising out of its operations conducted, in Cuijk, Netherlands, in each case as collateral security for the respective obligations of Chicopee, Dutch Holding and Dutch Operating, as the case may be, hereunder.

          (k) German Security Documents. Such documents, each in form and substance satisfactory to each Lender, duly executed and delivered by FiberTech, as any Lender shall have requested in order to create first priority Liens (or to confirm the Liens created or confirmed pursuant to the Existing Credit Agreement) in favor of the Administrative Agent and the Lenders in all of the assets of FiberTech located, or arising out of its operations conducted, in Neunkirchen, Germany.

          (l) Mexican Security Documents. Such documents, each in form and substance satisfactory to each Lender, duly executed and delivered by Bonlam and its Subsidiaries, as any Lender shall have requested in order to create first priority Liens (or to confirm the Liens created or confirmed pursuant to the Existing Credit Agreement) in favor of PGI Polymer in all of the assets of Bonlam located, or arising out of its operations conducted, in Mexico, as collateral security for the obligations of Bonlam and its Subsidiaries to PGI Polymer arising from time to time under the Bonlam Intercompany Notes Agreement and the Bonlam Intercompany Notes, together with evidence that such action as shall be necessary to perfect or record such Liens under applicable law shall have been taken.

          (m) Canadian Security Documents. Such documents, each in form and substance satisfactory to each Lender, duly executed and delivered by Fabrene and its Subsidiaries, as any Lender shall have requested in order to create first priority Liens (or to confirm the Liens created or confirmed pursuant to the Existing Credit Agreement) in all of the assets of Fabrene and its Subsidiaries located, or arising out of its operations conducted, in Canada, in favor of (i) the Administrative Agent and the Lenders, as collateral security for the obligations of Fabrene and its Subsidiaries hereunder and (ii) Fabrene Holdings as collateral security for the obligations of Fabrene and its Subsidiaries to Fabrene Holdings arising from time to time under the Fabrene Intercompany Notes Agreement and the Fabrene Intercompany Notes, together with evidence that such action as shall be necessary to perfect or record such Liens under applicable law shall have been taken.

          (n) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Obligors and their Subsidiaries pursuant to

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

     Section 9.04 hereof and the designation of the Administrative Agent as the loss payee thereunder to the extent required by said Section 9.04 in respect of all insurance covering tangible Property, such certificates to be in such form and contain such information as is specified in said
     Section 9.04. In addition, the Obligors shall have delivered (i) a certificate of the chief financial officer of PGI setting forth the insurance obtained by it in accordance with the requirements of Section
     9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid and (ii) a written report, dated reasonably near the Effective Date, of Reliable Insurance Group, Inc., or any other firm of independent insurance brokers of nationally recognized standing, as to such insurance and stating that, in their opinion, such insurance adequately protects the interests of the Administrative Agent and the Lenders, is in compliance with the provisions of said Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those covered by the Mortgages.

          (o) Environmental Reviews. The Group Members shall have completed (and delivered to the Administrative Agent) environmental risk questionnaires with respect to all facilities owned, operated or leased by the Group Members and covered by environmental surveys and assessments delivered pursuant to the Existing Credit Agreement (or any predecessor Credit Agreement), and the responses to such questionnaires (and the underlying facts and circumstances shown thereby) shall be in form and substance satisfactory to the Majority Lenders.

          (p) Leverage Ratio. A certificate of the chief financial officer of PGI setting forth the Leverage Ratio as at the Effective Date (determined so as to give effect to the aggregate amount of Loans and Letters of Credit outstanding on the Effective Date, after giving effect to the transactions contemplated hereunder to occur on the Effective Date).

          (q) Process Agent Acceptances. A Process Agent Acceptance (in respect of the Dutch Borrowers, Fabrene and Fabrene Holdings), duly executed and delivered by the Process Agent in substantially the form of
     Exhibit I attached hereto, and process agent acceptances (in respect of Bonlam and Fabrene), duly executed and delivered by process agents in substantially the form attached as an Exhibit to the Intercompany Notes Agreements (to the extent not previously delivered pursuant to the Existing Credit Agreement).

          (r) Capitalization Statement. A balance sheet setting forth an estimate of the capitalization of PGI and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) as of the Effective Date after giving effect to the Refinancing (including an estimate of all Indebtedness of PGI and its consolidated

                               Credit Agreement
                               ----------------

     Subsidiaries expected to be in existence on the Effective Date after giving effect to the Refinancing).

          (s) Other Documents. Such other documents as the Administrative Agent, any Lender or special New York counsel to Chase may reasonably request.

The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement contemplated hereby), and the obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan, creating and discounting Bankers' Acceptances, or issuing a Letter of Credit), is also subject to the payment by the Borrowers of such fees as the Borrowers shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrowers).

          7.02 Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan, including, without limitation, the obligation to create and discount any Bankers' Acceptance, or otherwise extend any credit to the Borrowers upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or creation and discount of such Bankers' Acceptance or other extension of credit and also after giving effect thereto and to the intended use thereof:

          (a)  no Default shall have occurred and be continuing;

          (b)  the representations and warranties made by the Obligors in
     Section 8 hereof, and by each of the Group Members in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) PGI shall not have requested a release of any Collateral as contemplated in the German Security Documents.

Each notice of borrowing or request for the issuance of a Letter of Credit by the Borrowers hereunder shall constitute a certification by the Borrowers to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Borrowers otherwise notify the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

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                                      -79-


          Section 8. Representations and Warranties. Each Obligor hereby represents and warrants to the Lenders that:

          8.01 Corporate Existence. Each Group Member: (a) is a corporation, partnership, limited liability company, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          8.02 Financial Condition. PGI has heretofore furnished to each of the Lenders the following financial statements:

          (a) the audited consolidated balance sheets of PGI and its consolidated Subsidiaries and the related audited consolidated statements of operations, shareholders' equity (deficit) and cash flows of PGI and its consolidated Subsidiaries for the fiscal year ended December 28, 1996, reported on by Ernst & Young LLP; and

          (b) the unaudited consolidated balance sheets of PGI and its consolidated Subsidiaries and the related unaudited consolidated statements of operations, shareholders' equity (deficit) and cash flows of PGI and its consolidated Subsidiaries for the three-month period ended March 29, 1997.

All such financial statements fairly present the respective financial condition of PGI and its consolidated Subsidiaries as at the respective dates, and the respective results of operations for the respective periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of PGI or any of its Subsidiaries has on the date hereof any material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said respective balance sheets as at said respective dates. Since December 28, 1996, there has been no material adverse change in the financial condition, operation, business or prospects of PGI and its consolidated Subsidiaries taken as a whole from that set forth in the respective financial statements as at such date.

          8.03 Litigation. Except as set forth in Schedule I hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Obligor) threatened against any

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                               ----------------

Group Member which, if adversely determined could reasonably be expected to have a Material Adverse Effect.

          8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the organizational documents of any Group Member, or any applicable law or regulation (including, without limitation, regulations of the Central Bank of the Netherlands and comparable regulations in Mexico, Canada and Germany), or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Group Member is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of any Group Member pursuant to the terms of any such agreement or instrument.

          8.05 Action. Each Obligor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which any Obligor is a party when executed and delivered by such Obligor (in the case of the Notes, for value), will constitute, its legal, valid and binding obligation, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06 Approvals. No authorizations, approvals or consents of (including any exchange control approval), and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange (including, without limitation, the Central Bank of the Netherlands and any comparable institutions in Mexico, Canada and Germany), are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

                               Credit Agreement
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

          8.07 Use of Credit. None of the Group Members is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of the applicable provisions of Regulations G, U and X.

          8.08 ERISA. Each Plan, and, to the knowledge of each Obligor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which any Obligor would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof.

          8.09 Taxes. The Group Members (other than Bonlam, Fabrene, Dutch Operating and their respective Subsidiaries) are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which PGI is the "common parent" (within the meaning of Section 1504 of the Code) of such group. There is no tax sharing, tax allocation or similar agreement (other than the Tax Sharing Agreement) currently in effect providing for the manner in which tax payments owing by the members of such affiliated group (whether in respect of Federal, state or foreign income or other taxes) are allocated among the members of the group. The Group Members have filed (either directly, or indirectly through PGI or PGI Polymer) all United States Federal, and all foreign, income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through PGI or PGI Polymer) all taxes due pursuant to such returns or pursuant to any assessment received by any Group Member. The charges, accruals and reserves on the books of the Group Members in respect of taxes and other governmental charges are, in the opinion of the Obligors, adequate.

          8.10 Investment Company Act. None of the Group Members is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 Public Utility Holding Company Act. None of the Group Members is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12  Material Agreements and Liens.

          (a) Part A of Schedule II hereto is a complete and correct list, as of the date of this Agreement (and after giving effect to the transactions contemplated to occur on the Effective Date), of each credit agreement, loan agreement, indenture, purchase agreement,

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                               ----------------
lease, guarantee, letter of credit or other arrangement (excluding this Agreement) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Group Member, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) U.S. $100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule II.

          (b) Part B of Schedule II hereto is a complete and correct list, as of the date of this Agreement (and after giving effect to the transactions contemplated to occur on the Effective Date), of each Lien securing Indebtedness of any Person (excluding the Security Documents) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) U.S. $100,000 and covering any Property of any Group Member, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule II.

          8.13 Environmental Matters. Each Group Member has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each Group Member is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect.

          In addition, except as set forth in Schedule III hereto:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any Group Member to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any Group Member or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any Group Member which alleged failure, generation, treatment, storage, recycling, transportation, discharge or disposal or Release would have a Material Adverse Effect.

          (b) Except to the extent the same could not reasonably be expected to have a Material Adverse Effect:

                               Credit Agreement
                               ----------------

                    (i) no Group Member owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute;

                    (ii) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by any Group Member;

                    (iii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by any Group Member;

                    (iv) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by any Group Member;

                    (v) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by any Group Member in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                    (vi) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by any Group Member.

          (c) No Group Member has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. (S) 300.5 ("CERCLIS"), or on any similar state, local or foreign list or that is the subject of Federal, state, local or foreign enforcement actions or other investigations that may lead to Environmental Claims against any Group Member, in each case to the extent such Environmental Claims could reasonably be expected to have a Material Adverse Effect.

          (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Group Member and no site or facility now or previously owned, operated or leased by any Group Member is listed or proposed for

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
     listing on the NPL, CERCLIS or any similar state or foreign list of sites requiring investigation or clean-up.

          (e) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by any Group Member, and none of the Group Members has received any notification (or otherwise has any knowledge) of any government action that has been taken or is in process that could subject any such site or facility to such Liens, and no Group Member would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (f) There have been no so-called "Phase I" or "Phase II" environmental investigations or other analyses conducted by or that are in the possession of any Group Member in relation to any site or facility now or previously owned, operated or leased by any Group Member which have not been made available to the Lenders.

          8.14  Capitalization.

          (a) The authorized capital stock of each of the Subsidiaries of PGI will consist as of the Effective Date, after giving effect to the transactions contemplated to occur on or before such Date, of the aggregate number of shares of common and preferred stock, having the respective par values and series, in each case as listed in Schedule IV hereto. On the Effective Date, after giving effect to the transactions contemplated to occur on or before the Effective Date, the number of shares of common stock and each series of preferred stock of each of the Subsidiaries of PGI will be duly and validly issued and outstanding as listed in said Schedule IV and will be owned beneficially and of record by the Persons as listed in said Schedule IV.

          (b) As of the Effective Date, after giving effect to the transactions contemplated to occur on or before such Date, except as set forth in Schedule V hereto, (i) there will be no outstanding Equity Rights with respect to any Group Member and (ii) there will be no outstanding obligations of any Group Member to repurchase, redeem, or otherwise acquire any shares of capital stock of PGI or any other Group Member nor will there be any outstanding obligations of any Group Member to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Group Member.

          8.15  Subsidiaries, Etc.

          (a) Set forth in Part A of Schedule VI hereto is a complete and correct list of all of the Subsidiaries of PGI as of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding

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
ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule VI hereto, (x) PGI and its Subsidiaries owns, or will own on the Effective Date, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule VI hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) (except as disclosed in Schedule V) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Part B of Schedule VI hereto is a complete and correct list of all Investments (other than Investments disclosed in Part A of said Schedule VI hereto and other than Investments referred to in clause (b) through (j), inclusive, of Section 9.08 hereof) held by any Group Member in any Person on the date hereof, or that will be held on the Effective Date, and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule VI hereto, each Group Member owns, or will own, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          (c) Except as provided for in the Intercompany Notes Agreements, no Group Member is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.16(e) hereof.

          8.16 Title to Assets. Each Group Member on the Effective Date will own and have good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the material Properties shown to be owned in the most recent financial statements referred to in Section 8.02(c) hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). Each Group Member on the Effective Date will own (or have available for use under lease, license or other arrangements entered into with any other Person) good and marketable title to, and enjoy on the date hereof, and will enjoy on the Effective Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of their businesses.

          8.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Disclosure Materials) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, provided that, as to projections, the Obligors represent

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
only that such projections have been prepared in good faith based on estimates and assumptions believed by the Obligors to be reasonable as of the date such projections were prepared. All written information furnished after the date hereof by the Obligors to the Administrative Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Obligors that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          8.18 Legal Form. This Agreement, the Notes, the Security Documents and any other instruments or documents referred to herein or therein are in proper legal form under the law of the Netherlands and the law of Canada for the enforcement thereof against the Obligors under such law, and if this Agreement, the Notes, the Security Documents and such other documents or instruments were stated to be governed by such law, they would constitute legal, valid and binding obligations of the Obligors under such law, enforceable in accordance with their respective terms. All formalities required in the Netherlands or Canada for the validity and enforceability of this Agreement, the Notes, the Security Documents and any other instruments or documents referred to herein or therein (including, without limitation, any necessary registration, recording or filing with any court or other authority in the Netherlands) have been accomplished, and no Foreign Taxes are required to be paid for the validity and enforceability thereof.

          8.19 Ranking. This Agreement and the Notes and the obligations evidenced hereby are and will at all times be direct and unconditional general obligations of the Obligors, and rank and will at all times rank in right of payment and otherwise at least pari passu with any unsecured Indebtedness of the Obligors, whether now existing or hereafter outstanding. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the Property or revenues of the Obligors or any of their Subsidiaries, except as expressly permitted by Section 9.06 hereof.

          8.20 Commercial Activity; Absence of Immunity. The Foreign Borrowers are subject to civil and commercial law with respect to their obligations under this Agreement, the Notes, the Security Documents and any other instrument or document referred to herein or therein. The execution, delivery and performance by the Foreign Borrowers of this Agreement, the Notes and such other instruments and documents constitute private and commercial acts rather than public or governmental acts. Neither the Foreign Borrowers nor any of their Properties or revenues is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off

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
or execution of a judgment or from any other legal process or remedy relating to the obligations of the Foreign Borrowers under this Agreement, the Notes, the Security Documents or any other instrument or document referred to herein or therein.

          8.21 Real Property. Set forth on Schedule VII attached hereto is a list of all of the real property interests of the Group Members on the Effective Date, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property. All such leases necessary for the conduct of the business of the Group Members are valid and subsisting and are in full force and effect, except for such failures to be valid, subsisting and in full force and effect as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Group Members enjoys peaceful and undisturbed possession under all such leases, and each of the Group Members has complied with all material obligations under all leases to which it is a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          8.22 Intercompany Notes. On the date hereof, the only "Intercompany Notes" under and as defined in the Existing Credit Agreement that have been executed and delivered by either Bonlam or Fabrene are the Fabrene Acquisition Intercompany Note, the Fabrene Operations Intercompany Note and the Bonlam Intercompany Notes.

          Section 9. Covenants of the Borrowers. Each Obligor hereby covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Borrowers hereunder:

          9.01 Financial Statements Etc. The Obligors shall deliver to the Administrative Agent (and the Administrative Agent will promptly forward copies of the same to each Lender):

          (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrowers (unless such quarterly fiscal period ends on the end of a fiscal year, in which case the financial statements required to be delivered pursuant to this clause (a) may be delivered within 90 days), consolidated statements of income, retained earnings and cash flows of PGI and its Subsidiaries (and, separately stated, of PGI and its Restricted Subsidiaries) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of PGI and its Subsidiaries as at the end of such period (and, separately stated, of PGI and its Restricted Subsidiaries), setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year,

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
     accompanied by a certificate of a senior financial officer of PGI, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of PGI and its Subsidiaries (or of PGI and its Restricted Subsidiaries, as the case may be), in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to the absence of footnote disclosures and to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, consolidated statements of income, retained earnings and cash flows of PGI and its Subsidiaries (and, separately stated, of PGI and its Restricted Subsidiaries) for such fiscal year and the related consolidated balance sheets of PGI and its Subsidiaries (and, separately stated, of PGI and its Restricted Subsidiaries) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of PGI and its Subsidiaries (or of PGI and its Restricted Subsidiaries, as the case may be) as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

          (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which any of the Group Members shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (d) promptly upon the mailing thereof to the holders of any publicly-traded debt or equity securities of any of the Group Members, copies of all financial statements, certificates, reports, proxy statements and other notices or information so mailed;

          (e) as soon as possible, and in any event within ten days after any Obligor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such Obligor setting forth details respecting such event or condition and the action, if any, that the Obligors and their ERISA Affiliates propose to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by PGI or an ERISA Affiliate with respect to such event or condition):

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                               ----------------

                    (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                    (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by PGI or an ERISA Affiliate to terminate any Plan;

                    (iii)  the institution by the PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by PGI or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal from a Multiemployer Plan by PGI or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by PGI or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against PGI or any ERISA Affiliate to enforce
          Section 515 of ERISA, which proceeding is not dismissed within 30 days;and

                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if PGI or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (f) as soon as available and in any event within 30 days after the end of the third fiscal quarter of each fiscal year of the Borrowers, (i) a projection (setting forth an itemization of the principal assumptions relating thereto) for the next fiscal year of

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
     the Borrowers of the anticipated income statement, cash flow statement and changes in financial position of the Borrowers, and the related balance sheets and (ii) promptly after any material change in such projections (either positive or negative) becomes known, notice of such change;

          (g) promptly after any Obligor has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Obligor has taken or propose to take with respect thereto; and

          (h) from time to time such other information regarding the financial condition, operations, business or prospects of any Group Member (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or either Agent may reasonably request.

PGI will furnish to the Administrative Agent (and the Administrative Agent will promptly forward copies of the same to each Lender), at the time it furnishes each set of financial statements pursuant to clause (a) or (b) above, a certificate of a senior financial officer of PGI (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that PGI has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Obligors are in compliance with Sections 9.07 through 9.10 hereof, inclusive, as of the end of the respective quarterly fiscal period or fiscal year.

          9.02 Litigation. The Obligors will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting any Group Member, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Obligors will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, any Group Member and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

          9.03 Existence, Etc. Each Obligor will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under
     Section 9.05 hereof);

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                                      -91-

          (b) comply with the requirements of all applicable laws (including, without limitation, all Environmental Laws), rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies in excess of U.S. $250,000 imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to maintain the same would have a Material Adverse Effect;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Lender or the Administrative Agent during normal business hours, to examine, copy and make extracts from its books and records, to visit any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

          9.04 Insurance. Each Obligor will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations, provided that in any event each Obligor will maintain (with respect to itself and its Restricted Subsidiaries):

          (1) Casualty Insurance -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Obligors and each of their Restricted Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to the respective deductibles for insurance indicated in Schedule VII hereto) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets (including, without limitation, foundation, footings and excavation costs), subject to

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                                      -92-

     deductibles as aforesaid and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

          (2) Automobile Liability Insurance for Bodily Injury and Property Damage -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by any Obligor or any of its Restricted Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

          (3) Comprehensive General Liability Insurance -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of any Obligor and its Restricted Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

          (4) Workers' Compensation Insurance -- workers' compensation insurance (including, without limitation, employers' liability insurance) to the extent required by applicable law.

          (5) Product Liability Insurance -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by any Obligor or any of its Restricted Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of such Obligor and its Restricted Subsidiaries.

          (6) Business Interruption Insurance -- insurance against loss of operating income (up to an aggregate amount equal to U.S. $80,000,000 and subject to a deductible, or self-insured amount, not in excess of U.S. $500,000) by reason of any Peril.

          (7) Other Insurance -- such other insurance, including, without limitation, War-Risk Insurance when and to the extent obtainable from the United States Government, in each case as generally carried by owners of similar Properties in the jurisdictions where such Properties are located, in such amounts and against such risks as are then customary for Property similar in use.

Such insurance shall be written by financially responsible companies selected by the Obligors and having an A. M. Best rating of "A" or better and being in a financial size category of XIV or larger, or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall name the Administrative Agent as additional insured, or loss


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                                      -93-

payee, as its interests may appear.  Each policy referred to in this Section
9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of the Obligors or any Person having an interest in any Property covered by the Mortgages nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Obligors will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

          On or before the Effective Date, the Obligors will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Obligors hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through December 31, 1997 subject only to the payment of premiums as they become due (and attaching original copies of any policies with respect to casualty insurance). Thereafter, on each November 15 in each year (commencing with November 15, 1997), the Obligors will deliver to the Administrative Agent certificates of insurance evidencing that all insurance required to be maintained by the Obligors hereunder will be in effect through December 31 of the calendar year following the calendar year of the current November 15, subject only to the payment of premiums as they become due. In addition, the Obligors will not modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent accompanied by a written report of Reliable Insurance Group, Inc. or any other firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Administrative Agent, is in compliance with the provisions of this Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those covered by the Mortgages. The Obligors will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Obligors will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

          Without limiting the obligations of the Obligors under the foregoing provisions of this Section 9.04, in the event the Obligors shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Administrative Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the


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                                      -94-

Majority Lenders shall deem appropriate, and the Obligors shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

          For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Borrowers and their Restricted Subsidiaries are located.

          9.05  Prohibition of Fundamental Changes.

          (a) Mergers, etc. No Obligor will, nor will any Obligor permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          (b) Dispositions. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired, including, without limitation, receivables and leasehold interests, but excluding (i) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) the use or lease of certain facilities of Chicopee located in Quebec, Canada, Little Rock, Arkansas and Dayton, New Jersey, (iii) direct or indirect sales by Bonlam of non-Mexican accounts receivable to Banco de National de Comercio Exterior, S.N.C. pursuant to the Export Sales Program (as described in Section 9.07(j) hereof) and (iv) other sales of Property (including sales of obsolete or worn-out Property, tools or equipment no longer used or useful), so long as the aggregate amount thereof sold by the Obligors and their Restricted Subsidiaries during the term of this Agreement shall not exceed U.S. $30,000,000.

          (c) Acquisitions. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business and Investments permitted under Section 9.08 hereof.

          (d) Certain Exceptions. Notwithstanding the foregoing provisions of this Section 9.05,

               (i) any of PGI's Restricted Subsidiaries may merge into PGI or any of its Restricted Subsidiaries, so long as in any such merger to which a Borrower is a party, such Borrower shall be the continuing or surviving entity and in any such


                               Credit Agreement
                               ----------------
     merger to which a Wholly Owned Subsidiary of PGI is a party, a Wholly Owned Subsidiary of PGI shall be the continuing or surviving entity, provided that in no event shall more than one Borrower be a party to any such merger;

               (ii) any of PGI's Restricted Subsidiaries may transfer any of its Property to any other Restricted Subsidiary of PGI, so long as any such transfer by a Wholly Owned Subsidiary of PGI shall be to a Wholly Owned Subsidiary of PGI;

               (iii) PGI or any of its Restricted Subsidiaries may make the Investments permitted under Section 9.08(k) hereof; and

               (iv) PGI or any of its Restricted Subsidiaries may make any Acquisition, so long as

               (s) at the time of such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing,

               (t) the entity to be acquired will be either (A) a Wholly Owned Restricted Subsidiary of PGI, or the assets to be acquired will be acquired through a Wholly Owned Restricted Subsidiary of PGI, and the provisions of Section 9.16 will have been (or concurrently with any such Acquisition will be) complied with or (B) a Subsidiary as to which PGI and its other Subsidiaries own a sufficient percentage of each class of outstanding capital stock to enable PGI and its Subsidiaries to effect, without the approval of any other holders of capital stock, a merger or consolidation of such Subsidiary with a Wholly Owned Restricted Subsidiary of PGI within nine months of the date of such Acquisition (and such merger is in fact effected, and the provisions of Section 9.16 hereof complied with, within nine months of the date of such Acquisition),

               (u) after giving effect to such Acquisition (A) the Leverage Ratio shall not exceed the then-applicable requirement under Section 9.10(a) hereof, (B) the Fixed Charges Ratio shall not be less than the then-applicable requirement under Section 9.10(c) hereof and (C) Net Worth shall not be less than the then-applicable requirement under
          Section 9.10(d), the determination of such compliance (in the case of each of the foregoing clauses (A), (B) and (C)) to be calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of PGI are available, under the assumption that such Acquisition and the incurrence of any Indebtedness in connection with such Acquisition, shall have occurred at the beginning of the applicable period,

                               Credit Agreement
                               ----------------

               (v) after giving effect to any such Acquisition the Senior Leverage Ratio shall not exceed the then-applicable requirement under
          Section 9.10(b) hereof, calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of PGI are available, under the assumption that such Acquisition and the incurrence of any Indebtedness in connection with such Acquisition, shall have occurred at the beginning of the applicable period,

               (w) after giving effect to any such Acquisition there shall be unutilized Commitments aggregating at least U.S. $25,000,000,

               (x) the entity or assets acquired in such Acquisition is in a similar or related line of business as the Obligors,

               (y) in the event that such Acquisition consists in whole or in part of a tender for shares of stock in a transaction that does not constitute an Agreed Takeover, and any portion of the financing for such Acquisition will be provided by Loans to be made under this Agreement, each of the Facility A Revolving Credit Lenders (if such Acquisition is to be financed in whole or in part by Loans made hereunder in U.S. Dollars or Dutch Guilders), or Facility B Revolving Credit Lenders (if such Acquisition is to be financed in whole or in party by Loans made hereunder in Canadian Dollars), shall have consented thereto prior to the date upon which any such Loans are to be made; provided, that PGI shall, pursuant to Section 12.17 hereof, have the right to replace any Lender that does not so consent, and

               (z)  at least three Business Days (but not more than ten Business
          Days) prior to the date of any such Acquisition, PGI shall have delivered to the Lenders a certificate of a senior financial officer of PGI setting forth calculations in form and detail satisfactory to the Administrative Agent demonstrating compliance with the requirements of the foregoing clauses (u), (v) and (w) after giving effect to such Acquisition, and setting forth a calculation on a pro forma basis of the Leverage Ratio in accordance with the requirements of the definition of "Applicable Margin" in Section 1.01 hereof (i.e., under the assumption that such Acquisition and the incurrence of any Indebtedness in connection with such Acquisition, shall have occurred at the beginning of the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of PGI are available).

          9.06 Limitation on Liens. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                               Credit Agreement
                               ----------------

          (a)  Liens created pursuant to the Security Documents;

          (b)  Liens in existence on the date hereof and listed in Part B of
     Schedule II hereto;

          (c) Liens on Non-Mexican accounts receivable sold by Bonlam directly (or indirectly through other institutions) to Banco de National de Comercio Exterior, S.N.C. pursuant to its export sales program as described in
     Section 9.07(j) hereof;

          (d) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Obligor or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP;

          (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Obligor or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP, and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

          (f) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Obligors or any of their Restricted Subsidiaries;

          (i) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by any Obligor or any of its

                               Credit Agreement
                               ----------------

     Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created within 90 days of such acquisition solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of any Obligor or any such Subsidiary other than the Property so acquired and improvements thereon;

          (j) additional Liens (including, without limitation, any extensions, renewals or replacements thereof permitted under the following clause (k)), so long as the aggregate principal amount of Indebtedness secured thereby shall not exceed U.S. $10,000,000 at any one time outstanding; and

          (k)  any extension, renewal or replacement of the foregoing, provided
     (A) that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property) and (B) the aggregate amount of the obligations secured by such extension, renewal or replacement does not exceed the amount then being secured by the Lien being extended, renewed or replaced.

          9.07 Indebtedness. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Lenders hereunder;

          (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule II hereto, excluding, however, any Indebtedness in respect of the Intercompany Notes (which shall be governed by clause (d) below) and any Indebtedness in respect of the Existing Senior Notes (which shall be governed by clause (g) below);

          (c) Indebtedness of any Restricted Subsidiary to PGI or any other Restricted Subsidiary, except for any such Indebtedness of Bonlam or Fabrene as to which clause (d) and (e) below shall apply;

          (d) Indebtedness (x) of Bonlam and its Subsidiaries under the Bonlam Intercompany Notes Agreement in an aggregate amount of up to U.S. $10,000,000 and (y) of Fabrene and its Subsidiaries under the Fabrene Intercompany Notes Agreement in an aggregate amount of up to the Foreign Currency Equivalent in Canadian Dollars of U.S. $19,001,367 (in respect of the Fabrene Acquisition Intercompany Note) and U.S. $10,000,000 (in respect of the Fabrene Operations Intercompany Note), as the case may be;

                               Credit Agreement
                               ----------------

          (e)  Indebtedness of Bonlam to the Mexican Finco;

          (f) Indebtedness of PGI in respect of the Senior Subordinated Notes (and of any other Group Member, other than a Group Member that does not Guarantee the obligations of PGI hereunder, in respect of a Guarantee of the Senior Subordinated Notes, so long as any such Guarantee is subordinated to the Guarantee hereunder), either (i) issued on or before the Effective Date in an aggregate principal amount up to but not exceeding U.S. $400,000,000 or (ii) issued after the Effective Date so long as, in the case of any additional Senior Subordinated Notes issued after the Effective Date:

               (w) the respective indenture pursuant to which such additional Senior Subordinated Notes are to be issued does not (except in respect of rate of interest) materially vary from the Senior Subordinated Notes Indenture as in effect on the Effective Date (or as most recently modified pursuant to a supplement consented to by the Majority Lenders pursuant to Section 9.14 hereof), whether in respect of prepayments, covenants, events of default or otherwise, provided that in any event the terms of subordination set forth in such indenture shall not vary in any respect from the terms of subordination set forth in the Senior Subordinated Notes Indenture as in effect on the Effective Date (or as most recently modified pursuant to a supplement consented to by the Majority Lenders pursuant to
          Section 9.14 hereof),

               (x) after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing, and PGI shall be in compliance with the provisions of Section 9.10(a) and 9.10(b) hereof (determined on a pro forma basis as if such additional Senior Subordinated Notes had been issued on the first day of the period of four fiscal quarters most recently ended prior to the date of such issuance for which financial statements of PGI are available),

               (y) the maturity of such additional Senior Subordinated Notes shall not be earlier than the maturity date of the Senior Subordinated Notes issued on or before the Effective Date (and such additional Senior Subordinated Notes shall not be subject to amortization or sinking fund requirements) and

               (z) the rate of interest on such additional Senior Subordinated Notes shall not exceed 18% per annum;

          (g) Indebtedness of PGI in respect of the Existing Senior Notes and of any other Group Member (other than a Group Member that does not Guarantee the obligations of PGI hereunder) in respect of a Guarantee of the Existing Senior Notes;

                               Credit Agreement
                               ----------------

          (h) unsecured subordinated Indebtedness incurred by PGI (and by any other Group Member (other than a Group Member that does not Guarantee the obligations of PGI hereunder) in respect of a Guarantee in respect of such unsecured subordinated Indebtedness), so long as (i) the proceeds of such Indebtedness are either applied to the prepayment of the principal of (and accrued interest and redemption premium, if any, on) the Senior Subordinated Notes, or the prepayment of Indebtedness hereunder pursuant to
     Section 2.10(b) hereof, (ii) such Indebtedness is incurred pursuant to instruments and agreements which contain terms (including, without limitation, interest, amortization, covenants and events of default and terms of subordination) which are in each case in form and substance reasonably satisfactory to the Majority Lenders and (iii) after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing, and PGI shall be in compliance with the provisions of Section 9.10(a) and 9.10(b) hereof (determined on a pro forma basis as if such additional Indebtedness had been incurred on the first day of the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of PGI are available);

          (i) unsecured subordinated Indebtedness incurred by PGI in connection with an Acquisition permitted under Section 9.05(d)(iv) hereof (and in respect of which no other Group Member is directly or indirectly obligated), so long as (i) such Indebtedness is payable to the respective seller (or an affiliate thereof) from whom the respective Property is being acquired in such Acquisition, (ii) such Indebtedness is incurred pursuant to instruments and agreements which contain terms (including, without limitation, interest, amortization, covenants and events of default and terms of subordination) which are in each case in form and substance reasonably satisfactory to the Majority Lenders and (iii) after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing, and PGI shall be in compliance with the provisions of Section 9.10(a) and 9.10(b) hereof (determined on a pro forma basis as if such additional Indebtedness had been incurred on the first day of the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of PGI are available);

          (j) Indebtedness of Bonlam arising in respect of the sale of non-Mexican accounts receivable by Bonlam directly (or indirectly through other institutions) to Banco de National de Comercio Exterior, S.N.C. pursuant to its export sales program, so long as the aggregate outstanding principal amount thereof shall not exceed U.S. $2,000,000 at any one time; and

          (k) additional Indebtedness of the Borrowers (including Indebtedness secured by Liens permitted under Section 9.06(i) hereof and, to the extent relating to Liens described in Section 9.06(i), under 9.06(j) hereof) so long as the aggregate principal amount thereof does not exceed U.S. $25,000,000 at any one time outstanding.


                               Credit Agreement
                               ----------------

          9.08 Investments. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a)  Investments outstanding on the date hereof and identified in
     Schedule VI hereto;

          (b) operating deposit accounts with banks located in any country where operations are conducted by the Borrowers and their Subsidiaries;

          (c)  Permitted Investments;

          (d) Investments by any Group Member in any Wholly Owned Restricted Subsidiary (other than in Bonlam, Fabrene or their respective Subsidiaries, as to which clauses (e), (f), (g) and (h) below shall apply);

          (e) Investments (x) in the case of Fabrene Holdings and PGI Polymer, evidenced by the Fabrene Intercompany Notes and constituting Indebtedness of Fabrene to Fabrene Holdings and PGI Polymer permitted under Section 9.07(d) hereof and (y) in the case of PGI Polymer, evidenced by the Bonlam Intercompany Notes and constituting Indebtedness of Bonlam to PGI Polymer permitted under Section 9.07(d) hereof, so long as in the case of both of the foregoing clauses (x) and (y) such Intercompany Notes shall have been delivered in pledge to the Administrative Agent pursuant to the Security Agreement on the Effective Date (or, in the case of any such Intercompany Notes executed and delivered after the Effective Date, promptly following such execution and delivery);

          (f) Investments (in each case as additional equity capital) by PGI in PGI Polymer and by PGI Polymer in Fabrene, from the proceeds of a Debt Issuance permitted to be applied to the prepayment of the Fabrene Acquisition Intercompany Note pursuant to Section 2.10(b) hereof, so long as each such Investment occurs immediately following receipt by PGI of the proceeds of such Debt Issuance and such proceeds are in fact applied to the prepayment of the Fabrene Acquisition Intercompany Note (and to the prepayment of Loans hereunder) as contemplated by Section 2.10(d) hereof;

          (g) Investments by Bonlam in one or more Restricted Subsidiaries of Bonlam;

          (h) Investments by the Mexican Finco in Bonlam consisting of an unsecured receivable, so long as the Mexican Finco shall be a Restricted Subsidiary;

          (i)  Investments permitted under Section 9.05(d)(iv) hereof;


                               Credit Agreement
                               ----------------

          (j) Hedging Transactions entered into in the ordinary course of business and not for speculative purposes;

          (k) Investments by PGI (which may include transfers of cash or other Property, determined in each case at the fair market value thereof), either directly or through one or more Restricted Subsidiaries, in one or more non-Wholly Owned Subsidiaries of PGI, so long as the aggregate amount of such Investments made after the date hereof (i.e. excluding those permitted under clause (a) above) outstanding at any one time shall not exceed U.S. $50,000,000; and

          (l) additional Investments (which may include transfers of cash or other Property, determined in each case at the fair market value thereof) by PGI or any Restricted Subsidiary in any other Person (including any such Investment in any Affiliate) constituting a Restricted Payment permitted under Section 9.09 hereof.

The aggregate amount of an Investment at any one time outstanding for purposes of clause (k) above, shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of Property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment.

          9.09 Restricted Payments. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, make any Restricted Payments at any time during any fiscal year, provided that PGI may make Restricted Payments in cash so long as:

               (i) no Default shall have occurred and be continuing, and after giving effect to such Restricted Payment no Default shall have occurred and be continuing; and

               (ii) the aggregate amount of such Restricted Payments made by PGI during the period (the "Determination Period") from and including December 31, 1996 to and including the date of such Restricted Payment shall not exceed an amount equal to the sum of (x) U.S. $25,000,000 plus 50% of Consolidated Net Income (to the extent positive) for each full fiscal year included in the Determination Period minus (y) 100% of Consolidated Net Income (to the extent negative) for each full fiscal year included in the Determination Period.

Notwithstanding the foregoing, (x) PGI may make cash payments to officers and employees in respect of shares of stock (or options therefor) granted to such officers and employees upon the termination of employment of such officer or employee (so long as the aggregate amount

                               Credit Agreement
                               ----------------
thereof paid in any single fiscal year shall not exceed U.S. $750,000) (and such cash payments shall not be included in determining the amount of Restricted Payments permitted above) and (y) so long as at the time thereof and after giving effect thereto no Event of Default shall have occurred or be continuing, Restricted Subsidiaries of the Obligors may make Dividend Payments in respect of their shares of stock to the Obligors and other Restricted Subsidiaries of the Obligors (and such payments shall not be included in determining the amount of Restricted Payments permitted above).

          9.10  Certain Financial Covenants.

          (a) Leverage Ratio. PGI will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

            Period                                                Ratio
            ------                                                -----
     From the Effective
      Date through but excluding the
      last day of fiscal year 1998                               5.50 to 1

     From the last day of fiscal year
      1998 through but excluding the
      last day of fiscal year 1999                               5.25 to 1

     From the last day of fiscal year
      1999 through but excluding the
      last day of fiscal year 2000                               5.00 to 1

     From the last day of fiscal year
      2000 through but excluding the
      last day of fiscal year 2001                               4.75 to 1

     From the last day of fiscal year
      2001 through but excluding the
      last day of fiscal year 2002                               4.50 to 1

     From the last day of fiscal year
      2002 and at all times thereafter                           4.25 to 1

          (b) Senior Leverage Ratio. PGI will not, immediately after giving effect to any Acquisition permitted under Section 9.05(d)(iv) hereof, permit the Senior Leverage Ratio to exceed the respective ratio set forth below opposite the period in which such Acquisition shall occur:

                               Credit Agreement
                               ----------------

                 Period                                          Ratio
                 ------                                          -----
     From the Effective
      Date through but excluding the
      last day of fiscal year 1998                              3.50 to 1

     From the last day of fiscal year
      1998 through but excluding the
      last day of fiscal year 2000                              3.25 to 1

     From the last day of fiscal year
      2000 and at all times thereafter                          3.00 to 1

          (c) Fixed Charges Ratio. PGI will not permit the Fixed Charges Ratio to be less than the following respective ratios at the end of any fiscal quarter which falls within the following respective periods:

                 Period                                          Ratio
                 ------                                          -----

     From the Effective
      Date through but excluding the
      last day of fiscal year 1998                              1.15 to 1

     From the last day of fiscal year
      1998 through but excluding the
      last day of fiscal year 1999                              1.30 to 1

     From the last day of fiscal year
      1999 and at all times thereafter                          1.40 to 1

          (d) Net Worth. PGI will not permit Net Worth to be less than the following respective amounts at any time during the following respective periods:

                 Period                                          Amount
                 ------                                          ------
     From the Effective Date
      through but excluding the
      last day of fiscal year 1997                           U.S. $156,000,000

                               Credit Agreement
                               ----------------

     From the last day of fiscal year
      1997 through but excluding the
      last day of fiscal year 1998                            U.S. $170,500,000

     From the last day of fiscal year
      1998 through but excluding the
      last day of fiscal year 1999                            U.S. $186,500,000

     From the last day of fiscal year
      1999 through but excluding the
      last day of fiscal year 2000                            U.S. $203,500,000

     From the last day of fiscal year
      2000 through but excluding the
      last day of fiscal year 2001                            U.S. $222,500,000

     From the last day of fiscal year
      2001 through but excluding the
      last day of the first fiscal
      quarter in 2002                                         U.S. $243,000,000

     From the last day of the first
      fiscal quarter in 2002 and at all
      times thereafter                                        U.S. $251,000,000

Notwithstanding the foregoing, in the event that PGI shall take any write-off in connection with any one or more Acquisitions, the amounts set forth above shall be adjusted downward by the cumulative amount of such charge-offs, provided, that in no event shall the aggregate amount of such downward adjustments after the Effective Date exceed U.S. $50,000,000.

          9.11 Lines of Business. No Obligor will, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the business of manufacturing and marketing of woven and nonwoven materials, polymers and polyolefins, and related businesses and activities.

          9.12 Transactions with Affiliates. Except as expressly permitted by this Agreement, no Obligor will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly: (a) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (b) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (c) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that

                               Credit Agreement
                               ----------------

          (x) any Affiliate who is an individual may serve as a director, officer or employee of any Obligor or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity,

          (y) an Obligor and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by such Obligor or any of its Restricted Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such Obligor or its Restricted Subsidiaries as the monetary or business consideration which it would obtain in a comparable transaction with a Person not an Affiliate and

          (z) nothing herein shall be deemed to prohibit an Investment by PGI or any of its Restricted Subsidiaries in any entity pursuant to a transaction permitted under Section 9.05(d)(iv) hereof, or Section 9.08(k) or 9.08(l) hereof, even though an Affiliate may hold, or concurrently be making, an Investment in such entity.

          9.13 Use of Proceeds. The Borrowers will use the proceeds of the Loans hereunder: (i) to provide financing for permitted acquisitions, (ii) to finance ongoing working capital requirements (including loans and letters of credit of PGI and its Subsidiaries), (iii) to pay fees and expenses in connection with the Refinancing and (iv) to provide funds for general corporate purposes; provided that (x) any borrowing of Facility A Revolving Credit Loans hereunder that would constitute a utilization of any Facility A Reserved Commitment Amount shall be applied solely to investments in replacement assets, or to redemptions or repurchases of Existing Senior Notes, in accordance with the provisions of the second paragraph of Section 2.01(a) hereof, (y) any borrowing of Facility B Revolving Credit Loans hereunder that would constitute a utilization of any Facility B Reserved Commitment Amount shall be applied solely to investments in replacement assets in accordance with the provisions of the second paragraph of Section 2.01(b) hereof and (z) neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of the proceeds of any Loans hereunder.

          9.14 Modifications of Certain Documents. The Obligors will not, and will not permit their Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any of the Basic Documents (excluding the License Agreement and the Technology Agreement), the charter documents of any of the Obligors or their Restricted Subsidiaries, the Future Refinancing Debt Documents or the Subordinated Acquisition Debt Documents, without in each case the prior consent of the Administrative Agent (with the approval of the Majority Lenders), provided that no such consent shall be necessary

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                                     -107-

               (i) to modify the charter of Dutch Operating, in the manner contemplated by the penultimate paragraph of Section 3 of the Security Agreement, to provide for it to have two classes of common stock in a manner similar to the capital structure of Dutch Holding,

               (ii) to modify the charter documents of any Obligor (other than Dutch Operating, Bonlam or Fabrene) in a manner that, in the judgment of the Administrative Agent, shall not be materially adverse to the interests of the Lenders hereunder, or

               (iii) for any modification, supplement or waiver under the Supply Agreement unless the same would either (x) affect adversely the "Contribution Margin" (as defined therein) or otherwise materially adversely affect the economic value of the Supply Agreement to the Borrowers or (y) alter Section 26 thereof (or otherwise modify the Supply Agreement so as to adversely affect the ability of the Administrative Agent or the Lenders to exercise, or result in a breach of the Supply Agreement if the Administrative Agent or the Lenders were to exercise, any of their rights or remedies under any of the Security Documents).

          9.15 Governmental Approvals. Each Foreign Borrower agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for such Borrower to comply with its obligations under this Agreement, the Notes, the Security Documents and each other instrument or agreement referred to herein or therein.

          9.16  Certain Obligations Respecting Subsidiaries.

          (a) Ownership of Subsidiaries. PGI will take such action from time to time as shall be necessary to ensure that, except as otherwise contemplated by Section 9.08(k) hereof, each Restricted Subsidiary of PGI is a Wholly Owned Subsidiary. In the event that, as contemplated by Section 9.05(d)(iv)(t) hereof, PGI or any of its Restricted Subsidiaries shall acquire a Subsidiary that is not a Wholly Owned Subsidiary of PGI, then (as provided in said Section 9.05(d)(iv)(t)) PGI shall cause such Subsidiary to become a Wholly Owned Subsidiary of PGI and to become a Guarantor hereunder within nine months following the date upon which the respective Acquisition of such Subsidiary shall have occurred.

          (b) Domestic Non-Borrower Guarantors. In the event that PGI or any of its Restricted Subsidiaries shall form or acquire after the Effective Date any new Restricted Subsidiary that is (x) the Mexican Finco, (y) organized under the laws of a State of the United States of America or (z) that the Majority Lenders reasonably determine (in consultation with PGI) may Guarantee the obligations hereunder without adverse tax consequences under Section 956 of the Code (any such Restricted Subsidiary described in the foregoing clauses (x) through (z) being herein called a "Domestic Subsidiary"), PGI shall

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                                     -108-

cause such new Restricted Subsidiary to execute and deliver to the Administrative Agent a Domestic Non-Borrower Guaranty Agreement, substantially in the form attached as Exhibit E hereto, and to thereby become a "Domestic Non-Borrower Guarantor" hereunder and a "Securing Party" under the Security Agreement and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof upon the Effective Date or as the Administrative Agent shall have reasonably requested, provided that, if such Domestic Subsidiary is the Mexican Finco, PGI shall cause the Mexican Finco to execute and deliver such other documents as the Administrative Agent shall deem appropriate in order to create and perfect a Lien on all of the Property of the Mexican Finco under the laws of the Republic of Mexico.

          (c) Foreign Non-Borrower Guarantors. In the event that PGI or any of its Restricted Subsidiaries shall form or acquire after the Effective Date any new Restricted Subsidiary (other than a Domestic Subsidiary as defined in paragraph (b) above), PGI shall cause such new Restricted Subsidiary to execute and deliver to the Administrative Agent on the Effective Date a Foreign Non-Borrower Guaranty Agreement, either (x) if such new Restricted Subsidiary is a Subsidiary of Fabrene or Dutch Operating, substantially in the form of Exhibit F hereto or (y) if such new Restricted Subsidiary is not a Subsidiary of Fabrene or Dutch Operating, in such other form (and Guaranteeing such other Obligations) as the Majority Lenders reasonably determine (in consultation with PGI) will not result in adverse tax consequences under Section 956 of the Code or any violation of law, and any such Subsidiary shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof upon the Effective Date or as the Administrative Agent shall have reasonably requested.

          (d) Bonlam Subsidiaries. PGI will take such action from time to time as shall be necessary to ensure that all Subsidiaries of Bonlam Guarantee the obligations of Bonlam under the Bonlam Intercompany Notes Agreement and Bonlam Intercompany Notes. In that connection, in the event that Bonlam shall form or acquire any such new Subsidiary, PGI will cause such new Subsidiary to Guarantee the obligations of Bonlam under the Bonlam Intercompany Notes Agreement pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by Bonlam pursuant to Section 7.01 hereof upon the Effective Date or as the Administrative Agent shall have reasonably requested.

          (e) Certain Restrictions. PGI will not permit any of its Restricted Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of

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                                     -109-

Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property, other than any such prohibition or restraint arising pursuant to an indenture, agreement, instrument or other arrangement providing for Liens permitted by Section 9.06(i) hereof, so long as such prohibition or restraint shall only cover the Property that is subject to such Lien and no other Property.

          9.17 Gainesville Georgia Property. Although it is contemplated that the leasehold interest of Chicopee in Gainesville, Georgia will not be subjected to the Lien of a Mortgage on the Effective Date, in the event that the Majority Lenders shall at any time so request, Chicopee agrees to enter into an arrangement whereby such leasehold interest is assigned to the Administrative Agent and then subleased by the Administrative Agent to Chicopee, with such sublease being terminable upon the occurrence of an Event of Default. Any such assignment and sublease shall be effected pursuant to documentation in form and substance satisfactory to the Majority Lenders and the Administrative Agent.

          9.18 Subordinated Indebtedness. PGI will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any of the Subordinated Indebtedness, except (i) for regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the Senior Subordinated Debt Documents, Future Refinancing Debt Documents or the Subordinated Acquisition Debt Documents, (ii) to the extent permitted by Section 9.09 hereof and (iii) from the proceeds of a "Public Equity Offering" under and as defined in the Senior Subordinated Notes Indenture to the extent permitted by Paragraph 6 of the form of the Senior Subordinated Notes attached to the Senior Subordinated Notes Indenture.

          Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) Any Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan or any Reimbursement Obligation, any fee or any other amount payable by it hereunder or under any other Basic Document; or

          (b) The Obligors or any of their Restricted Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating U.S. $5,000,000 (or its equivalent in any other currency) or more (excluding, however, Indebtedness under the Intercompany Notes), or in the payment

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                                     -110-

     when due of any amount under any Hedging Transaction; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Hedging Transaction shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of any Hedging Transaction, to permit the payments owing under such Hedging Transaction to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Group Member, or any certificate furnished to any Lender or either Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(g), 9.05, 9.06, 9.07, 9.08, 9.09,
     9.10, 9.14, 9.16 or 9.18 hereof; any Obligor which is a Securing Party under the Security Agreement shall default in the performance of any of its obligations under Sections 4.02, 5.02 or 5.04(d) of the Security Agreement; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty days after the earlier of
     (x) the date notice thereof shall be given to such Obligor by the Administrative Agent or any Lender (through the Administrative Agent) or
     (y) such default shall first become known to any officer of PGI; or

          (e) Any Group Member shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Group Member shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) take any corporate action for the purpose of effecting any of the foregoing or (vii) do the equivalent of any of the foregoing under the laws of the Netherlands or any other non-U.S. jurisdiction

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

                                     -111-

     (including, in the case of Canada, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding Up Act (Canada)); or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Group Member, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Group Member or of all or any substantial part of its Property, (iii) similar relief in respect of such Group Member under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Group Member shall be entered in an involuntary case under the Bankruptcy Code or (iv) the equivalent of any of the foregoing under the laws of the Netherlands or any other non-U.S. jurisdiction (including, in the case of Canada, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding Up Act (Canada)); or

          (h) A final judgment or judgments for the payment of money in excess of U.S. $2,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of U.S. $10,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Group Member and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Group Member shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, PGI or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which would constitute, in the determination of the Majority Lenders, a Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against any Group Member (or there shall have been asserted against any Group Member) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation,

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                                     -112-

     storage, transport, handling or disposal of Hazardous Materials by any Group Member or any of their Affiliates, or any predecessor in interest of any Group Member or any of their Affiliates, or relating to any site or facility owned, operated or leased by any Group Member or any of its Affiliates, which claims or liabilities (insofar as they are payable by the Group Member but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Lenders are reasonably likely to be determined adversely to the affected Group Members, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

          (k) Any license, consent, authorization, registration or approval at any time necessary to enable the Foreign Borrowers to comply with any of their obligations under this Agreement shall be revoked, withdrawn or withheld or shall be modified or amended in a manner that, in the opinion of the Majority Lenders, is reasonably likely to result in a Material Adverse Effect; or the Government of the Netherlands or Canada, or any agency or political subdivision thereof, shall promulgate or declare effective any law, rule or regulation that, in the opinion of the Majority Lenders, could have a Material Adverse Effect; or

          (l) Any governmental authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the Property of any Group Member (either with or without payment of compensation) or shall take any action that, in the opinion of the Majority Lenders, is reasonably likely to result in a Material Adverse Effect; or the Group Members shall be prevented from exercising normal control over all or a substantial part of their Property (and the same shall continue for 30 or more days); or

          (m) Any one or more of the following events shall occur and be continuing:

                    (i) Any Person (other than the Initial Stockholders) shall own, collectively, on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights), capital stock representing more than 25% of the aggregate fair market value (or, if greater, the aggregate liquidation value) of the capital stock of all classes of PGI, or more than 25% of the aggregate shares of voting capital stock of PGI (representing at least 25% of the votes that may be cast in an election of directors of
          PGI); and

                    (ii) during any period of 12 consecutive calendar months, a majority of the Board of Directors of PGI shall no longer be composed of individuals (x) who were members of said Board on the first day of such period, (y) whose election or nomination to said Board was approved by

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

                                     -113-

          individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of said Board or
          (z) whose election or nomination to said Board was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of said Board; or

          (n) Except for expiration pursuant to its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect, for whatever reason; or

          (o) Any of the Ancillary Agreements (except for the Shared Facilities Agreement) shall for any reason be terminated or cease to be in full force and effect; or J&J or any of its Subsidiaries shall send a notice to Chicopee pursuant to Section 13(d) of the Supply Agreement and the breach or other default described in such notice shall not have been cured within 30 days thereof,

THEREUPON:

          (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent shall upon request of the Majority Lenders, by notice to the Borrowers, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Borrowers hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers; and

          (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Borrowers hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes to be due and payable), PGI agrees that it shall, if requested by the Administrative Agent or the Majority Facility A Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g)


                               Credit Agreement
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                                     -114-

of this Section 10 with respect to any Obligor, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities, and be subject to withdrawal only as therein provided.


          Section 11.  The Administrative Agent and the Co-Agents.

          11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Security Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include references to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document (except for the exercise of remedies under the Security Documents, as expressly provided therein); and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

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

                                     -115-

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrowers to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

          11.02 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Facility A Revolving Credit Lenders or the Majority Facility B Revolving Credit Lenders or all of the Lenders as is required in such circumstance and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrowers specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Facility A Revolving Credit Lenders or the Majority Facility B Revolving Credit Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Facility A Revolving Credit Lenders or the Majority Facility B Revolving Credit Lenders or all of the Lenders.

          11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative

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                                     -116-

Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Group Members (and any of their Affiliates) as if it were not acting as the Administrative Agent, and Chase (or any successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Borrowers under said Section 12.03, and including in any event any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section
4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender), arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrowers are obligated to pay under Section 12.03 hereof, and including also any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section
4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 Non-Reliance by Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Group Members and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Group Member of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Group Members. Except for notices, reports and other documents and

                               Credit Agreement
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                                     -117-

information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under any of the Basic Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Group Members (or any of their Affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall, after consultation with the Borrowers, have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Agent may, on behalf of the Lenders after consultation with the Borrowers, appoint a successor Administrative Agent, that shall be a bank which has an office in New York, New York with a combined capital and surplus of at least U.S. $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder and under the Security Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Basic Documents and each of the Borrowers will, and will cause each of their Subsidiaries to, take such action and execute and deliver such instruments, as shall be requested by the successor Administrative Agent to confirm in favor of such successor Administrative Agent the Liens created pursuant to the Security Documents in favor of such retiring Administrative Agent. After any retiring Administrative Agent's resignation or removal hereunder or under any of the Basic Documents, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          11.09 Consents under Basic Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior

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                                     -118-

consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), release any "Subsidiary Guarantor" under the Intercompany Notes Agreements from its obligations under Section 6 thereof, alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents or release any Domestic or Foreign Non-Borrower Guarantor, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property (and to release any such Domestic or Foreign Non-Borrower Guarantor from such guarantee obligations) which is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.

          Notwithstanding the foregoing, the Administrative Agent is hereby authorized to release from the Liens of the Global Assignment Agreement (constituting one of the German Security Documents) any collateral security specified by FiberTech to the extent that, pursuant to (S) 9(3) of said Agreement, the Administrative Agent is required to release such collateral security.

          11.10 Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. Each Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

          11.11 Co-Agents. None of the Co-Agents shall have any rights or obligations under this Agreement except in its capacity as a "Lender" hereunder.


          Section 12.  Miscellaneous.

          12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

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                                     -119-

          12.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party, provided that notwithstanding the foregoing, all notices to any Obligor by the Administrative Agent or any Lender may be given to PGI, and the Administrative Agent and each Lender is authorized to rely on any notice (including notices of borrowing) given by PGI with respect to matters relating to any Obligor (and shall not be required to receive a notice from the respective Obligor to which such matter relates). Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a notice sent by mail or courier, upon receipt, in each case given or addressed as aforesaid.

          12.03 Expenses, Etc. The Obligors (excluding Fabrene and Dutch Operating) jointly and severally agree to pay or reimburse each of the Lenders and the Administrative Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase and of special Dutch, Canadian, Mexican or German counsel to Chase), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder (but subject in any event to such separate arrangements as have been entered into between Chase and PGI regarding the aggregate amount thereof), and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Borrowers hereunder and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein (including, without limitation, all such costs, expenses, taxes, assessments and other charges relating to the Dutch or Canadian Security Documents (as applicable), it being understood that neither Dutch Operating nor Fabrene shall be obligated to pay for any such items); and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

          The Obligors (excluding Fabrene and Dutch Operating) hereby jointly and severally agree to indemnify the Administrative Agent and each Lender and their respective

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                                     -120-

affiliates, directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Group Members of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Obligors (excluding Fabrene and Dutch Operating) will (x) indemnify the Administrative Agent for any payments that the Administrative Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Group Members (or any predecessor in interest to the Group Members), or the past, present or future condition of any site or facility owned, operated or leased by the Group Members (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release which shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents.

          Each of Dutch Operating and Fabrene hereby agrees to make all of the payments, reimbursements and indemnifications referred to in the preceding two paragraphs of this Section 12.03 to the extent resulting from occurrences that are attributable to itself.

          12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by each Obligor, the Administrative Agent and the Majority Lenders, or by each Obligor and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time

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                                     -121-

or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend any date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the manner of application to the Loans hereunder of any prepayment, (vi) alter the terms of this Section 12.04, (vii) modify the definition of the term "Majority Lenders", "Majority Facility A Revolving Credit Lenders" or "Majority Facility B Revolving Credit Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) waive any of the conditions precedent set forth in Section 7.01 or 7.02 hereof or (ix) release any of the Guarantors from any of their guarantee obligations under Section 6 hereof; and (b) any modification or supplement of Section 11 hereof, or any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

          Anything in this Agreement to the contrary notwithstanding, (A) no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling PGI to satisfy a condition precedent to the making of a Facility A Revolving Credit Loan or the issuance of a Letter of Credit shall be effective against the Facility A Revolving Credit Lenders for the purposes of the Facility A Revolving Credit Commitments unless the Majority Facility A Revolving Credit Lenders shall have concurred with such waiver or modification and (B) no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling Fabrene to satisfy a condition precedent to the making of a Facility B Revolving Credit Loan shall be effective against the Facility B Revolving Credit Lenders for the purposes of the Facility B Revolving Credit Commitments unless the Majority Facility B Revolving Credit Lenders shall have concurred with such waiver or modification.

          12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but no Person other than the parties hereto and, subject to the terms and provisions hereof, their successors and permitted assigns shall have any rights hereunder or shall be entitled to enforce any of the terms hereof, whether as a third party beneficiary or otherwise.

          12.06  Assignments and Participations.

          (a) None of the Obligors may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

          (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Facility A Revolving Credit Lender, its Letter of Credit Interest, but only with the consent of, in the case of its outstanding Commitments, PGI and the Administrative

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

                                     -122-

Agent (neither of which consents shall be unreasonably withheld) and, in the case of a Facility A Revolving Credit Commitment and Letter of Credit Interest, the Issuing Lender; provided that

               (i) no such consent by the Administrative Agent or PGI shall be required in the case of any assignment to another Lender, and no such consent by PGI shall be required if an Event of Default under Section 10((f) or 10(g) hereof shall have occurred and be continuing;

               (ii) except to the extent the Administrative Agent shall otherwise consent, any partial assignment (other than to another Lender) shall be in an amount at least equal to U.S. $5,000,000;

               (iii) each such assignment by a Lender of its Loans, Note or Commitment of any Class, or Letter of Credit Interest (in the case of the Facility A Revolving Credit Lenders) shall be made in such manner so that the same portion of its Loans, Note, and Commitment of such Class (and, if applicable) Letter of Credit Interest and Currency is assigned to the respective assignee;

               (iv) each such assignment by a Lender of the Loans of any Class having more than one Borrower, shall be made in such manner so that the same portion of the Loans made to each such Borrower is assigned to the respective assignee; and

               (v) each such assignment shall be effected pursuant to an Assignment and Acceptance in substantially the form of Exhibit J hereto and the assignor and assignee shall deliver to PGI, the Administrative Agent and (if the assignment is of Facility A Revolving Credit Commitments and Letter of Credit Interest) the Issuing Lender a fully executed copy thereof.

Upon execution and delivery by the assignor and the assignee to PGI, the Administrative Agent and (if applicable) the Issuing Lender of such Assignment and Acceptance, and upon consent thereto by the Administrative Agent, the Issuing Lender and PGI to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Administrative Agent and the Issuing Lender), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay (or cause to be paid to) the Administrative Agent an assignment fee of U.S. $3,000.

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                                     -123-

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall not, except as otherwise provided in Section 4.07(c) hereof, have any rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by a Borrower to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend any date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Borrowers, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and
(ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder (except that such assignment shall release the assigning Lender to the extent the same is effected in accordance with the provisions of paragraph (b) above).

          (e) A Lender may furnish any information concerning any Group Member in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.16(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it

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
hereunder to any Group Member or any of their Affiliates or Subsidiaries without the prior written consent of each Lender.

          12.07 Survival.  The obligations of each Borrower under Sections
5.01, 5.05, 5.06, 5.07, 5.08 and 12.03 hereof, the obligations of the Guarantors under Section 6.03 hereof, and the obligations of the Lenders under Section
11.05 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

          12.11 Jurisdiction, Service of Process and Venue.

          (a) Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, any Note or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

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

          (b) Each of the Foreign Borrowers and Fabrene Holdings hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought hereunder may be made upon Prentice Hall Legal and Financial Services, Inc., presently located at 15 Columbus Circle, New York, New York 10023, U.S.A. (the "Process Agent"), and each of the Foreign Borrowers and Fabrene Holdings hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to such Borrower shall not impair or affect the validity of such service or of any judgment based thereon. Each of the Foreign Borrowers and Fabrene Holdings hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Administrative Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

          (c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrowers in such other jurisdictions, and in such manner, as may be permitted by applicable law.

          (d) Each Obligor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

          12.12 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.13 No Immunity. To the extent that any Foreign Borrower may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or the Notes, to claim for itself or its Properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, the Notes or any of the other Basic Documents, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Borrower hereby irrevocably agrees not to claim and

                               Credit Agreement
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
hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

          12.14 Judgment Currency. This is an international loan transaction in which the specification of U.S. Dollars, Canadian Dollars and Dutch Guilders, as the case may be (herein, the "Relevant Currency") and payment in New York City, Toronto or Amsterdam, as the case may be (herein, the "Relevant City") is of the essence, and the obligations of each Obligor under this Agreement to make payment to (or for the account of) a Lender in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in the Relevant City of the full amount of the Relevant Currency payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Relevant Currency into another currency (in this Section 12.14 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Relevant Currency at the Principal Office with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (in this Section 12.14 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer the Relevant Currency to the Relevant City with the amount of the judgment currency so adjudged to be due; and each Obligor hereby, as a joint and several obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Relevant Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Relevant Currency hereunder exceeds the amount of the Relevant Currency so purchased and transferred.

          12.15 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of the Netherlands, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

                               Credit Agreement
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                                     -127-

          12.16 Treatment of Certain Information; Confidentiality.

          (a) The Obligors acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Group Members (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Obligors hereby authorize each Lender to share any information delivered to such Lender by the Obligors and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder.

          (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and (with respect to those Lenders which are banks) in accordance with safe and sound banking practices, any non-public information supplied to it by the Obligors pursuant to this Agreement which is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors, accountants, the National Association of Insurance Commissioners or any regulatory authority, (iv) to the Administrative Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party,
(vi) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit K hereto provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Obligors. The obligations of each Lender under this Section 12.16 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to any Group Member.

          12.17 Replacement of Lenders. In the event that any Lender shall decline to consent to an acquisition that requires the consent of each Lender under Section 9.05(y) hereof (any such Lender being herein called a "Declining Lender"), PGI, upon three Business Days notice, may require that such Declining Lender transfer all of its right, title and interest under this Agreement and such Declining Lender's Notes to any bank or other financial institution (a "Proposed Lender") identified by PGI that is satisfactory to the Administrative Agent and the Issuing Lender if such Proposed Lender agrees to assume all of the obligations of such Declining Lender hereunder, and to purchase all of such Declining Lender's Loans

                               Credit Agreement
                               ----------------
hereunder for consideration equal to the aggregate outstanding principal amount of such Declining Lender's Loans, together with accrued and unpaid interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Declining Lender of all other amounts payable hereunder to such Declining Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.04 hereof as if all of such Declining Lender's Loans were being prepaid in full on such date). Subject to the provisions of Section 12.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder.

          Without prejudice to the survival of any other agreement of PGI hereunder the agreements of PGI contained in Sections 5.01, 5.05, 5.06 and 12.03 hereof (without duplication of any payments made to such Declining Lender by PGI or the Proposed Lender) shall survive for the benefit of such Declining Lender under this Section 12.17 with respect to the time prior to such replacement.

          12.18 Margin Regulations.

          (a) Any Loans made hereunder the proceeds of which have been applied to the buying or carrying (within the meaning of Regulations G or U) of any Margin Stock (any such Loans being herein called "Purpose Loans") shall be treated for purposes of Regulations G, U and X as two separate extensions of credit (the "A Credit" and the "B Credit"), as follows:

               (i) The amount of the A Credit shall be equal to the Maximum Loan Value of the Margin Stock Collateral (as so defined) determined at the time of the making of Purpose Loans hereunder. Notwithstanding the foregoing, the Maximum Loan Value of the Margin Stock Collateral in pledge at any time under the Security Agreement shall be redetermined at the time of each withdrawal or substitution (as such terms are used in Regulations G and U).

               (ii) The amount of the B Credit shall be equal to the excess of the aggregate principal amount of Purpose Loans over the amount of the A Credit.

For purposes hereof, any payments or prepayments of principal of Purpose Loans (other than any such payments or prepayments derived from the proceeds of the sale or other disposition of Margin Stock Collateral) shall be deemed to be applied first to the B Credit and second to the A Credit.

          (b) The benefits of the pledge of the Margin Stock Collateral provided for by the Security Documents shall be allocated first to secure the obligations of the Obligors in respect of the A Credit (the "A Credit Obligations") and second to secure the obligations of the Obligors in respect of the B Credit (the "B Credit Obligations") and all other obligations of the Obligors to the Lenders hereunder. The benefits of the pledge of the Non-Margin

                               Credit Agreement
                               ----------------

Stock Collateral provided for by the Security Documents shall be allocated first to secure the obligations of the Obligors in respect of the B Credit Obligations (and all other obligations of the Obligors hereunder other than the A Credit Obligations) and second to secure the A Credit Obligations and all other obligations of the Obligors to the Lenders hereunder.

          (c) Except as otherwise specifically provided in this Agreement (but in any event subject to the requirements of Regulations G and U), (i) all payments and prepayments by the Obligors (or by the application of proceeds of Collateral pursuant to the Security Documents) of the Purpose Loans derived from the proceeds of the sale or other disposition of Margin Stock Collateral (or made by the application of cash included in the Margin Stock Collateral) shall be applied first to the payment or prepayment of the A Credit Obligations and second, after the payment or prepayment in full of the A Credit Obligations, to the payment or prepayment of the B Credit Obligations (and all other obligations of the Obligors hereunder) and (ii) all payments and prepayments by the Obligors (or by the application of proceeds of Collateral pursuant to the Security Documents) of the Purpose Loans derived from the proceeds of the sale or other disposition of Non-Margin Stock Collateral (or made by the application of cash other than cash included in the Margin Stock Collateral) shall be applied first to the payment or prepayment of the B Credit Obligations (and all other obligations of the Obligors hereunder other than the A Credit Obligations) and second, after payment in full of the B Credit Obligations (and such other obligations), to the payment or prepayment of the A Credit Obligations.

          (d) Each Lender represents for itself that, as of the date hereof, and based upon its current assessment of the value of the Non-Margin Stock Collateral, it (i) has required or, with respect to any unrelated extensions of credit made by it to the Obligors, will require as much direct and indirect security (within the meaning of Regulations G and U) for its B Credit and such unrelated extensions of credit as such Lender would have required in good faith and in the exercise of sound judgment in the absence of the pledge of the Margin Stock Collateral provided for by the Security Documents and (ii) is not relying (within the meaning of Regulations G and U) on any of the Margin Stock Collateral securing its A Credit in extending its B Credit.

          (e) Anything in this Agreement or the Security Documents to the contrary notwithstanding, no withdrawal or substitution (as such terms are used in Regulations G and U) of Margin Stock Collateral or cash pledged under the Security Documents may be effected if such withdrawal or substitution would be in violation of Regulation G or U.

          (f) Each Lender will maintain records separately identifying its A Credit and its B Credit and, solely for the purposes of complying with Regulations G and U, the A and B Credits shall be treated as separate extensions of credit.

          (g) The Obligors will furnish to the Lenders at the time of each making of any Purpose Loan, each sale or other disposition or any withdrawal or substitution of Margin

                               Credit Agreement
                               ----------------

Stock Collateral or cash pledged under the Security Documents (whether or not such withdrawal or substitution involves a sale or other disposition) by any of the Obligors of either Margin Stock Collateral or Non-Margin Stock Collateral and of each payment or prepayment of the Purpose Loans hereunder such information and documents as the Lenders may require to determine the respective amounts of the A Credit and the B Credit after giving effect to such disposition or payment or prepayment, and at any time or from time to time such other information and documents as the Lenders may require to determine compliance with Regulations G and U.

                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       THE BORROWERS
                                       -------------

                                       POLYMER GROUP, INC.


                                       By /s/ Jerry Zucker
                                         -----------------------------------
                                        Title: Chairman, President and CEO

                                       Address for Notices:

                                       4838 Jenkins Avenue
                                       North Charleston,
                                       South Carolina 29406

                                       Attention:  Jerry Zucker/
                                                     James G. Boyd

                                       Telecopier No.:  (803) 747-4092

                                       Telephone No.:  (803) 744-5174


CHICOPEE HOLDINGS B.V.                 PGI NONWOVENS B.V.
 (incorporated in the
 State of Delaware under               By /s/ James G. Boyd
 the name Chicopee                       --------------------------------------
 Holdings (Netherlands)                 Title: Executive VP, Treasurer and CFO
 B.V. Corporation)



By /s/ James G. Boyd
  --------------------------------------
 Title: Executive VP, Treasurer and CFO

                                       FABRENE INC.


                                       By  /s/ James G. Boyd
                                         --------------------------------------
                                        Title: Executive VP, Treasurer and CFO


                               Credit Agreement
                               ----------------

                        DOMESTIC NON-BORROWER GUARANTORS
                        --------------------------------

FIBERTECH GROUP, INC.                  CHICOPEE, INC.


By /s/ James G. Boyd                   By /s/ James G. Boyd
  ------------------------------       --------------------------------
 Title: Ex. VP, Treasurer & CFO         Title: Ex. VP, Treasurer & CFO

PGI POLYMER, INC.                      CHICOPEE HOLDINGS, INC.


By /s/ James G. Boyd                   By /s/ James G. Boyd
  ------------------------------       --------------------------------
 Title: Ex. VP, Treasurer & CFO         Title: Ex. VP, Treasurer & CFO

TECHNETICS GROUP, INC.                 FABRENE GROUP, L.L.C.


By /s/ James G. Boyd                   By /s/ James G. Boyd
  ------------------------------       --------------------------------
 Title: Ex. VP, Treasurer & CFO         Title: Ex. VP, Treasurer & CFO

FABRENE CORP.                          FIBERGOL CORPORATION



By /s/ James G. Boyd                   By /s/ James G. Boyd
  ------------------------------       --------------------------------
 Title: Ex. VP, Treasurer & CFO         Title: Ex. VP, Treasurer & CFO

FABRENE GROUP, INC.

By /s/ James G. Boyd
  ------------------------------
 Title: Ex. VP, Treasurer & CFO

PNA CORP.                              FNA POLYMER CORP.

By /s/ James G. Boyd                   By /s/ James G. Boyd
  ------------------------------       --------------------------------
 Title: Ex. VP, Treasurer & CFO         Title: Ex. VP, Treasurer & CFO


                               Credit Agreement
                               ----------------

                                    LENDERS
                                    -------


Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $14,500,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $14,500,000


THE CHASE MANHATTAN BANK


By  /s/ Robert T. Sacks
  -------------------------------------
 Title: Vice President


Lending Office for all Loans
 Denominated in U.S. Dollars:

The Chase Manhattan Bank
270 Park Avenue
New York, New York   10017

Lending Office for all Loans
 Denominated in Dutch Guilders:

Chase Manhattan Investment Bank,
 Limited
9 Thomas Moore Street
London, England
E1 9YT

Address for Notices:

Chase Manhattan Investment Bank,
 Limited
9 Thomas Moore Street
London, England
E1 9YT

Attention:  Annabel Pincus
Telecopier No.:  011-44-171-777-2360
Telephone No.:  011-44-171-777-2024



                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $0

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $7,500,000

Total Commitment
----------------
 U.S. $7,500,000


THE CHASE MANHATTAN BANK OF CANADA


By  /s/ Arun K. Bery
  -----------------------------
 Title: Vice President


Lending Office for all Loans
 Denominated in Canadian Dollars:

The Chase Manhattan Bank of Canada
1 First Canadian Place
100 King Street West
Suite 6900, P.O. Box 106
Toronto, Ontario M5X 1A4

Address for Notices:

The Chase Manhattan Bank of Canada
1 First Canadian Place
100 King Street West
Suite 6900, P.O. Box 106
Toronto, Ontario M5X 1A4

Attention:  Arun Bery

Telecopier No.:  416-216-4161

Telephone No.:  416-216-4134


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $13,250,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $13,250,000


THE BANK OF NOVA SCOTIA


By  /s/ W. J. Brown
  --------------------------------------------
 Title: Vice President

Lending Office for all Loans
 Denominated in U.S. Dollars:

The Bank of Nova Scotia
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308

Lending Office for all Loans
 Denominated in Dutch Guilders:

The Bank of Nova Scotia
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308

Address for Notices:

The Bank of Nova Scotia
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308

Attention:  William Zarrett
Telecopier No.:  404-888-8998
Telephone No.:  404-877-1504





                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $0

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $7,500,000

Total Commitment
----------------
 U.S. $7,500,000


THE BANK OF NOVA SCOTIA, AS CANADIAN DOLLAR LENDER


By  /s/ Sharon McIntyre
  ---------------------------------
 Title: Relationship Manager

Lending Office for all Loans
 Denominated in Canadian Dollars:

The Bank of Nova Scotia
44 King Street West
Toronto, Ontario M5H 1H1

Address for Notices:

The Bank of Nova Scotia
44 King Street West
Toronto, Ontario M5H 1H1

Attention:  Sharron McIntyre

Telecopier No.:  416-933-7399

Telephone No.:  416-866-3632


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
----------------------------------------
  U.S. $20,750,000

Facility B Revolving Credit Commitment
----------------------------------------
  U.S. $0

Total Commitment
----------------------------------------
  U.S. $20,750,000


BHF-BANK AKTIENGESELLSCHAFT

By  /s/ Thomas J. Scifo
  -------------------------------------
 Title:  Assistant Vice President

By  /s/ Linda Pace
  -------------------------------------
 Title: Vice President

Lending Office for all Base Rate
 Loans Denominated in U.S.
 Dollars:

BHF-Bank AG, New York Branch
590 Madison Avenue
New York, New York 10022

Lending Office for all Eurodollar
 Loans Denominated in U.S.
 Dollars:

BHF-Bank, Grand Cayman Branch
c/o New York Branch
590 Madison Avenue
New York, New York 10022

Lending Office for all Loans
 Denominated in Dutch Guilders:

BHF-Bank, Grand Cayman Branch
c/o New York Branch
590 Madison Avenue
New York, New York 10022

Address for Notices:

BHF-Bank
590 Madison Avenue
New York, New York 10022

Attention:  Paul Travers
Telecopier No.:  212-756-5536
Telephone No.:  212-756-5570


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $20,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $20,750,000


CORESTATES BANK, N.A.


By  /s/ Karen R. Leaf
  -----------------------------
 Title: Vice President


Lending Office for all Loans
 Denominated in U.S. Dollars:

Corestates Bank, N.A.
1345 Chestnut Street
Philadelphia, PA  19107

Lending Office for all Loans
 Denominated in Dutch Guilders:

Corestates Bank, N.A.
24 Monument Street
London, England  EC3 R8AJ

Address for Notices:

Corestates Bank, N.A.
1345 Chestnut Street
Philadelphia, PA  19107

Attention:  Karen Leaf
Telecopier No.:  215-973-6745
Telephone No.:  215-973-6540


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $20,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $20,750,000


FIRST UNION NATIONAL BANK
 (formerly FIRST UNION NATIONAL
 BANK OF NORTH CAROLINA)


By  /s/ Frederick W. Price
  -------------------------------------
 Title: Managing Director

Lending Office for all Loans
 Denominated in U.S. Dollars:

First Union National Bank (formerly
 First Union National Bank of
 North Carolina)
301 S. College Street - DC-5
Charlotte, North Carolina 28288-
 0737

Lending Office for all Loans
 Denominated in Dutch Guilders:

First Union National Bank (formerly
 First Union National Bank of
 North Carolina)
301 S. College Street - DC-5
Charlotte, North Carolina 28288-
 0737

Address for Notices:

First Union National Bank (formerly
 First Union National Bank of
 North Carolina)
301 S. College Street - DC-5
Charlotte, North Carolina 28288-0737

Attention:  Tom Molitor
Telecopier No.:  704-374-3300
Telephone No.:  704-383-0018

                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $13,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $13,750,000

CIBC INC.

By  /s/ Roger Colden
  ---------------------------------------------
 Title: Director, CIBC Wood Gundy Securities
         Corp. as Agent


Lending Office for all Loans
 Denominated in U.S. Dollars:

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Atlanta, Georgia  30339

Lending Office for all Loans
 Denominated in Dutch Guilders:

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Atlanta, Georgia  30339

Address for Notices:

CIBC Inc.
Two Paces West
2727 Paces Ferry Road
Atlanta, Georgia  30339

Attention:  Chris Hiott
Telecopier No.: 770-319-4950
Telephone No.:  770-319-4831

                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $0

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $ 5,000,000

Total Commitment
----------------
 U.S. $ 5,000,000

CANADIAN IMPERIAL BANK OF COMMERCE

By  /s/ Mauro Spagnolo
  ------------------------------------
 Title:  Director


Lending Office for all Loans
 Denominated in Canadian Dollars:

Canadian Imperial Bank of Commerce
Commerce Court West
7th Floor
Toronto, Ontario M5L 1A2

Address for Notices:

Canadian Imperial Bank of Commerce
Commerce Court West
50th Floor
Toronto, Ontario M5L 1A2

Attention:  Mary-Anne Tate
Telecopier No.: 416-980-5855
Telephone No.:  416-214-8417


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $18,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $18,750,000

COMPAGNIE FINANCIERE DE CIC ET DE
 L'UNION EUROPEENNE

By  /s/ Brian O'Leary
  --------------------------
 Title: Vice President

By  /s/ Sean Mounier
  ------------------------
 Title: First Vice President

Lending Office for all Loans
 Denominated in U.S. Dollars:

Compagnie Financiere de CIC et de
 l'Union Europeenne
520 Madison Avenue
37th Floor
New York, New York 10022

Lending Office for all Loans
 Denominated in Dutch Guilders:

Compagnie Financiere de CIC et de
 l'Union Europeenne
520 Madison Avenue
37th Floor
New York, New York 10022

Address for Notices:

Compagnie Financiere de CIC et de
 l'Union Europeenne
520 Madison Avenue
37th Floor
New York, New York 10022

Attention:  Brian O'Leary
Telecopier No.: 212-715-4535
Telephone No.:  212-715-4422


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $13,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $13,750,000

CREDIT LYONNAIS ATLANTA AGENCY


By  /s/ David M. Cawrse
  ------------------------------------------------
 Title: First Vice President and Manager


Lending Office for all Loans
 Denominated in U.S. Dollars:

Credit Lyonnais Atlanta Agency
303 Peachtree NE, Suite 4400
Atlanta, Georgia 30308

Lending Office for all Loans
 Denominated in Dutch Guilders:

Credit Lyonnais Atlanta Agency
303 Peachtree NE, Suite 4400
Atlanta, Georgia 30308

Address for Notices:

Credit Lyonnais Atlanta Agency
303 Peachtree NE, Suite 4400
Atlanta, Georgia 30308

Attention:  Christina Ernshaw
Telecopier No.: 404-584-5249
Telephone No.:  404-524-3700

                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $0

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $ 5,000,000

Total Commitment
----------------
 U.S. $ 5,000,000

CREDIT LYONNAIS CANADA


By  /s/ Helen A. Thomas
  -------------------------------------
 Title: Vice President, Corporate Banking

By  /s/ David J. Farmer
  ------------------------------------------------
 Title: First Vice President and Manager, Central
            Region

Lending Office for all Loans
 Denominated in Canadian Dollars:

Credit Lyonnais Canada
1 Adelaide Street East, Suite 2505
Toronto, Ontario M5C 2V9

Address for Notices:

Credit Lyonnais Canada
1 Adelaide Street East
Toronto, Ontario M5C 2V9

Attention:  Helen Thomas
            Vice President
Telecopier No.: 416-202-6525
Telephone No.:  416-947-9355



                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $13,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $13,750,000

MELLON BANK, N.A.


By  /s/ John K. Walsh
  ----------------------------------------------
 Title: Vice President


Lending Office for all Loans
 Denominated in U.S. Dollars:

Mellon Bank, N.A.
Room 2304
Three Mellon Bank Center
Pittsburgh, Pennsylvania 15259

Lending Office for all Loans
 Denominated in Dutch Guilders:

Mellon Bank, Grand Cayman
Room 2304
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258-0001

Address for Notices:

Mellon Bank, N.A.
Room 2304
Three Mellon Bank Center
Pittsburgh, Pennsylvania 15259

Attention:  Patricia L. Martin
Telecopier No.: 412-234-5049
Telephone No.:  412-234-4710


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $0

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $ 5,000,000

Total Commitment
----------------
 U.S. $ 5,000,000

MELLON BANK CANADA


By  /s/ J. L. Cavanaugh
  ------------------------------------------------
 Title: Vice President


Lending Office for all Loans
 Denominated in Canadian Dollars:

Mellon Bank Canada
77 King Street West, Suite 3200
Royal Trust Tower
Toronto, Ontario M5K 1K2

Address for Notices:

Mellon Bank Canada
77 King Street West, Suite 3200
Royal Trust Tower
Toronto, Ontario M5K 1K2

Attention:  John Rehob/
               Judy Ellis
Telecopier No.: 416-860-2439
Telephone No.:  416-860-2430/
                       2436


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $18,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $18,750,000

COOPERATIEVE CENTRALE
 RAIFFEISEN-BOERENLEENBANK
 B.A., "RABOBANK NEDERLAND",
 NEW YORK BRANCH


By  /s/ Johannes F. Breukhoven
  -------------------------------------
 Title: Vice President

By  /s/ W. Pieter C. Kodde
  -------------------------------------
 Title: Vice President

Lending Office for all Loans
 Denominated in U.S. Dollars and Dutch Guilders and Address for Notices:

Rabobank Nederland
245 Park Avenue
New York, New York 10167

Attention:  Corp. Services Dept.
Telecopier No.: 212-818-0233
Telephone No.:  212-916-7800

with a copy to:

Rabobank Nederland
One Atlantic Center
1201 West Peachtree Street
Suite 3450
Atlanta, Georgia 30309-3400

Attention:  Thomas Dawe
Telecopier No.: 404-877-9150
Telephone No.:  404-877-9100


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $18,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $18,750,000


THE ROYAL BANK OF SCOTLAND PLC


By  /s/ Grant F. Stoddart
  --------------------------------------------------
 Title: Senior Vice President & Manager


Lending Office for all Loans
 Denominated in U.S. Dollars:

The Royal Bank of Scotland PLC
Wall Street Plaza
88 Pine Street
26th Floor
New York, New York 10005

Lending Office for all Loans
 Denominated in Dutch Guilders:

The Royal Bank of Scotland PLC
Wall Street Plaza
88 Pine Street
26th Floor
New York, New York 10005

Address for Notices:

The Royal Bank of Scotland PLC
Wall Street Plaza
88 Pine Street
26th Floor
New York, New York 10005

Attention: Russell M. Gibson
Telecopier No.: 212-480-0791
Telephone No.: 212-269-1706



                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $18,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $18,750,000


WACHOVIA BANK, N.A.


By  /s/ Gina Wurthmann Lesslie
  -------------------------------------------------  -
 Title: Vice President



Lending Office for all Loans
 Denominated in U.S. Dollars:

Wachovia Bank, N.A.
1401 Main Street
Columbia, SC 29226

Lending Office for all Loans
 Denominated in Dutch Guilders:

Wachovia Bank, N.A.
1401 Main Street
Columbia, SC 29226

Address for Notices:

Wachovia Bank, N.A.
1401 Main Street
Columbia, SC 29226

Attention: Gina Wurthmann Lesslie
           Vice President
Telecopier No.: (803) 765-3232
Telephone No.: (803) 765-3130


                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $13,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $13,750,000


BANK OF SCOTLAND


By  /s/ Annie Chin Tat
  -----------------------------
 Title: Vice President


Lending Office for all Loans
 Denominated in U.S. Dollars:

Bank of Scotland
565 Fifth Avenue
New York, New York 10017

Lending Office for all Loans
 Denominated in Dutch Guilders:

Bank of Scotland
565 Fifth Avenue
New York, New York 10017

Address for Notices:

Bank of Scotland
565 Fifth Avenue
New York, New York 10017

Attention: Janet Taffe
Telecopier No.: 212-557-9460
Telephone No.: 212-450-0872



                               Credit Agreement
                               ----------------

Facility A Revolving Credit Commitment
--------------------------------------
 U.S. $13,750,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0

Total Commitment
----------------
 U.S. $13,750,000


CREDITANSTALT-BANKVEREIN


By  /s/ Gregory F. Mathis
  ------------------------------------
 Title: Vice President

By  /s/ Fiona McKone
  -------------------------------------
 Title: Senior Associate


Lending Office for all Loans
 Denominated in U.S. Dollars:

Creditanstalt-Bankverein
2 Greenwich Plaza
Greenwich, Connecticut 06830

Lending Office for all Loans
 Denominated in Dutch Guilders:

Creditanstalt-Bankverein
2 Greenwich Plaza
Greenwich, Connecticut 06830

Address for Notices:

Creditanstalt-Bankverein
2 Greenwich Plaza
Greenwich, Connecticut 06830

Attention: Jennifer Poccia/
           Kim Newsome
Telecopier No.: 203-861-6594
Telephone No.: 203-861-6423


                               Credit Agreement
                               ----------------


Facility A Revolving Credit Commitment                        DG BANK, NEW YORK BRANCH
--------------------------------------
 U.S. $13,750,000

Facility B Revolving Credit Commitment                        By  /s/ Norah McCann
--------------------------------------                          -----------------------------------
 U.S. $0                                                       Title:  Senior Vice President

Total Commitment                                              By  /s/ Sabine Wendt
----------------                                                -----------------------------------
 U.S. $13,750,000                                              Title:  Assistant Vice President

                                                              Lending Office for all Loans
                                                               Denominated in U.S. Dollars:

                                                              DG Bank, New York Branch
                                                              609 Fifth Avenue
                                                              New York, New York  10017

                                                              Lending Office for all Loans
                                                               Denominated in Dutch Guilders:

                                                              DG Bank, Cayman Islands Branch
                                                              609 Fifth Avenue
                                                              New York, New York  10017

                                                              Address for Notices:

                                                              DG Bank, New York Branch
                                                              609 Fifth Avenue
                                                              New York, New York  10017

                                                              Attention:  Ed Thome
                                                              Telecopier No.:  212-745-1422
                                                              Telephone No.:   212-745-1464

                               Credit Agreement
                               ----------------


Facility A Revolving Credit Commitment          MERITA BANK LTD, NEW YORK BRANCH
--------------------------------------
 U.S. $13,750,000

Facility B Revolving Credit Commitment          By  /s/ Frank Maffei
--------------------------------------            ------------------------------------
 U.S. $0                                         Title: Vice President

Total Commitment                                By  /s/ Clifford Abramsky
----------------                                  ------------------------------------
 U.S. $13,750,000                                Title: Vice President


                                                Lending Office for all Loans
                                                 Denominated in U.S. Dollars:

                                                Merita Bank LTD
                                                437 Madison Avenue
                                                21st Floor
                                                New York, New York  10022

                                                Lending Office for all Loans
                                                 Denominated in Dutch Guilders:

                                                Merita Bank LTD, Grand Cayman
                                                 Branch
                                                437 Madison Avenue
                                                21st Floor
                                                New York, New York  10022

                                                Address for Notices:

                                                Merita Bank LTD
                                                437 Madison Avenue
                                                21st Floor
                                                New York, New York  10022

                                                Attention:  Frank Maffei
                                                Telecopier No.:  212-318-9318
                                                Telephone No.:   212-318-9561


                               Credit Agreement
                               ----------------

                                     -154-


Facility A Revolving Credit Commitment            NATIONAL CITY BANK
--------------------------------------
 U.S. $13,750,000

Facility B Revolving Credit Commitment            By  /s/ Joseph D. Robison
--------------------------------------              ------------------------------------
 U.S. $0                                           Title: Vice President

Total Commitment
----------------                                  Lending Office for all Loans
 U.S. $13,750,000                                  Denominated in U.S. Dollars:

                                                  National City Bank
                                                  1900 E. Ninth Street
                                                  Cleveland, Ohio  44114

                                                  Lending Office for all Loans
                                                   Denominated in Dutch Guilders:

                                                  National City Bank
                                                  1900 E. Ninth Street
                                                  Cleveland, Ohio  44114

                                                  Address for Notices:

                                                  National City Bank
                                                  1900 E. Ninth Street
                                                  Cleveland, Ohio  44114

                                                  Attention:  Lisa B. Lisi
                                                  Telecopier No.:  216-222-0003
                                                  Telephone No.:   216-575-9166


                               Credit Agreement
                               ----------------


Facility A Revolving Credit Commitment         GIROCREDIT BANK AKTIENGESELLSCHAFT
--------------------------------------          DER SPARKASSEN, GRAND CAYMAN
 U.S. $10,000,000                               ISLAND BRANCH

Facility B Revolving Credit Commitment         By  /s/ Anca Trifan
--------------------------------------           ---------------------------------
 U.S. $0                                        Title: Vice President

Total Commitment                               By  /s/ John Redding
----------------                                 ---------------------------------
 U.S. $10,000,000                               Title: Vice President

                                               Lending Office for all Loans
                                                Denominated in U.S. Dollars:

                                               GiroCredit Bank AG der Sparkassen
                                               280 Park Avenue
                                               32nd Floor
                                               New York, New York  10017

                                               Lending Office for all Loans
                                                Denominated in Dutch Guilders:

                                               GiroCredit Bank AG der Sparkassen
                                               280 Park Avenue
                                               32nd Floor
                                               New York, New York  10017

                                               Address for Notices:

                                               GiroCredit Bank AG der Sparkassen
                                               280 Park Avenue
                                               32nd Floor
                                               New York, New York  10017

                                               Attention:  Anca Trifan
                                               Telecopier No.:  212-984-5627
                                               Telephone No.:   212-984-5631



                               Credit Agreement
                               ----------------



Facility A Revolving Credit Commitment      THE DAI-ICHI KANGYO BANK, LIMITED,
--------------------------------------       ATLANTA AGENCY
 U.S. $10,000,000

Facility B Revolving Credit Commitment
--------------------------------------
 U.S. $0                                    By  /s/ Tatsuji Noguchi
                                              ---------------------------------
Total Commitment                             Title: Joint General Manager
----------------
 U.S. $10,000,000
                                            Lending Office for all Loans
                                             Denominated in U.S. Dollars:

                                            The Dai-Ichi Kangyo Bank, Limited,
                                             Atlanta Agency
                                            Marquis Two Tower, Suite 2400
                                            285 Peachtree Center Avenue, N.E.
                                            Atlanta, Georgia 30303

                                            Lending Office for all Loans
                                             Denominated in Dutch Guilders:

                                            The Dai-Ichi Kangyo Bank, Limited,
                                             London Branch
                                            DKB House
                                            24 King William Street
                                            London EC4R 9DB

                                            Address for Notices:

                                            The Dai-Ichi Kangyo Bank, Limited,
                                             Atlanta Agency
                                            Marquis Two Tower, Suite 2400
                                            285 Peachtree Center Avenue, N.E.
                                            Atlanta, Georgia 30303

                                            Attention:  Percy Lee/
                                                         Mary Kay Manion
                                            Telecopier No.:  404-222-9556
                                            Telephone No.:   404-581-0200



                               Credit Agreement
                               ----------------

                                           THE CHASE MANHATTAN BANK,
                                             as Administrative Agent


                                           By  /s/ Robert T. Sacks
                                             --------------------------------
                                             Title: Vice President

                                           Address for Notices to
                                             Chase as Administrative Agent:

                                           The Chase Manhattan Bank
                                           1 Chase Manhattan Plaza, 8th Floor
                                           New York, New York  10081

                                           Attention:  Daniel N. Fischer
                                           Telecopier No.: 212-552-5777
                                           Telephone No.:  212-552-7906



                               Credit Agreement
                               ----------------

                                                                         ANNEX I

              Certain Provisions Relating to Bankers' Acceptances
              ---------------------------------------------------

          This Annex I sets forth certain terms and conditions relating to the obligation of the Facility B Revolving Credit Lenders to make loans to Fabrene pursuant to Section 2.01(a) of the Credit Agreement by way of Banker's Acceptances. Capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

          (a) Availability. All notices of borrowings, Conversions or Continuations for Bankers' Acceptances shall be in a minimum aggregate face amount of Cdn $3,000,000 or a multiple of Cdn. $100,000 in excess thereof, and a Facility B Revolving Credit Lender shall not be obliged to accept any bill of exchange which:

               (i) is drawn on or which matures on a day which is not a Business Day;

               (ii) matures on a day subsequent to the Revolving Credit Termination Date;

               (iii) has a term other than approximately 30, 60, 90 or 180 days;

               (iv)  is denominated in any currency other than Canadian Dollars;

               (v) is not in a form satisfactory to such Canadian Lender or the Administrative Agent;

               (vi)  has a face amount of less than Cdn. $100,000;  or

               (vii) in respect of which Fabrene has not then paid the applicable Acceptance Fee.

          (b) Grace. Fabrene hereby renounces, and shall not claim or request or require any Facility B Revolving Credit Lender to claim, any days of grace for the payment of any Bankers' Acceptance.

          (c) Bankers' Acceptances in Blank. To facilitate the acceptance by the Facility B Revolving Credit Lenders of bills of exchange as contemplated by the Credit Agreement and this Annex I, Fabrene shall, on the Effective Date and from time to time as required, supply the Administrative Agent with such numbers of bills as it may request, each executed and endorsed in blank by Fabrene. The Administrative Agent and each Facility B Revolving Credit Lender shall exercise such care in the custody and safekeeping of such bills as they give to similar property owned by them. Each Facility B Revolving Credit Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Facility B Revolving Credit Lender, provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Facility B Revolving Credit Lender. No Facility B Revolving Credit Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of


                        Annex I to the Credit Agreement
                        -------------------------------
such failure is, in whole or in part, due to the failure of Fabrene to provide duly executed and endorsed drafts to the Administrative Agent on a timely basis, nor shall any Facility B Revolving Credit Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the negligence or wilful misconduct of such Facility B Revolving Credit Lender, its officers, employees, agents or representatives. Each Facility B Revolving Credit Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) canceled at their respective maturity dates. Each Facility B Revolving Credit Lender further agrees to retain such records in the manner and for the statutory period provided in the various Canadian provincial or federal statutes and regulations which apply to such Facility B Revolving Credit Lender.

          (d) Execution of Bankers' Acceptances. Drafts of Fabrene to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of Fabrene. Notwithstanding that any one or more of the individuals whose manual or facsimile signature appears on any bill as a signatory on behalf of Fabrene may no longer hold office at the date of such bill or at the date of its acceptance by any Facility B Revolving Credit Lender hereunder, or at any time thereafter, any Bankers' Acceptance signed as aforesaid on behalf of Fabrene shall be valid and binding upon Fabrene.

          (e) Issuance of Bankers' Acceptances. Promptly following receipt of a notice of borrowing, Conversion or Continuation by way of Bankers' Acceptances, the Administrative Agent shall so advise the Facility B Revolving Credit Lenders and shall advise each Facility B Revolving Credit Lender of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Facility B Revolving Credit Lender shall be determined by the Administrative Agent by reference to the respective Facility B Revolving Credit Commitment Percentages of the Facility B Revolving Credit Lenders, except that, if the face amount of the Bankers' Acceptance, that would otherwise be accepted by a Facility B Revolving Credit Lender, would not be Cdn. $100,000 or a multiple thereof, such face amount shall be increased or reduced by the Administrative Agent in its sole discretion to the nearest multiple of Cdn. $100,000.

          Notwithstanding the foregoing, if by reason of any increase or reduction described in the immediately preceding sentence, any Facility B Revolving Credit Lender shall have aggregate Bankers' Acceptances and Loans in excess of its respective Facility B Revolving Credit Commitment Percentage (any such Lender being herein called an "Over-Allotted Lender"), then at any time following the occurrence and during the continuance of an Event of Default, each other Facility B Revolving Credit Lender agrees, upon request of the Over-Allotted Lender, to promptly purchase from such Over-Allotted Lender participations in (or, if and to the extent specified by any such purchasing Lender, direct interests in) the Bankers' Acceptances and Loans owing to the Over-Allotted Lender (and in interest due

                        Annex I to the Credit Agreement
                        -------------------------------
thereon, as the case may be) in such amounts, and to make such other adjustments from time to time as shall be equitable, to the end that all the Facility B Revolving Credit Lenders shall hold the Bankers' Acceptances and Loans ratably according to their respective Facility B Revolving Credit Commitment Percentages.

          (f) Purchase of Bankers' Acceptances; Continuations as and Conversions into Bankers' Acceptance Loans. Subject to subsection (k) below, upon the acceptance of a Bankers' Acceptance by a Facility B Revolving Credit Lender, such Facility B Revolving Credit Lender shall purchase, or arrange the purchase of, each Bankers' Acceptance from Fabrene at a price determined by the BA Discount Rate of such Bankers' Acceptance and provide to the Administrative Agent the BA Discount Proceeds for the account of Fabrene. The BA Discount Proceeds so received by the Administrative Agent from the Facility B Revolving Credit Lenders shall be retained by the Administrative Agent and applied as follows: (i) remitted to Fabrene (in the case of the making of a Loan), (ii) to the prepayment of Canadian Base Rate Loans (which shall constitute a Conversion of the Loans of such Class from Canadian Base Rate Loans to Bankers' Acceptance Loans) or (iii) to the payment of Bankers' Acceptances maturing on such date (which shall constitute a Continuation of Bankers' Acceptance Loans to new Bankers' Acceptance Loans of such Class), provided that in the case of any such Conversion or Continuation of Loans, Fabrene shall pay to the Administrative Agent for account of the respective Facility B Revolving Credit Lenders such additional amounts, if any, as shall be necessary to effect the prepayment in full of the respective Canadian Base Rate Loans being prepaid, or the Bankers' Acceptances maturing, on such date.

          On any date on which a Conversion or Continuation described in the preceding paragraph shall occur, the Administrative Agent shall be entitled to net all amounts payable on such date by the Administrative Agent to a Facility B Revolving Credit Lender against all amounts payable on such date by such Facility B Revolving Credit Lender to the Administrative Agent. Similarly, on any such date, Fabrene hereby authorizes each Facility B Revolving Credit Lender to net all amounts payable on such date by such Facility B Revolving Credit Lender to the Administrative Agent for the account of Fabrene, against all amounts payable on such date by Fabrene to such Facility B Revolving Credit Lender in accordance with the Administrative Agent's calculations.

          (g) Acceptance Fees. Fabrene shall pay to the Administrative Agent, in advance, on behalf of each Facility B Revolving Credit Lender which accepts a Bankers' Acceptance, an Acceptance Fee in respect of the face amount of such Bankers' Acceptance, which shall be payable on or before the date of acceptance of such Bankers' Acceptance.

          (h) Prepayments. Subject to paragraph (j) of this Annex I, no prepayment of any Bankers' Acceptances shall be made by Fabrene prior to the maturity date of such Bankers' Acceptance.


                        Annex I to the Credit Agreement
                        -------------------------------

          (i) Conversion to Canadian Base Rate Loans upon Maturity. Unless a Bankers' Acceptance is paid in full at the maturity thereof, or Continued as another Loan by way of Bankers' Acceptances, the obligation of Fabrene to any Facility B Revolving Credit Lender in respect of a maturing Bankers' Acceptance accepted by such Lender shall be deemed to be Converted automatically into a Canadian Base Rate Loan in an amount equal to the full face amount of the maturing Bankers' Acceptance. Such Canadian Base Rate Loan shall be subject to all of the provisions of the Credit Agreement applicable to a Canadian Base Rate Loan made as a Facility B Revolving Credit Loan, including in particular the obligation to pay interest, from and after the maturity date of such Bankers' Acceptance.

          (j) Default. Upon the acceleration of the Loans to be due and payable pursuant to Section 10 of the Credit Agreement (whether by action of the Administrative Agent or the Majority Lenders, or automatically by reason of the occurrence of an Event of Default referred to in clause (f) or (g) of said
Section 10), Fabrene shall pay to the Administrative Agent, as cover in respect of the obligations of Fabrene to the Facility B Revolving Credit Lenders in respect of then-outstanding Bankers' Acceptances, an amount equivalent to the amount or amounts that will be sufficient to pay:

          (i)  all outstanding Bankers' Acceptances on the maturity thereof; and

          (ii)  all unpaid Acceptance Fees, if any,

and, except for any amount payable in respect of unpaid Acceptance Fees, such amount shall be held by the Administrative Agent from the date of payment to the Administrative Agent until the maturity of such Bankers' Acceptances, as additional security for payment of the face amount of such outstanding Bankers' Acceptances upon maturity.

          (k) Circumstances Making Bankers' Acceptances Unavailable. If the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon all parties hereto) and notified Fabrene and each of the Facility B Revolving Credit Lenders that, by reason of circumstances arising after the Effective Date and affecting the Canadian money market (i) there is no market for Bankers' Acceptances or (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder, then the right of Fabrene to request that any Facility B Revolving Credit Lender accept a Bankers' Acceptance shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist and the Administrative Agent so notifies Fabrene.

          (l) Indemnification in Respect of Bankers' Acceptances. In addition to any liability of Fabrene to any Lender or the Administrative Agent under any other provision hereof, Fabrene shall indemnify each Lender and the Administrative Agent and hold each of them harmless against any reasonable loss or expense incurred by such Lender or the Administrative Agent as a result of
(x) any failure by Fabrene to fulfill any of its obligations

                        Annex I to the Credit Agreement
                        -------------------------------
hereunder including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by any Lender to fund any Bankers' Acceptance as a result of the failure of Fabrene to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder; (y) Fabrene's failure to provide for the payment to the Administrative Agent, for the account of each of the Lenders, or the full principal amount of each Bankers' Acceptance on its maturity date; or (z) the provision of funds for any outstanding Bankers' Acceptance, before the maturity date of such Bankers' Acceptance.

                        Annex I to the Credit Agreement
                        -------------------------------

                                                                      SCHEDULE I

                               Certain Litigation
                               ------------------

                                 [Section 8.03]


                        Schedule I to Credit Agreement
                        ------------------------------

                                                                     SCHEDULE II

                         Material Agreements and Liens
                         -----------------------------

                         [Sections 8.12, 9.06 and 9.07]


                        Schedule II to Credit Agreement
                        -------------------------------

                                                                    SCHEDULE III

                              Hazardous Materials
                              -------------------

                                 [Section 8.13]


                       Schedule III to Credit Agreement
                       --------------------------------

                                                                     SCHEDULE IV

                               Capital Structure
                               -----------------

                               [Section 8.14(a)]



                        Schedule IV to Credit Agreement
                        -------------------------------

                                                                      SCHEDULE V


                             Existing Equity Rights
                             ----------------------

                               [Section 8.14(b)]


                        Schedule V to Credit Agreement
                        ------------------------------

                                                                     SCHEDULE VI


                          Subsidiaries and Investments
                          ----------------------------

                            [Sections 8.15 and 9.08]


                        Schedule VI to Credit Agreement
                        -------------------------------

                                                                    SCHEDULE VII


                                 Real Property
                                 -------------

                                 [Section 8.21]



                       Schedule VII to Credit Agreement
                       --------------------------------

                                                                     SCHEDULE II

                         Material Agreements and Liens
                         -----------------------------

                         [Sections 8.12, 9.06 and 9.07]



Part A - Material Agreements
         -------------------



Part B - Liens
         -----


                        Schedule II to Credit Agreement
                        -------------------------------

                                                                   SCHEDULE VIII


                             Insurance Deductibles
                             ---------------------

                               [Section 9.04(1)]


                       Schedule VIII to Credit Agreement
                       ---------------------------------